                                                                    Exhibit 10.1


                           FIFTH AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                     -among-

                              AEROFLEX INCORPORATED
                               (f/k/a ARX, Inc.),
                       AEROFLEX LABORATORIES INCORPORATED,
                             AEROFLEX LINTEK CORP.,
                             AEROFLEX SYSTEMS CORP.,
                       AEROFLEX MIC TECHNOLOGY CORPORATION
                       (f/k/a MIC Technology Corporation),
                     VIBRATION MOUNTINGS AND CONTROLS, INC.,
                   AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC.
                   (f/k/a UTMC Microelectronic Systems Inc.),
                               IFR AMERICAS, INC.
                                       and
                               IFR SYSTEMS, INC.,
                                  as Borrowers,

                                      -and-

                               JPMORGAN CHASE BANK
                       (formerly The Chase Manhattan Bank)
                                       and
                               FLEET NATIONAL BANK
                          (formerly Fleet Bank, N.A.),
                                    as Banks,

                                      -and-

                               FLEET NATIONAL BANK
                             as Administrative Agent
                     (formerly called the "Administrator"),

                                       and

                               JPMORGAN CHASE BANK
                              as Syndication Agent

                                                   Dated as of February 14, 2003

                                TABLE OF CONTENTS

Section                                       Title                                Page
-------                                       -----                                ----
Introduction      ....................................................................1

Recitals          ....................................................................1

Agreement         ....................................................................1

ARTICLE I         Definitions.........................................................2

Section 1.01.     Certain Defined Terms...............................................2
Section 1.02.     Certain Definitions in Other Loan Instruments......................27
Section 1.03.     Pronouns...........................................................27

ARTICLE II        Amounts and Terms of the Obligations...............................27

Section 2.01.     The Revolving Credit Loans.........................................27
Section 2.02.     The Term Loans and Mortgage Loans..................................28
Section 2.03.     The Notes..........................................................28
Section 2.04.     Interest; Optional Fixed Rates; Additional Required Payments.......29
Section 2.05.     Voluntary and Mandatory Payments...................................32
Section 2.06.     Commitment Fee; Restructure Fee; Administration Fee; Etc...........34
Section 2.07.     Letters of Credit..................................................34
Section 2.08.     Payments and Applications..........................................38
Section 2.09.     Taxes..............................................................40
Section 2.10.     Lost or Damaged Notes..............................................40
Section 2.11.     Maximum Interest Rate..............................................40
Section 2.12.     Obligations and Communications of the Borrowers....................41
Section 2.13.     Subrogation and Contribution.......................................43
Section 2.14.     Waiver of Impairment of Contribution and Other Rights..............44
Section 2.15.     Guaranty of Payment and Expenses...................................44
Section 2.16.     Continuing Guaranty, Payment in Accordance with Terms, Etc.........44
Section 2.17.     Waivers of Notice, Etc.............................................44
Section 2.18.     Agreement Not Affected.............................................45
Section 2.19.     Bankruptcy, Reinstatement..........................................46
Section 2.20.     Transitional Matters...............................................47

ARTICLE III       Representations and Warranties.....................................47

Section 3.01.     Organization, Powers, Etc..........................................47
Section 3.02.     Authorization, Conflicts and Validity..............................47
Section 3.03.     Consents, Etc......................................................48
Section 3.04.     Litigation.........................................................48
Section 3.05.     Financial Statements...............................................48
Section 3.06.     Absence of Defaults and Certain Agreements.........................49
Section 3.07.     Compliance with Applicable Laws....................................49

Section 3.08.     Payment of Debts and Taxes.........................................49
Section 3.09.     Indebtedness, Credit Support, ERISA Plans, Etc.....................49
Section 3.10.     Assets and Collateral..............................................50
Section 3.11.     Subsidiaries, Other Ventures, Loans and Other Investments..........53
Section 3.12.     Relationship of the Borrowers......................................54
Section 3.13.     [Intentionally Omitted]............................................53
Section 3.14.     Federal Reserve Regulations, No Restriction on Borrowing, Etc......54
Section 3.15.     No Misrepresentation by the Borrowers..............................54

ARTICLE IV        Conditions to Lending..............................................55

Section 4.01.     Representations and Warranties.....................................55
Section 4.02.     No Default.........................................................55
Section 4.03.     Borrowers' Bringdown Certificate...................................55
Section 4.04.     Delivery of the Loan Instruments and Collateral....................55
Section 4.05.     Opinion of Counsel to the Borrowers, Etc...........................56
Section 4.06.     Supporting Documents...............................................56

ARTICLE V         Affirmative Covenants..............................................56

Section 5.01.     Required Notices...................................................57
Section 5.02.     Information........................................................58
Section 5.03.     Access to Premises, Records and Collateral.........................61
Section 5.04.     Existence, Corporate Documents, Powers, Etc........................61
Section 5.05.     Compliance with Applicable Laws, Operations........................62
Section 5.06.     Payment of Debts, Taxes, Etc.......................................62
Section 5.07.     Maintenance and Insurance..........................................62
Section 5.08.     Contracts and Other Collateral.....................................63
Section 5.09.     Defense of Collateral, Etc.........................................63
Section 5.10.     Primary Operating Accounts.........................................64
Section 5.11.     Additional Subsidiary Borrowers....................................64

ARTICLE VI        Negative Covenants.................................................65

Section 6.01.     Certain Financial Requirements.....................................65
Section 6.02.     Indebtedness.......................................................66
Section 6.03.     Credit Support.....................................................66
Section 6.04.     Liens..............................................................67
Section 6.05.     Sale or Disposition of Assets, Etc.................................66
Section 6.06.     Investments, Loans, Advances, Etc..................................67
Section 6.07.     Certain Fundamental Changes........................................67
Section 6.08.     Distributions to Shareholders......................................68
Section 6.09.     Use of Loans.......................................................68
Section 6.10.     ERISA Plans........................................................69
Section 6.11.     Transactions with Affiliates.......................................69
Section 6.12.     Modification of the Subordinated Debt Documents, Etc...............70
Section 6.13.     Modification of the Material Documents.............................70
Section 6.14.     [Intentionally Omitted]............................................69
Section 6.15.     [Intentionally Omitted]............................................69
Section 6.16.     [Intentionally Omitted]............................................69

Section 6.17.     Limitation on Negative Pledges.....................................70
Section 6.18.     Limitation on Foreign Assets.......................................70

ARTICLE VII       Collateral.........................................................70

Section 7.01.     Continuation and Grant of Security Interests.......................70
Section 7.02.     Collateral Documentation...........................................72
Section 7.03.     Rights of the Borrowers to the Collateral, Etc.....................73
Section 7.04.     Partial Releases.................................................. 75
Section 7.05.     Litigation Respecting Collateral...................................76
Section 7.06.     Power of Attorney..................................................76
Section 7.07.     Rights of the Banks to the Collateral, Deficiencies, Etc...........77
Section 7.08.     Performance by the Administrative Agent............................79
Section 7.09.     Certain Acknowledgments and Waivers by the Borrowers...............80
Section 7.10.     Termination of Certain Existing Security Interests.................81
Section 7.11.     Termination of Security Interests..................................80
Section 7.12.     Pearl River Collateral.............................................81

ARTICLE VIII      Defaults and Remedies..............................................82

Section 8.01.     Events of Default..................................................82
Section 8.02.     Remedies upon Default..............................................84
Section 8.03.     Enforcement, Etc...................................................85
Section 8.04.     Equitable Relief...................................................86
Section 8.05.     Consent to Jurisdiction Waiver of Personal Service, Etc............86
Section 8.06.     Waiver of Jury Trial...............................................86
Section 8.07.     Waiver of Setoff, Special Damages, Etc.............................87
Section 8.08.     No Fiduciary Relationship, Etc.....................................87
Section 8.09.     Banks' Right of Setoff, Etc........................................88

ARTICLE IX        The Administrative Agent and the Banks.............................88

Section 9.01.     Appointment of Administrative Agent................................88
Section 9.02.     Undivided Interest and Committed Share. Etc........................89
Section 9.03.     Notice of Intent Not to Advance; Letters of Credit.................89
Section 9.04.     Collection and Distribution........................................91
Section 9.05.     Direct Billing, Fixed Rates, Additional Interest, Etc..............92
Section 9.06.     Voting Rights, Etc.................................................93
Section 9.07.     Powers and Duties of the Administrative Agent, Etc.................94
Section 9.08.     Notices and Knowledge of Events of Default, Etc....................95
Section 9.09.     Administration During Certain Events of Default....................96
Section 9.10.     Reports and Information............................................97
Section 9.11.     Bank's Representations, Warranties and Covenants...................97
Section 9.12.     Credit Waivers and Exculpations....................................98
Section 9.13.     Reliance on Documents and Experts..................................98
Section 9.14.     Status and Liability of the Administrative Agent, Etc..............98
Section 9.15.     Bank's Risk of Loss; Expenses;Indemnification......................99
Section 9.16.     Invalidation of Distributions.....................................100
Section 9.17.     No Waiver of Rights, Independent Transactions, Etc................100
Section 9.18.     Communications with the Borrowers.................................100

Section 9.19.     Delinquent Banks..................................................101
Section 9.20.     No Third Party Rights.............................................101
Section 9.21.     Resignation and Successor Administrative Agent....................102
Section 9.22.     Delegation of Duties by Administrative Agent......................102
Section 9.23.     Syndication Agent.................................................102

ARTICLE X         Miscellaneous.....................................................103

Section 10.01.    Notice............................................................103
Section 10.02.    Expenses of the Administrative Agent and the Banks................103
Section 10.03.    Further Assurances................................................103
Section 10.04.    Reliance, Exculpation and Indemnification.........................104
Section 10.05.    Interpretation....................................................105
Section 10.06.    Section and Other Headings........................................105
Section 10.07.    Provisions of the Notes and Collateral Loan Instruments...........105
Section 10.08.    Governing Law; Consent to Jurisdiction............................105
Section 10.09.    Severability......................................................105
Section 10.10.    Survival of Representations, Etc..................................105
Section 10.11.    Counterparts......................................................107
Section 10.12.    Effective Date....................................................107
Section 10.13.    Successors and Assigns; Assignment................................107
Section 10.14.    Limits on the Administrative Agent's Ability to Act, Etc..........109
Section 10.15.    No Third Party Rights.............................................110
Section 10.16.    No Waiver by Action, Etc..........................................110
Section 10.17.    Modification, Amendment, Etc......................................110
Section 10.18.    Entire Agreement..................................................110

Signatures..........................................................................111

Acknowledgments.....................................................................112

                                    EXHIBITS

Item        Section                           Title                                       Page
----        -------                           -----                                       ----
Exhibit A   2.03(a)    Form of Fifth Amended and Restated Revolving Promissory Note....     A-1
Exhibit B   2.03(c)    Form of Mortgage Note...........................................     C-1
Exhibit C   4.03       Form of Bringdown Certificate...................................     D-1
Exhibit D   5.02(e)    Form of Financial Covenants Compliance Certificate..............   E-I-1
Exhibit E   9.02(a)    Committed Shares................................................     F-1
Exhibit F   9.04(c)    Wire Instructions...............................................     G-1
Exhibit G   9.21 (b)   Form of Assignment and Assumption Agreement.....................     H-1
Exhibit H   10.01      Addresses for Notices and Service...............................     I-1

                                    SCHEDULES

Item                              Title
----                              -----
Schedule 3.01(c)    Qualifications, Licenses and Registrations
Schedule 3.03       Required Consents
Schedule 3.04       Litigation
Schedule 3.06       Certain Existing Defaults and Adverse Agreements
Schedule 3.07       Certain Violations of Applicable Law
Schedule 3.09(a)    Current Indebtedness and Existing Credit Support
Schedule 3.09(c)    Existing ERISA Plans
Schedule 3.10(a)    Existing Liens and Encumbrances
Schedule 3.10(e)    Certain Accounts Receivable
Schedule 3.10(f)    Pledged Securities and Subsidiaries
Schedule 3.10(g)    Certain Contracts and other General Intangibles
Schedule 3.10(i)    Certain Violations of Applicable Law
Schedule 3.11       Subsidiaries, Partnerships and Other Ventures
Schedule 6.02(b)    Existing Operating Leases
Schedule 6.06(b)    Existing Investments

                                  Introduction

          This Fifth Amended and Restated Loan and Security Agreement, dated as of February 14, 2003 is by and among Aeroflex Incorporated, a Delaware corporation formerly known as ARX, Inc., and currently having an address at 35 South Service Road, Plainview, New York 11803 ("Aeroflex"), Aeroflex Laboratories Incorporated, a Delaware corporation currently having an address at 35 South Service Road, Plainview, New York 11803 ("Laboratories"), Aeroflex Lintek Corp., an Ohio corporation currently having an address at 383 North Liberty Road, Powell, Ohio 43065 ("Lintek"), Aeroflex Systems Corp., a Delaware corporation currently having an address at 35 South Service Road, Plainview, New York 11803 ("Systems"), Aeroflex MIC Technology Corporation, a Texas corporation formerly known as MIC Technology Corporation, currently having an address at 35 Jefferson Avenue, Pearl River, New York 10965 ("MIC"), Vibration Mountings and Controls, Inc., a New York corporation currently having an address at 113 Main Street, Box 37, Bloomingdale, New Jersey 07403 ("Vibrations"), Aeroflex UTMC Microelectronic Systems Inc., a Delaware corporation formerly known as UTMC Microelectronic Systems Inc. currently having an address at 4350 Centennial Boulevard, Colorado Springs, Colorado 80907 ("UTMC"), IFR Americas, Inc., a Delaware corporation currently having an address at 10200 West York Street, Wichita, Kansas 67215 ("IFR Americas") and IFR Systems, Inc., a Delaware corporation currently having an address at 10200 West York Street, Wichita, Kansas 67215 ("IFR") (Aeroflex, Laboratories, Lintek, Systems, MIC, Vibrations, UTMC, IFR Americas and IFR are referred to herein individually as a "Borrower" and collectively as the "Borrowers"), JPMorgan Chase Bank, formerly The Chase Manhattan Bank, a New York state banking corporation formerly known as Chemical Bank and currently having an address at 395 North Service Road, Melville, New York 11747 ("Chase"), Fleet National Bank, formerly Fleet Bank, N.A., a national banking association currently having an address at 300 Broad Hollow Road, Melville, New York 11747 ("Fleet"), Fleet National Bank, formerly Fleet Bank, N.A., as Administrative Agent (formerly called the Administrator), a national banking association currently having an address at 300 Broad Hollow Road, Melville, New York 11747 (the "Administrative Agent") and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as Syndication Agent, a New York state banking corporation formerly known as Chemical Bank and currently having an address at 395 North Service Road, Melville, New York 11747 (the "Syndication Agent").

                                    Recitals

          The Borrowers, the Banks (as these and the other capitalized terms used and not otherwise defined in these Recitals are defined in Article I hereof) and the Administrative Agent are parties to the Existing Loan Agreement pursuant to which the Banks continued a committed revolving credit facility of $23,000,000. The Existing Loan Agreement is secured by the Existing Collateral granted by the Borrowers to the Administrative Agent (for the benefit of all of the Banks) under the Existing Loan Agreement.

          The Borrowers have requested that the Banks extend and increase the existing facility, replace the Lien on certain Collateral with a "springing Lien" and modify various financial and other covenants, and the Banks have agreed to do so.

          The Borrowers and the Banks have entered into this Agreement in order to (a) continue and restructure the existing loan facilities and provide for the working capital needs of the Borrowers, (b) increase the maximum principal amount of the Commitment to $50,000,000 ($10,000,000 of which may be requested as Letters of Credit), (c) reinstate the Mortgage Loans extended under this Agreement (which Mortgage Loans are secured by the Plainview Mortgage), (d) confirm and continue the indebtedness, other obligations and security interests created under the Existing Loan Agreement and other Existing Loan Instruments,
(e) provide for, continue, add to and fully restate (as amended hereby) the representations, warranties, covenants and other obligations originally made in or created under the Existing Loan Agreement and other Existing Loan Instruments, and (f) amend, restate and completely replace the Existing Loan Agreement, all upon the terms and provisions and subject to the conditions hereinafter set forth.

                                    Agreement

          In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged by the parties hereto), the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

          Section 1.01. Certain Defined Terms. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

          "Account Receivable" and "Accounts Receivable" of any referenced person shall respectively mean any and all of the referenced person's accounts and other rights to receive payments for goods and other products sold or leased or for services rendered, whether or not earned by performance, recognized by the referenced person or recorded on its books and records, and irrespective of whether any such items may be characterized as accounts, chattel paper, choses-in-action, contract rights, general intangibles, instruments, invoices, notes or otherwise in any document, by any person or under any Applicable Law.

          "Acquiree Adjustment Items" shall mean, as to any period of determination, without duplication, each of the following: (i) Extraordinary (defined as per GAAP) gains or losses included in net income (or loss) of Aeroflex and its Subsidiaries for such period, and (ii) any non-recurring charges related to write downs of intangible assets (including the value of in-process research and development related to Acquisitions).

          "Acquiree EBITDA" as to any Person subject to an Acquisition by the Borrowers shall mean, for any period prior to such Person becoming a Subsidiary of a Borrower: (a) the net income (or loss) of such Person for such period; plus
(b) the sum of any and all amounts that, in the determination of such net income (or loss) for such period, has been deducted for (i) interest expense, (ii) total federal, state, local and foreign income and franchise taxes and (iii) depreciation and amortization, in each case exclusive of all Acquiree Adjustment Items for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Acquisition" shall mean the acquisition by a Borrower by purchase or otherwise of the business, assets or Capital Stock of another Person.

          "Acquisition Cost" shall mean with respect to any otherwise Permitted Acquisition, the sum of (without duplication) (i) all cash consideration paid or agreed to be paid by the acquirer to make such Acquisition (inclusive of payments by such person of the seller's professional fees and expenses and other out-of-pocket expenses in connection therewith), plus (ii) the Capital Stock Cost, plus (iii) the fair market value of all non-cash consideration paid by such person in connection therewith reasonably determined by the Borrowers, plus
(iv) an amount equal to the principal or stated amount of all seller notes and other third party Indebtedness for borrowed money assumed or incurred by such person in connection therewith, plus (v) the maximum amount of any purchase price to be paid pursuant to any "earn out" or comparable provision contained in the purchase or merger agreement or any other material documents executed in connection with the Acquisition, plus (vi) the deferred portion of the purchase price or any other costs paid by the Borrowers in connection with such Acquisition. The principal or stated amount of any liability assumed or incurred by an acquirer in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such person in respect thereof as determined by such person in good faith. For purposes of this definition, if any "earn out" provision does not provide for a maximum payment, the amount included under subpart (v) of this definition shall be determined by the Borrowers on a reasonable basis based on the Borrowers' projections.

          "Adjusted LIBO Rate" shall mean, as applicable to any Fixed Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Fixed Rate Loan which appears on the Dow Jones Market Service (formerly known as the "Telerate Page" and now referred to as "Dow Jones") page 3750 as of 11:00 A.M. London time on the day that is two London Business Days preceding the first day of such Fixed Rate Loan; provided, however, if the rate described above does not appear on the Dow Jones System on any applicable interest determination date, Adjusted LIBO Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 A.M.(London Time), on the day that is two (2) London Business Days prior to the beginning of such Interest Period. If both the Dow Jones and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Fixed Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 A.M. London time, on the day that is two (2) London Business Days preceding the first day of such Fixed Rate Loan as selected by the Administrative Agent (at the direction of Fleet). The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for the date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Fixed Rate Loan offered by major banks in New York City at approximately 11:00 A.M. New York City time, on the day that is two London Business Days preceding the first day of such Fixed Rate Loan. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that Adjusted LIBO Rate pursuant to a Fixed Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Bank, then for any period during which such Reserve Percentage shall apply, Adjusted LIBO Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

          "Adjustment Items" shall mean, as to any period of determination, without duplication, each of the following: (i) Extraordinary (defined as per GAAP) gains or losses included in net income (or loss) of Aeroflex and its Subsidiaries for such period, (ii) any non-recurring charges related to write downs of intangible assets (including the value of in-process research and development related to Acquisitions), (iii) $15,640,000 in aggregate restructuring charges incurred in the Borrowers' 2002 fiscal year, allocated $5,050,000 in the fiscal quarter ended March 31, 2002 and $10,590,000 in the fiscal quarter ended June 30, 2002 and (iv) the December Restructuring Charge.

          "Administrative Agent" shall mean Fleet or such other person as from time to time may be designated as "Administrative Agent" in accordance with
Section 9.21 hereof.

          "Advance" shall have the meaning assigned to it in Section 2.01(b) hereof.

          "Advance Date" shall mean the actual date of the Advance, if made.

          "Aeroflex" shall have the meaning assigned to it in the Introduction.

          "Affected Loan" shall have the meaning assigned to it in Section 2.04(i) hereof.

          "Affiliate" of a referenced Person shall mean (a) another Person controlling, controlled by or under common control with such referenced person,
(b) any other Person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights or of the interest in the capital, distributions or profits of the referenced Person, or (c) any director, officer or other executive or partner, member or joint venturer in the referenced Person. The terms "control", "controlling", "controlled' and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

          "Agreement" shall mean this Fifth Amended and Restated Loan and Security Agreement, together with all schedules and exhibits hereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein.

          "Applicable Euro Margin Rate" shall mean at all times during which the Applicable Pricing Level set forth below is in effect, with respect to Revolving Credit Loans and Mortgage Loans that are Fixed Rate Loans, the percentage set forth below next to such Applicable Pricing Level under the heading "Applicable Euro Margin Rate" for the indicated types of Loans corresponding to the Applicable Pricing Level then applicable:

                               Applicable Euro   Applicable Euro
                                 Margin Rate       Margin Rate
                                for Revolving     for Mortgage
Applicable Pricing Level         Credit Loans        Loans
------------------------       ---------------   ---------------
Applicable Pricing Level I           1.00%            1.50%
Applicable Pricing Level II          1.50%            1.50%
Applicable Pricing Level III         1.75%            1.50%

The Applicable Euro Margin Rate shall change from time to time simultaneously with each change in the Applicable Pricing Level. The Applicable Pricing Level shall change based upon the certificate (if any) delivered under Section 5.02(e) hereof containing the required calculation of their Consolidated Funded Debt Ratio from time to time, which change shall occur (i) in connection with each certificate delivered with respect to each of the first three fiscal quarters of the Borrowers, quarterly on the first day of each fiscal quarter of the Borrowers following the date in which such certificate was delivered (for example, in the event the Borrowers' Consolidated Funded Debt Ratio is 1.10 to
1.00 at March 31, 2003, that ratio would be calculated in the Financial Covenant Compliance Certificate delivered in mid-May and that ratio would determine the Applicable Pricing Level for the quarter commencing July 1, 2003, which in this case would be Applicable Pricing Level II, as such ratio does not exceed 2.00 to
1.00 but does exceed 1.00 to 1.00) and (ii) in connection with the certificate delivered with respect to the fourth fiscal quarter of the Borrowers, on the first day of the first second fiscal quarter of the Borrowers following such fourth fiscal quarter (for example, in the event the Borrowers' Consolidated Funded Debt Ratio is 1.10 to 1.00 at June 30, 2003, that ratio would determine the Applicable Pricing Level for the quarter commencing

October 1, 2003 (regardless of when such certificate is delivered as long as delivered in accordance with Section 5.02(e)), which in this case would be Applicable Pricing Level II, as such ratio does not exceed 2.00 to 1.00 but does exceed 1.00 to 1.00); provided, however, that irrespective of the Borrowers' Consolidated Funded Debt Ratio, the Applicable Pricing Level shall be (a) Applicable Pricing Level II from the Effective Date through March 31, 2003, and
(b) Applicable Pricing Level III for any fiscal quarter following a quarter in which the Borrowers shall not have timely delivered the required calculation certificate.

          "Applicable Euro Rate" shall mean the rate of interest in effect for a particular Interest Period with respect to the portion of the Loans subject to it, which rate shall be equal to the sum of:

          (a) the Adjusted LIBO Rate determined (in accordance with the definition thereof) with respect to the portions of the Loans subject to it; plus

          (b) a rate per annum calculated by the Administrative Agent so as to reimburse the affected Bank(s) for any of the increased costs and reduced receipts described in Section 2.04(d), (f) or (i) hereof determined from time to time by the affected Bank(s) in accordance with those Sections (and not otherwise paid or reimbursed pursuant to those Sections), including (without limitation) any capital adequacy assessment (without, however, limiting any Bank's rights under those Sections if no adjustment or an incomplete adjustment is made pursuant to this clause); plus

          (c) the Applicable Euro Margin Rate for Mortgage Loans in the case of the Mortgage Loans and the Applicable Euro Margin Rate for Revolving Credit Loans for all other Loans.

The Applicable Euro Rate shall change from time to time simultaneously with each corresponding change in the applicable Reserve Percentage (through a change in the Adjusted LIBO Rate) or Applicable Euro Margin Rate, including, without limitation, changes within Interest Periods.

          "Applicable Law" shall mean any applicable law, including (without limitation) any: (a) federal, state, territorial, county. municipal or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or use or disposal classification or restriction, whether domestic or foreign; (b) judicial, administrative or other governmental or quasi-governmental order, injunction, writ, judgment, decree, ruling, interpretation, finding or other directive, whether domestic or foreign; (c) common law or other legal or quasi-legal precedent; (d) arbitrator's, mediator's or referee's decision, finding, award or recommendation; or (e) charter, rule, regulation or other organizational or governance document of any national securities exchange or market or other self-regulatory organization.

          "Applicable Percentage" shall mean at all times during which the Applicable Pricing Level set forth below is in effect, with respect to the Commitment Fee, the percentage set forth below next to such Applicable Pricing Level under the heading "Applicable Percentage" corresponding to the Applicable Pricing Level then applicable:

Applicable Pricing Level       Applicable Percentage
------------------------       ---------------------
Applicable Pricing Level I             0.25%
Applicable Pricing Level II            0.25%
Applicable Pricing Level III           0.30%

The Applicable Percentage shall change from time to time simultaneously with each change in the Applicable Pricing Level. The Applicable Pricing Level shall change based upon the certificate (if any) delivered under Section 5.02(e) hereof containing the required calculation of their Consolidated Funded Debt Ratio from time to time, which change shall occur (i) in connection with each certificate delivered with respect to each of the first three fiscal quarters of the Borrowers, quarterly on the first day of each fiscal quarter of the Borrowers following the date in which such certificate was delivered (for example, in the event the Borrowers' Consolidated Funded Debt Ratio is 1.10 to
1.00 at March 31, 2003, that ratio would be calculated in the Financial Covenant Compliance Certificate delivered in mid-May and that ratio would determine the Applicable Pricing Level for the quarter commencing July 1, 2003, which in this case would be Applicable Pricing Level II, as such ratio does not exceed 2.00 to
1.00 but does exceed 1.00 to 1.00) and (ii) in connection with the certificate delivered with respect to the fourth fiscal quarter of the Borrowers, on the first day of the first second fiscal quarter of the Borrowers following such fourth fiscal quarter (for example, in the event the Borrowers' Consolidated Funded Debt Ratio is 1.10 to 1.00 at June 30, 2003, that ratio would determine the Applicable Pricing Level for the quarter commencing October 1, 2003 (regardless of when such certificate is delivered as long as delivered in accordance with Section 5.02(e)), which in this case would be Applicable Pricing Level II, as such ratio does not exceed 2.00 to 1.00 but does exceed 1.00 to 1.00); provided, however, that irrespective of the Borrowers' Consolidated Funded Debt Ratio, the Applicable Pricing Level shall be (a) Applicable Pricing Level II from the Effective Date through March 31, 2003, and (b) Applicable Pricing Level III for any fiscal quarter following a quarter in which the Borrowers shall not have timely delivered the required calculation certificate.

          "Applicable Pricing Level" shall mean Applicable Pricing Level I, Applicable Pricing Level II or Applicable Pricing Level III, as applicable.

          "Applicable Pricing Level I" shall mean the applicable Pricing Level at any time when the Borrowers' Consolidated Funded Debt Ratio is less than 1.00 to 1.00.

          "Applicable Pricing Level II" shall mean the applicable Pricing Level at any time when the Borrowers' Consolidated Funded Debt Ratio is greater than or equal to 1.00 to 1.00, but less than 2.00 to 1.00.

          "Applicable Pricing Level III" shall mean the applicable Pricing Level at any time when the Borrowers' Consolidated Funded Debt Ratio is greater than or equal to 2.00 to 1.00.

          "Assignee" shall have the meaning assigned to it in Section 10.13(b) hereof.

          "Assignment Agreement" shall have the meaning assigned to it in
Section 10.13(b) hereof.

          "Assignor" shall have the meaning assigned to it in Section 10.13(b) hereof.

          "Authority" shall mean any governmental or quasi-governmental authority, including (without limitation) any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign, or any national securities exchange or market or other self-regulatory organization.

          "Bank" and "Banks" shall respectively mean any one or more of Chase and Fleet, the Administrative Agent in its capacity as Administrative Agent or a Bank, and any Assignee, but shall exclude any Assignor following its assignment of all of its rights, powers, Privileges, remedies and interests in accordance with (and to the extent permitted by) this Agreement.

          "Bank Subordinate Interest" shall have the meaning assigned to it in
Section 7.12 hereof.

          "Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively and shall take effect immediately without notice or demand of any kind.

          "Base Rate Loans" shall mean Loans hereunder that bear interest at a rate of interest determined by reference to the Base Rate.

          "Beginning Effective Net Worth Amount" shall mean $165,000,000.

          "books", "records" and "books and records" of a referenced person each shall mean all of the referenced person's books and records, including (without limitation) financial books, ledgers and other records, corporate books and minutes, stock books and transfer ledgers, records, schedules and other evidence of sales, Inventory and Accounts Receivable and accounts payable, rent rolls, tax returns, registration reports and other filings with governmental authorities, leases, contracts and other agreements, insurance policies, correspondence, invoices, canceled checks and check registers, and other documents and papers, whether on paper or film, in electronic storage or in some other storage medium, and whether or not in the possession of such person.

          "Borrower" and "Borrowers" shall have the meanings respectively assigned to them in the Introduction.

          "Breakage Event" shall have the meaning assigned to it in Section 2.04(i) hereof.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close under the laws of the State of New York and, if the applicable day relates to a Fixed Rate Loan or an Interest Period for a Fixed Rate Loan, "Business Day" means the day on which dealings in Dollar deposits are also carried in the London interbank market and banks are open for business in London and to the extent "Business Day" is used in the context of any other specific city it shall mean any date on which commercial banks are open for business in that city.

          "Capital Expenditures" shall mean for any period, expenditures for any fixed assets or improvements and replacements, substitutions or additions thereto which would be treated as capital expenditures in accordance with GAAP.

          "Capital Stock" shall mean, as to any person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

          "Capital Stock Cost" shall mean the fair market value of all Capital Stock issued by Aeroflex in connection with an Acquisition, such fair market value to be based on the publicly reported fair market value at the time of execution and delivery of definitive agreements for such Acquisition.

          "Change of Control" shall mean if any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares entitled to exercise more than 30% of the total power of all outstanding Voting Shares of Aeroflex or any Borrower (including any Voting Shares which are not then outstanding of which such person or group is deemed the beneficial owner).

          "Chase" shall have the meaning assigned to it in the Introduction.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of any Applicable Law in any foreign jurisdiction, and as the same may be supplemented, modified, amended, restated or replaced from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of Applicable Law.

          "Collateral" shall have the meaning assigned to it in Section 7.01(a) hereof.

          "Commitment" shall mean the commitment to make revolving credit loans to the Borrowers by the Banks, collectively, in the aggregate principal amount at any one time outstanding not to exceed the remainder of (i) $50,000,000 minus
(ii) the sum of all voluntary reductions made under Section 2.01(c) hereof (but with the commitment of any particular Bank limited solely to its respective Committed Share of the Commitment), as such amount may be further reduced from time to time or terminated pursuant to the terms of this Agreement.

          "Commitment Fee" shall have the meaning assigned to it in Section 2.06(a) hereof.

          "Committed Share" shall have the meaning assigned to it in Section 9.02(a) hereof.

          "Consolidated Adjusted EBITDA" shall mean, for any period, Consolidated EBITDA for such period, adjusted on a pro forma basis to include any and all Acquiree EBITDA.

          "Consolidated EBT" shall mean for any period: (a) the net income (or loss) of Aeroflex and its Subsidiaries for such period; plus (b) the sum of any and all amounts that, in the determination of such net income (or loss) for such period, has been deducted for total federal, state, local and foreign income and franchise taxes, in each case exclusive of all Adjustment Items for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum of Consolidated EBT, plus the sum of any and all amounts that, in the determination of such Consolidated EBT for such period, has been deducted for (i) Consolidated Net Interest Expense and (ii) depreciation and amortization, all as determined for Aeroflex and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Effective Net Worth" shall mean, as at any date of determination, the sum of: (a) the Consolidated Tangible Net Worth of Aeroflex and its Subsidiaries at such date; plus (b) the aggregate principal balance outstanding under their Consolidated Subordinated Indebtedness at such date.

          "Consolidated Fixed Charge Coverage Ratio" shall mean, with respect to Aeroflex and its Subsidiaries on a consolidated basis for the applicable period of determination, the ratio of (A) Consolidated EBITDA for the rolling four quarter period ending at such date of determination, plus net rental expenses for the rolling four quarter period ending as at the last day of such period of determination, minus federal, state, local and foreign income taxes actually paid during the rolling four quarter period ending as at the last day of such period of determination, minus the aggregate Consolidated Unfunded Capital Expenditures made during the rolling four quarter period ending as at the last day of such period of determination to (B) Consolidated Net Interest Expense, plus net rental expense, each for the rolling four quarter period ending as at the last day of such period of determination, plus the Debt Amount as at the last day of such period of determination.

          "Consolidated Funded Debt Ratio" shall mean, as at any date of determination, the ratio of: (a) the Consolidated Senior Funded Indebtedness of Aeroflex and its Subsidiaries at such date to (b) (i) the Consolidated Adjusted EBITDA of Aeroflex and its Subsidiaries for the rolling four quarter period ending at such date, minus (ii) the aggregate Consolidated Unfunded Capital Expenditures made by Aeroflex and its Subsidiaries during the rolling four quarter period ending at such date of determination.

          "Consolidated Net Interest Expense" shall mean, for any period, the remainder of: (a) the consolidated total interest expense of Aeroflex and its Subsidiaries accrued for such period (including the interest component of capitalized leases), including (without limitation) all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts, minus (b) the total interest income accrued for such period, plus dividends paid on account of money market Investments for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Quick Ratio" shall mean, as at any date of determination, the ratio of: (a) the consolidated current assets of Aeroflex and its Subsidiaries at such date consisting of cash, marketable securities, Accounts Receivable and Gold Inventory (excluding any and all of the foregoing to the extent they are in any way encumbered (other than Liens in favor or the Administrative Agent), restricted, sold, assigned and/or transferred) to (b) the sum of consolidated current liabilities of Aeroflex and its Subsidiaries at such date (excluding deferred taxes from current liabilities for this purpose), plus, without duplication, the principal balance of outstanding Revolving Credit Loans on such date, plus the aggregate Letter of Credit Amount on such date; all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Senior Funded Indebtedness" shall mean any and all Indebtedness of Aeroflex and its Subsidiaries with original maturities of one year or more outstanding as at any date of determination, including all current portions, excluding, however, from such Indebtedness (a) Consolidated Subordinated Indebtedness, and (b) any Indebtedness secured fully and only by cash and cash equivalents, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subordinated Indebtedness" shall mean any and all Permitted Subordinated Debt of Aeroflex and its Subsidiaries, all as consolidated in accordance with GAAP.

          "Consolidated Tangible Net Worth" shall mean, as at any date of determination, the remainder of (a) the total assets of Aeroflex and its Subsidiaries at such date, excluding goodwill and patents (however classified) and all other assets and properties properly classified as "intangible assets" under GAAP, minus (b) the sum of the aggregate amount of the Consolidated Total Liabilities of Aeroflex and its Subsidiaries at such date, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Liabilities" shall mean, as at any date of determination, the sum for Aeroflex and its Subsidiaries of all of their obligations that would be included in determining their total liabilities (including any liabilities for discontinued operations) at such date as shown on the liabilities side of their balance sheet, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Unfunded Capital Expenditures" shall mean Capital Expenditures during the period of determination that have not been financed by any Borrower (for purposes of this definition, Capital Expenditures shall not be deemed to have been financed if the sole source of financing thereof are

Revolving Credit Loans), all determined for Aeroflex and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Unsubordinated Liabilities" shall mean, as at any date of determination, the remainder of: (a) the Consolidated Total Liabilities of Aeroflex and its Subsidiaries at such date; minus (b) the aggregate principal balance outstanding under the Consolidated Subordinated Indebtedness of Aeroflex and its Subsidiaries at such date.

          "Contract" and "Contracts" shall respectively mean any one or more of the procurement or purchase contracts, purchase orders or similar agreements or arrangements respecting the sale or provision of Inventory or other goods or services by any Borrower, as executed and delivered from time to time, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Corporate Document" and "Corporate Documents" shall respectively mean any and all of the following: (a) the Certificate of Incorporation or By-Laws (or similar organizational documents for Borrowers that are not corporations) of any Borrower and (b) any resolution with continuing effect adopted by the Board of Directors (or similar governing bodies for Borrowers that are not corporations), any management or other committee of directors, or the shareholders (or similar owners of the Capital Stock for Borrowers that are not corporations) of any Borrower; as each has been and hereafter may be supplemented, modified, amended, restated or replaced from time to time.

          "Credit Support" by a referenced person shall respectively mean any and all agreements, arrangements and obligations whereby the referenced person directly or indirectly has guarantied, assumed or otherwise become liable or responsible for the Indebtedness or other obligation of any other person, whether contingent or otherwise, and whether or not recourse is limited to specified amounts or any asset or property of the referenced person, including (without limitation): (a) any guaranty or other assurance of payment or performance of any obligation of any other person; (b) any indemnification, hold harmless or similar agreement, arrangement or obligation respecting any obligation of any other person to the extent same is similar to a guaranty; (c) any pledge, hypothecation or other encumbrance, or any loan or other availability, of any asset or property of the referenced person in respect of any obligation of any other person; or (d) any agreement, arrangement or other obligation (i) to purchase, repurchase or otherwise acquire any obligation of any other person, (ii) to purchase, repurchase, sell, lease or otherwise provide any securities or other assets and properties in connection with any obligation of any other person, (iii) to provide any discounts, services or other accommodations in connection with any obligation of any other person, (iv) to make any capital contribution, advance or loan in connection with the obligation of any other person, or (v) to otherwise enhance, support, repay or discharge any obligation of any other person; excluding, however, any endorsement of a negotiable instrument for collection or deposit in the ordinary course of the referenced person's business.

          "Current Indebtedness" shall mean the Indebtedness and obligations described on Schedule 3.09(a) hereto.

          "Custody Document" shall mean any instrument, indenture, agreement, policy or other document or any statutory equivalent respecting the investment or custody of any of the Pledged Securities with or by any holder thereof, in each case whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, renewed, extended, modified, amended or restated from time to time.

          "Debt Amount" shall mean, with respect to any period of determination, that portion of Long Term Debt to be paid during the four quarter period immediately following such date of determination; provided that for any calculation of the Consolidated Fixed Charge Coverage Ratio for any period occurring during the twelve month period immediately preceding the last day of the Revolving Credit Period, "Debt Amount" shall exclude 75% of the Commitment (but solely to the extent the amount of such Commitment would otherwise be included in "Debt Amount" for such period of determination).

          "December Restructuring Charge" shall mean a restructuring charge of $2,627,000 incurred in the fiscal quarter ended December 31, 2002 relating to certain discontinued business operations of the Borrowers.

          "Default" shall mean any event that, with the giving of notice or the passage of time (or both), would constitute an Event of Default.

          "Default Declaration" shall mean any notice from the Majority Banks to the Borrowers declaring that an Event of Default has occurred and is continuing (as contemplated in Section 9.08(b) hereof), which may be given by the Administrative Agent if so directed by the Majority Banks.

          "Default Rate" shall mean, at any time, a rate of interest equal to 2% per annum plus the highest rate that would then be applicable to Base Rate Loans.

          "Delinquent Bank" shall have the meaning assigned to it in Section
9.19 hereof.

          "Disposition" shall mean, with respect to any Borrower, any sale, lease, sale/leaseback, sublease, transfer, exchange or other disposition of any part of its assets or properties (individually or in a series of transactions).

          "Domestic Subsidiary" shall mean a Subsidiary of Aeroflex organized under the laws of the United States or a state thereof.

          "Effective Date" shall have the meaning assigned to it in Section
10.12 hereof.

          "Eligible Assignee" shall mean any: (a) commercial bank that is organized under the laws of the United States, or any state thereof. and has total assets of not less than $1,000,000,000; (b) savings and loan association or savings bank that is organized under the laws of the United States, or any state thereof, and has total assets of not less than $500,000,000; (c) commercial bank that (i) is organized under the laws of the Cayman Islands, or under the laws of any country, or any political subdivision of any country, that is a member of the Organization for Economic Cooperation and Development ("OECD") or that has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to any Borrower, and (ii) has total assets of not less than $1,000,000,000; provided that such bank is acting through a branch or agency located in the United States, in the country in which it is organized or in another country described in this clause (c); (d) central bank of any country that is a member of the OECD; and (e) finance company, insurance company, mutual fund or other financial institution or entity (whether a corporation, partnership or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and has total assets in excess of $500,000,000.

          "Environmental Claim" shall mean any: (a) responsibility, liability or unlawful act or omission under any Environmental Law (whether alleged or otherwise); (b) tortious act or omission or breach of contract pertaining to any Environmental Substance (whether alleged or otherwise); or (c) other violation or claim under any Environmental Law or in respect of any Environmental Substance (whether alleged or otherwise).

          "Environmental Law" and "Environmental Laws" shall respectively mean any one or more of the Applicable Laws pertaining to any: (a) emission, discharge, release, runoff, disposal or presence in the environment of any Environmental Substance; (b) cleanup, containment, manufacturing, treatment, handling, transportation, storage or sale of or other activity pertaining to any Environmental Substance; or (c) other peril to public or occupational health or safety, or to the environment that may be posed by an Environmental Substance.

          "Environmental Substance" shall mean any toxic substance, hazardous material, contaminant, waste, pollutant or other similar product or substance reasonably determined to pose a threat to public or occupational health or safety or to the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and as the same may be supplemented, modified amended, restated or replaced from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of Applicable Law.

          "ERISA Affiliate" and "ERISA Affiliates" shall respectively mean any one or more of any: (a) Subsidiary of any Borrower; and (b) other trade, business, person or persons that together with any Borrower would be deemed to be a single employer within the meaning of Section 4001 of ERISA.

          "ERISA Effect" shall mean any material and adverse effect on (a) any Plan, (b) the assets and properties of any Plan, or (c) any funding or other liability of any one or more of the Borrowers or any ERISA Affiliate in respect of any Plan (individually or in the aggregate).

          "ERISA Event" shall mean any: (a) "accumulated funding deficiency" (whether or not waived), "prohibited transaction", "reportable event" (other than any event for which the 30-day notice requirement has been waived by regulation), "disqualification", "partial withdrawal" or "withdrawal", "partial termination" or "termination", "insolvency", "reorganization", or the imposition of any "penalty" or "withdrawal liability" in respect of any Plan under (and as such words and phrases are defined in) ERISA or the Code, as applicable; (b) other violation of ERISA, the Code or any other Applicable Law in respect of any Plan (whether alleged or otherwise); (c) supplement or amendment to or modification or restatement of any Plan that has had or could have an ERISA Effect; or (d) imposition, increase or other adverse change in any funding obligation or other liability of any one or more of the Borrowers or any ERISA Affiliate in respect of any Plan or to the Pension Benefit Guaranty Corporation (individually or in the aggregate).

          "event" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts.

          "Event of Default" shall have the meaning assigned to it in Section
8.01 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Collateral" shall mean all of the assets and properties of the Borrowers pledged pursuant to the Existing Loan Agreement (as more particularly described in Section 7.01 of the Existing Loan Agreement), in each case whenever acquired or created, together with the products and proceeds thereof, all payments and other distributions with respect thereto and any and all renewals, substitutions, modifications and extensions of any or all of the foregoing.

          "Existing Loan Agreement" shall mean the Fourth Amended and Restated Loan and Security Agreement among the Borrowers, Chase, Fleet and the Administrative Agent dated as of

February 25, 1999, as amended (which in turn had amended, restated and completely replaced the "Existing Loan Agreement", as defined therein).

          "Existing Loan Instruments" shall mean the Existing Loan Agreement, the Existing Notes, the various mortgages, assignments, instruments and other documents creating or evidencing the interest of the Administrative Agent or any other Bank in any collateral securing or intended to secure anyone's obligations under any of the foregoing, and all waivers, consents, agreements, reports, statements, certificates, schedules and other documents executed by the requisite person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by the Administrative Agent thereunder prior to the Effective Date of this Agreement.

          "Existing Note" and "Existing Notes" shall respectively mean any one or more of the Fifth Amended and Restated Revolving Promissory Notes dated February 25, 1999, issued by the Borrowers to each of (a) Chase in the original principal amount of $9,200,000, and (b) Fleet in the original principal amount of $13,800,000 (which amended, extended, restated and completely replaced the "Existing Notes" as defined therein).

          "Existing Obligations" shall mean any and all of the "Obligations" under (and as defined in) the Existing Loan Agreement, together with any and all of the Borrowers' other obligations under the Existing Notes and Existing Loan Instruments.

          "Extensions of Credit" shall mean, collectively, the Loans and the Letters of Credit and any participations therein pursuant to Section 2.07 hereof.

          "Facility Fee" shall have the meaning assigned to it in Section 2.06(b) hereof.

          "Federal Funds Rate" shall mean a fluctuating annual rate of interest in effect from time to time that for any day shall be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fixed Rate" shall mean the rate of interest in effect for a particular Interest Period with respect to the portion of the Loans subject to such rate, which rate shall be equal to the Applicable Euro Rate as selected in accordance with Sections 2.04(b) and (c) hereof. The Fixed Rate shall change from time to time simultaneously with each corresponding change in the Applicable Euro Margin Rate or applicable Reserve Percentage, including, without limitation, changes within Interest Periods.

          "Fixed Rate Loan" and "Fixed Rate Loans" shall respectively mean any and all portions of the Loans bearing interest at any Fixed Rate(s).

          "Fleet" shall have the meaning assigned to it in the Introduction.

          "Foreign Subsidiaries" shall mean any Subsidiary of Aeroflex, other than a Domestic Subsidiary.

          "Fronting Bank" shall mean Fleet National Bank in its capacity as the issuer of Letters of Credit.

          "GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Section 3.05 hereof.

          "Gold Inventory" shall mean all inventory consisting of gold used as raw material by MIC.

          "Guaranty" shall have the meaning assigned to it in Section 2.15 hereof.

          "hereunder", "herein", "hereof" and other words and phrases of like import shall refer to each and even term and provision of this Agreement.

          "IFR" shall mean IFR Systems, Inc., a Delaware corporation currently having an address at 10200 West York Street, Wichita, Kansas 67215.

          "IFR Americas" shall mean IFR Americas, Inc., a Delaware corporation currently having an address at 10200 West York Street, Wichita, Kansas 67215.

          "IFR Debt" shall mean Indebtedness in the principal amount of not more than $15,000,000 owing by one or more of the Borrowers to IFR Systems Ltd. and/or IFR Ltd., each a Subsidiary of Aeroflex and each a corporation organized under the laws of the United Kingdom.

          "improvements" shall mean all land development, construction and other improvements to real estate, whether planned, authorized, under construction or completed, and whether or not enhancing the value of the referenced real estate, including (without limitation) all demolitions, excavations, fills and other site work, roads and sidewalks, water, sewer and utility lines, buildings and other structures, and all fixtures, furnishings and equipment located on or used in connection with the referenced real estate, whether or not affixed thereto.

          "Indebtedness" of any referenced person shall mean any and all obligations of the referenced person: (a) for borrowed money, however evidenced;
(b) evidenced by any promissory note, bond, debenture or other similar written obligation to pay money; (c) for the deferred purchase price of any asset, property or service; (d) under any interest rate protection, foreign currency, exchange, or other interest or exchange rate swap or hedging agreement or arrangement; (e) in respect of any letter of credit or banker's acceptance; (f) to reimburse or compensate any other person respecting any provisional or other temporary credit in advance of collection for deposits of any checks, instruments or other documents made by the referenced person or any of its affiliates; (g) as lessee under leases that have been capitalized or should be capitalized under GAAP; or (h) respecting any preferred stock issued by the referenced person bearing any mandatory dividend, interest or other return, or subject to any repurchase or redemption, that is payable in cash or any other property (other than as payable only with common stock or like preferred stock) (other than any preferred stock that may be issued pursuant to the Rights Agreement); provided, however, that in the case of Indebtedness of a Borrower, Indebtedness shall not include obligations incurred in the ordinary course of business that are owed by one Borrower to another. In the event the referenced person is a corporation with one or more Subsidiaries, the term "Indebtedness" shall mean the Indebtedness of all of them consolidated in accordance with GAAP consistently applied as of the date of calculation.

          "Independent Transaction" shall have the meaning assigned to it in
Section 9.17(b) hereof.

          "International Standby Practice" means the "International Standby Practices (ISP98)," as promulgated by the Institute of International Banking Law & Practice, Inc., approved by the International Chamber of Commerce ("ICC") Commission on Banking Technique and Practice, and issued by the ICC as Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Fronting Bank as a standby letter of credit issuer in the ordinary course of its business and in effect at the time of reference.

          "Interest Payment Date" shall mean (a) with respect to any Base Rate Loan, the last day of each month and (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the borrowing of which such Fixed Rate Loan is a part and, in the case of a Fixed Rate Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" shall mean the period during which a Fixed Rate is applicable to a portion of the Loans, which period shall be as determined pursuant to Sections 2.04(b) and (c) hereof.

          "Inventory" shall mean any and all goods, merchandise and other items held by the referenced person (or on its behalf) for manufacture, sale, lease or other delivery or consumption, wherever located, whether raw materials, supplies, parts or other components, work-in-progress, finished goods, returned goods or otherwise.

          "Investment" shall mean, with respect to any referenced person, any:
(a) stock, warrant, option, put, call, bond, debenture, commercial paper, governmental obligation, note, certificate of deposit, partnership interest (general or limited), limited liability company membership interest, trust interest, investment contract, commodity (other than Inventory) or future, any foreign currency or other money, any bank, brokerage, trading or other account, or other security, investment property, financial asset, investment or interest or other obligation or right to acquire any such item; (b) direct or indirect capital or other equity contribution to any other Person made or committed to by the referenced person; (c) an Acquisition by the referenced Person; (d) agreement or arrangement by or with the referenced Person for the purpose of entering into any partnership or joint venture with or providing funds or credit to or for the benefit of any other Person; or (e) direct or indirect loan, advance or Credit Support by the referenced person to or for the benefit of any other person, excluding, however, any: (i) current trade liability (other than any Indebtedness) owed to the referenced Person by any other Person that arose from the purchase or sale by the referenced person of goods or services in the ordinary course of its business, or (ii) prepayment of expenses (A) where such expenses are being incurred by the referenced Person in the ordinary course of its business, (B) such expenses are of a type customarily prepaid, and (C) such prepayment is in a commercially reasonable amount for a commercially reasonable period. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment, without, however, any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, or any corresponding provisions of any Applicable Law in any foreign jurisdiction, and as the same may be supplemented, modified, amended or restated from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of Applicable Law.

          "Issuance Date" shall mean either (i) the date duly requested by the Borrowers under Section 2.07(b) for the issuance, renewal or extension of a particular Letter of Credit, or such later date as may be proposed by the Administrative Agent, or (ii) the actual date of issuance, renewal or extension of the Letter of Credit if issued.

          "Laboratories" shall have the meaning assigned to it in the Introduction.

          "Letter of Credit" and "Letters of Credit" shall mean respectively any one or more of the standby letters of credit issued for the account of any one or more of the Borrowers pursuant to Section 2.07 hereof (including any and all Letters of Credit issued pursuant to the Existing Loan Agreement that remain outstanding on the Effective Date), whether issued by or through the actions of one or more of the Banks, as the same may be transferred, renewed, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Letter of Credit Advance" shall have the meaning assigned to it in
Section 2.07(d) hereof.

          "Letter of Credit Amount" as of a particular date shall mean the sum of (a) the aggregate issued but unadvanced face amount of all Letters of Credit then outstanding under this Agreement; plus (b) the principal balance of the Letter of Credit Advances then outstanding and not converted to Revolving Credit Loans.

          "Letter of Credit Fee" shall have the meaning assigned to it in
Section 2.07(e) hereof.

          "Letter of Credit Participation" shall have the meaning assigned to it in Section 9.03(b) hereof.

          "liabilities" of a person shall mean all items (other than shareholders' equity) included in the liabilities section of a balance sheet of that person prepared in accordance with GAAP consistently applied as of the date of calculation, including (without limitation): (a) all Indebtedness secured by any Lien upon or in property owned by that person, to the extent attributable to that person's interest in the property, even though that person has not assumed or become liable for the payment of the Indebtedness; and (b) the aggregate amount of the reserves established or that should have been established on the books of that person in accordance with GAAP in respect of contingent liabilities and other contingencies (except reserves that are properly treated as deductions from assets). In the event the referenced person is a corporation with one or more Subsidiaries, the term "liabilities" shall mean the liabilities of all of them consolidated in accordance with GAAP consistently applied as of the date of calculation.

          "Lien" and "Liens" shall respectively refer to any one or more of the following to which the referenced or relevant person is a party or by which the referenced or relevant person, any of its assets or properties or any other referenced assets or properties may be bound or subject: (a) any assignment, pledge, mortgage, hypothecation or security interest (irrespective of whether the referenced person is personally obligated with respect to any obligation thereby secured); (b) any filed financing statement (other than those for which the referenced or relevant person is the secured party or the lessee under a true operating lease); (c) any consignment, finance lease, conditional sale contract or other title retention agreement; (d) any assignment, pledge or other transfer, restriction or encumbrance of any right to receive any income or other distributions or proceeds; (e) any lien, charge, claim or other encumbrance arising under any Applicable Law, whether in favor of an Authority or otherwise, including (without limitation) liens for taxes, assessments and other governmental charges and liens of mechanics, carriers, warehouses, suppliers and laborers; (f) any restrictive covenant, lease, license, right of use, possession or first refusal, infringement, community property or other joint ownership interest, limitation or restriction on use or transfer, exception to title, or other limitation or restriction on the extent, exercise or enforcement of any right or interest respecting any asset or property; (g) with respect to any real estate, any easement, right-of-way, servitude, encroachment, restrictive covenant, reservation, or other exception to title; (h) any covenant or agreement with any other person to a "Negative Pledge" (i.e., that the referenced or relevant person will not (A) do any one or more of the things specified in the preceding clauses or (B) sell, lease, sublease, transfer, exchange, abandon or otherwise dispose of, surrender management, physical possession or control of, physically alter or relocate all or any portion of its assets or properties); or (i) any other lien, encumbrance or adverse right or claim of any nature in, to or against any asset or property.

          "Lintek" shall have the meaning assigned to it in the Introduction.

          "Loan" and "Loans" shall respectively mean any and all principal amounts outstanding from time to time (including future advances) in respect of the Revolving Credit Loans, the Mortgage Loans, the Letter of Credit Advances and all other amounts advanced from time to time to or on behalf of any one or more of the Borrowers by the Administrative Agent, the Banks or their respective designees pursuant to this Agreement or any other Loan Instrument.

          "Loan Collateral" shall have the meaning assigned to it in Section 9.02(a) hereof.

          "Loan Instrument" and "Loan Instruments" shall respectively mean any one or more of this Agreement, the Revolving Credit Notes, the Mortgage Notes, the Mortgages, the Letters of Credit, the applications for Letters of Credit, the documents to be provided pursuant to Section 5.11 and the various other mortgages, assignments, instruments and other documents creating or evidencing any interest of the Administrative Agent or any other Bank in any collateral securing or intended to secure anyone's obligations under any of the foregoing, and all waivers, consents, agreements, reports, statements, certificates, schedules and other documents executed by the requisite person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by the Administrative Agent (with the consent of the Requisite Banks, as and if required) (whether prior to, on or from time to time after the Effective Date), as each may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Loan Obligations" shall have the meaning assigned to it in Section 9.02(a) hereof.

          "Long Term Debt" shall mean indebtedness for borrowed money which by its terms matures more than 12 months after the date incurred or if maturing sooner, the maturity thereof may be extended at the option of the debtor beyond such 12 month period.

          "Majority Banks" shall have the meaning assigned to it in Section 9.02(d) hereof.

          "Margin Stock" shall mean any "margin stock" as defined in any applicable Margin Stock Regulations.

          "Margin Stock Regulations" shall mean Regulation T, U and/or X of the Board of Governors of the Federal Reserve System, as applicable, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time, or any corresponding or succeeding provisions of Applicable Law.

          "Material Adverse Effect" shall mean any material and adverse effect, whether individually or in the aggregate, upon (a) the assets, business, operations, properties or condition, financial or otherwise, of the Borrowers taken as a whole, (b) the collective ability of the Borrowers to make payment of, or to otherwise perform or satisfy, all or any part of the Obligations as and when due, or (c) the Collateral as a whole.

          "Material Contract" and "Material Contracts" shall respectively mean any one or more of the Contracts (including Material Government Contracts), in each case having an aggregate contract amount or payments (per Contract) of $2,000,000 or more.

          "Material Contract Schedule" shall mean any schedule prepared by the Borrowers from time to time listing all Material Contracts of each Borrower in form and substance reasonably satisfactory to the Administrative Agent and the Majority Banks. Upon the occurrence of a Trigger Event, all Contracts shall be included in the Collateral whether or not ever listed on any Material Contract Schedule.

          "Material Document" shall mean: (a) any Subordinated Debt Document;
(b) any Other Bank Document and to the extent not included therein any facility document related to Current Indebtedness and/or Other Debt; or (c) any other material instrument, indenture, agreement, document, arrangement or other obligation (i) to which any Borrower is or may be a party, (ii) by which any Borrower or any of the Collateral is or may be bound or subject, or (iii) by which any of the other assets and properties of any Borrower (if any) is or may be bound or subject, in each case whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, modified, amended, restated or replaced from time to time.

          "Material Domestic Subsidiary" shall mean each Domestic Subsidiary of Aeroflex which (i) as at the end of the most recent fiscal quarter of Aeroflex, had total assets with an aggregate book value of at least $500,000, or (ii) for the four most recently completed fiscal quarters of Aeroflex accounted for more than $1,000,000 in total sales, provided that for purposes of determining whether any Subsidiary acquired or organized after the date hereof is a Material Domestic Subsidiary, the financial statements of the Aeroflex and its Subsidiaries shall be adjusted to include such Subsidiary acquired or organized after the date hereof as if such Subsidiary had been a Subsidiary at all times during such four fiscal quarters or, if shorter, during the period after it was organized.

          "Material Foreign Subsidiary" shall mean each Foreign Subsidiary of Aeroflex which (i) as at the end of the most recent fiscal quarter of Aeroflex, held 5% or more of the consolidated assets of Aeroflex and its Subsidiaries, or
(ii) for the four most recently completed fiscal quarters of Aeroflex accounted for more than $1,000,000 of the Consolidated EBITDA, or (iii) for the four most recently completed fiscal quarters of Aeroflex, accounted for more than $15,000,000 of the total consolidated sales of Aeroflex and its Subsidiaries, all as shown on the consolidated and consolidating financial statements of Aeroflex and its Subsidiaries, provided that for purposes of determining whether any Subsidiary acquired or organized after the date hereof is a Material Foreign Subsidiary, the financial statements of the Aeroflex and its Subsidiaries shall be adjusted to include such Subsidiary acquired or organized after the date hereof as if such Subsidiary had been a Subsidiary at all times during such four fiscal quarters or, if shorter, during the period after it was organized.

          "Material Government Contract" and "Material Government Contracts" shall respectively mean any one or more of the Contracts made directly with any governmental Authority having an aggregate contract amount or payments (per Contract) of $1,000,000 or more.

          "Maturity Date" shall mean: (a) with respect to the Mortgage Loans, the earlier of (i) April 30, 2008 and (ii) the date on which the maturity of the Obligations shall have been accelerated pursuant to Section 8.02 hereof, and (b) with respect to all other Loans, the earliest of (i) February 14, 2007, (ii) with respect to the Revolving Credit Loans, the date on which the Commitment shall have been reduced permanently to zero, (iii) the date payment is demanded or otherwise due with respect to any Letter of Credit Advance or reimbursable amount or expense or other advance as provided in Section 2.05(f) hereof, and
(iv) with respect to all Obligations the date on which the maturity of the Obligations shall have been accelerated pursuant to Section 8.02 hereof

          "MIC" shall have the meaning assigned to it in the Introduction.

          "Mortgage" shall mean any mortgage, deed of trust or other security deed or security interest in real estate.

          "Mortgage" and "Mortgages" shall respectively mean any one or more of the Plainview Mortgage and any other mortgages from Aeroflex or any other Borrower to the Administrative Agent as mortgagee (for the ratable benefit of all of the Banks), as executed and delivered from time to time, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Mortgage Loans" shall have the meaning assigned to it in Section 2.02 hereof.

          "Mortgage Note" and "Mortgage Notes" shall respectively mean any one or more of the Mortgage Notes dated as of February 25, 1999, issued by the Borrowers to each of the Banks to evidence each Bank's Pro Rata Share of the Mortgage Loans (as referenced in Section 2.03(b) hereof), as each may be modified, amended, restated or replaced from time to time in the manner provided therein.

          "Net Worth Adjustment Amount" shall mean the sum of (i) as to any fiscal year of the Borrowers, the greater of (a) - 0 - and (b) 50% of the net income of Aeroflex and its Subsidiaries for such fiscal year determined in accordance with GAAP and (ii) 75% of the sum of all net cash proceeds received by the Borrowers (x) from the issuance of any Capital Stock after the date of this Agreement and/or (y) the incurrence of any Permitted Subordinated Debt in addition to that existing on the date of this Agreement. For purposes of determining the minimum Consolidated Effective Net Worth required to be maintained, the Net Worth Adjustment Amount shall be determined as at the last day of each fiscal year of the Borrowers and shall be added, on a cumulative basis, to the minimum Consolidated Effective Net Worth required to be maintained for the next succeeding Net Worth Period. Such minimum Consolidated Effective Net Worth shall be maintained at all times during the Net Worth Period beginning on such date until the last day of the immediately following fiscal year at which time and at each subsequent fiscal year end the minimum Consolidated Effective Net Worth required to be maintained shall again be increased and maintained accordingly.

          "Net Worth Period" shall mean each period beginning the last day of the Borrowers' fiscal year (June 30) and ending the day immediately preceding the last day of the Borrowers' immediately following fiscal year (June 29).

          "New York Real Estate Law" shall mean the Real Property Law and the Real Property Actions and Proceedings Law of the State of New York, as amended, and as the same may be supplemented, modified, amended, restated or replaced from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of Applicable Law.

          "Note" and "Notes" shall respectively mean any one or more of the Revolving Credit Notes and the Mortgage Notes.

          "Obligations" as of any date shall mean any and all of the obligations of the Borrowers (a) to repay the balance of the Loans then outstanding (including future advances), including accrued and unpaid interest thereon (including, without limitation, any and all interest and other amounts accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, irrespective of whether such interest and other amounts are allowed or allowable as claims in such proceedings), (b) to pay or otherwise perform or satisfy all of the other amounts to be paid and obligations to be performed or otherwise satisfied by the Borrowers (whether individually, jointly, severally or otherwise) under this Agreement and the other Loan Instruments, (c) to pay or otherwise perform or satisfy all of the other amounts to be paid and obligations to be performed or otherwise satisfied by the

Borrowers under any interest rate protection, foreign currency exchange, or other interest or exchange rate swap or hedging agreement or arrangement (whether individually, jointly, severally or otherwise) with any of the Banks or any of their affiliates, and (iv) to pay or otherwise satisfy any and all overdrafts of the Borrowers honored by any of the Banks (in the sole and absolute discretion of each Bank) and other indebtedness, liabilities or obligations (whether under any note, Credit Support or other instrument or document or otherwise) now or hereafter owed to any of the Banks by the Borrowers (whether individually, jointly, severally or otherwise).

          "Other Bank Debt" shall mean any and all Indebtedness owing by one or more of the Borrowers to one or more of the Banks that is not an Extension of Credit.

          "Other Bank Debt Documents" shall mean all the documents, instruments and agreements executed pursuant to or in connection with all or any part of the Other Bank Debt.

          "Other Debt" shall mean (a) purchase money Indebtedness incurred in the purchase of equipment in the ordinary course of business so long as it is either unsecured or secured only by the equipment purchased (excluding any Loans used for such purposes), (b) Indebtedness secured by equipment and similar tangible assets and properties (other than Collateral) refinanced in the ordinary course of business, and (c) obligations arising under leases, whether or not constituting Indebtedness under GAAP, excluding, however; leases (i) of real property or (ii) having aggregate rental payments for the initial term (discounted to present value) of less than $250,000 for any lease (with multiple equipment schedules constituting a single lease) or series of related leases.

          "Other Taxes" shall have the meaning assigned to it in Section 2.09 hereof.

          "Pearl River Collateral" shall mean cash and cash equivalents in an aggregate amount equal to $2,656,357 and the mortgage(s) encumbering the Pearl River Project executed by MIC to support the Pearl River Financing and/or the Pearl River Financing L/C.

          "Pearl River Financing" shall mean the industrial development bond financing to MIC from the Pearl River Financing Authority secured by a mortgage on the Pearl River Project and secured and enhanced by the Pearl River Financing L/C.

          "Pearl River Financing Authority" shall mean the County of Rockland (New York) Industrial Development Agency or any successor.

          "Pearl River Financing Document" and "Pearl River Financing Documents" shall respectively mean any one or more of the bonds issued to evidence and bond the purchase agreement, indenture and other agreements executed to govern the Pearl River Financing, the mortgage(s) encumbering the Pearl River Project executed by MIC to support the Pearl River Financing and/or the Pearl River Financing L/C, the Pearl River Financing L/C and related application(s) and reimbursement agreement(s), and the guaranties executed by Aeroflex respecting the Pearl River Financing or Pearl River Financing L/C, and any and all waivers, consents, agreements, instruments and other documents executed by the requisite person(s) pursuant to or in connection with any of the foregoing; in each case whether now or hereafter existing, and as each may be supplemented, modified, amended, restated or replaced from time to time.

          "Pearl River Financing L/C" shall mean the letter(s) of credit issued by Fleet to support the Pearl River Financing, as the same may be supplemented, modified, amended, restated or replaced from time to time in the mariner provided therein.

          "Pearl River Project" shall mean the acquisition and improvement of MIC's facility in Pearl River, New York.

          "Perfect" means, with respect to any Lien, that all filings, registrations, recordings, notices and other actions have been made or taken, with or to any governmental Authority or other Person, in order to render such Lien "perfected" as such term is construed under the Uniform Commercial Code, or, if the Uniform Commercial Code is not applicable, to ensure the enforceability of such Lien as against certain third parties and notwithstanding any proceeding commenced under any bankruptcy or similar law. "Perfected" and "Perfection" have corresponding meanings.

          "Permitted Acquisition" shall mean an Acquisition that satisfies each of the following conditions at the time of such Acquisition: (i) the entire business or assets acquired or business of the entity whose Capital Stock is acquired shall be related to any Borrower's line of business as conducted on the date hereof; (ii) (a) the Acquisition Cost with respect to any one Acquisition shall not exceed $15,000,000 unless Acquiree EBITDA is able to be determined by the Borrowers to the reasonable satisfaction of the Banks and such Acquiree EBITDA for the four most recent fiscal quarters is of a positive amount, (b) the Capital Stock Cost with respect to any one Acquisition shall not exceed 25% of the then fair market value of all of Aeroflex's outstanding Capital Stock and if Capital Stock is part of the consideration, only the Capital Stock of Aeroflex (and not its Subsidiaries) may be included as that part of the consideration for such Acquisition, (c) the Acquisition Cost (excluding the Capital Stock Cost) with respect to any one Acquisition shall not exceed $20,000,000, (d) the Acquisition Cost (excluding the Capital Stock Cost) of all Acquisitions in the aggregate which but for this clause would be Permitted Acquisitions shall not exceed $50,000,000; (iii) at the time of such Acquisition no Default or Event of Default exists and no Default or Event of Default would occur after giving effect to such Acquisition; (iv) the Borrowers shall have delivered to each Bank, not less than 10 days prior to the consummation of such Acquisition, (A) a certificate of a financial officer of the Borrowers, in all respects reasonably satisfactory to each Bank and dated the date of such consummation, attaching a pro-forma compliance certificate (in a format satisfactory to the Banks) evidencing compliance with Section 6.01 hereof (as the same may be amended from time to time) after giving effect to such Acquisition and based on the most recent financial statements delivered to pursuant to this Agreement; provided, that, as to such financial covenants (and any other financial covenants now or hereafter applying to the facilities described in this Agreement), all of such covenants shall be deemed amended to require compliance as to the Borrowers with the entity acquired in the Acquisition and (B) satisfactory Uniform Commercial Code and other searches with respect to the acquiree to the extent such acquiree is required to become a Borrower pursuant to the terms hereof; (v) the Acquisition shall have the approval of the target company's board of directors (or similar governing body) or shall have been recommended for approval by the target company's board of directors (or similar governing body) and shall have subsequently been approved by the holders of the Capital Stock of such target company in accordance with such target company's governing documents; (vi) the Acquisition shall have been consummated in compliance with all applicable laws and all necessary approvals, except where the failure to so comply could not reasonably be expected to have a material adverse effect on the acquiree or on Aeroflex and its Subsidiaries taken as a whole; (vii) the Borrowers shall have complied with any applicable state takeover law and any applicable supermajority charter provisions and (viii) all governmental and third-party consents and approvals necessary in connection with each aspect of the Acquisition shall have been obtained (without the imposition of any unreasonable conditions) and shall remain in effect, except where the failure to obtain same could not reasonably be expected to have a material adverse effect on the acquiree or on Aeroflex and its Subsidiaries taken as a whole; all applicable waiting periods shall have expired or been terminated or waived without any material adverse action being taken by any authority having jurisdiction; and no law or regulation shall be applicable that restrains, prevents or imposes material adverse conditions upon any aspect of the Acquisition.

          "Permitted Disposition" shall mean (i) a Borrower's sale or lease of its Inventory in the ordinary course of its business, (ii) a Borrower's sale of obsolescent equipment or equipment which is replaced by new equipment acquired by such Borrower, (iii) a Borrower's Disposition of assets to another Borrower,
(iv) Dispositions of non-cash Permitted Investments and (v) any other Disposition (individually or in a series of transactions) by one or more of the Borrowers that satisfies each of the following conditions: (A) the consideration for such Disposition is not less than fair market value of the property subject thereto, (B) with respect to any fiscal year of Aeroflex, the total consideration for such Disposition together with all other Dispositions made in such fiscal year is not in an aggregate amount in excess of 5% of the book value of the Borrowers' consolidated tangible assets as determined on the first day of such fiscal year, (C) at least 90% of such consideration for such Disposition is paid in cash and (D) no Event of Default or Default then exists or could result from such Disposition (whether through any Pro Forma Effect or otherwise).

          "Permitted Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America; (b) dollar denominated certificates of time deposit issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000 or by any Bank; (c) money market mutual funds having assets in excess of $2,000,000,000; (d) money market mutual funds having assets in excess of $500,000,000 managed by a Bank or an Affiliate of a Bank;
(e) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; (f) tax exempt securities of a U.S. issuer rated A or better by Standard & Poor's Ratings Group or rated A-2 or better by Moody's Investors Service, Inc.; (g) cash; (h) asset-backed securities and mortgage-backed securities rated AAA (or its equivalent) by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (i) bonds issued by corporations organized under the laws of any state of the United States rated A (or its equivalent) or better by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and (j) short-term investments by any Foreign Subsidiary made in the ordinary course of its business and provided that the aggregate amount of such investments by such Foreign Subsidiaries at any one time outstanding shall not exceed $6,000,000.

          "Permitted Lien" for a referenced Person shall mean any of the following: (a) statutory Liens incurred in the ordinary course of the referenced person's business (i) for taxes, assessments or other governmental charges, levies or claims, (ii) of mechanics, carriers, warehouses, suppliers and laborers, (iii) respecting worker's compensation, unemployment insurance, statutory obligations or social security legislation, or (iv) required by law as a condition precedent to the transaction of the referenced person's business or the exercise of any of the privileges or licenses by the referenced person subject to such Lien, in each case so long as the underlying obligations are not then required to be paid under Section 5.06 hereof and any reserve has been established and any bond or insurance has been obtained as required by that Section; (b) Liens incurred in respect of judgments and awards discharged within 30 days from the making thereof; (c) in the case of real estate, easements, rights-of-way, restrictions, covenants and other agreements of record and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the referenced person; (d) in the case of personal assets and properties other than Collateral, any deposits made or other security interests incurred in the ordinary course of the referenced person's business to secure the performance of its tenders, bids, leases (other than capitalized leases), contracts (other than for Indebtedness or Credit Support), and similar obligations arising as a result of progress payments under government contracts;
(e) the Liens (including leases treated as Liens) encumbering equipment purchased or property leased by the referenced person with Other Debt permitted by Sections 6.02(a)(iv), 6.02(a)(vi) and 6.02(b) hereof so long as they respectively secure only the corresponding purchase money Indebtedness or capitalized lease obligations; (f) the Liens granted from time to time to the Administrative Agent (for the benefit of all of the Banks); (g) Liens securing indebtedness assumed by a Borrower pursuant to a Permitted Acquisition; (h) Liens in favor of Fleet in connection with the Pearl River Financing, (i) other Liens incidental to the conduct of such Person's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use of the property or assets so encumbered in the operation of such Person's business, and (j) currently existing Liens that are disclosed in Schedule 3.10(a) hereto, including any renewals or extensions thereof, but those Liens shall not be increased or expanded to secure other Indebtedness unless otherwise permitted by the terms and provisions of this Agreement.

          "Permitted Non-Borrower Subsidiary Transfers" shall mean any loan or advance of money, credit or property to or investment in (by capital contribution, loan, purchase or otherwise) by any Borrower in or to any Subsidiary of any Borrower that is not a Borrower; provided that the aggregate amount of all such loans, advances and investments (or if same involve the transfer of property, the book value thereof) does not exceed $5,000,000 with respect to all such Permitted Non-Borrower Subsidiary Transfers in the aggregate made during the Revolving Credit Period.

          "Permitted Subordinated Debt" shall mean Indebtedness of one or more Borrowers that (i) after giving effect thereto, no Event of Default or Default would exist or would result therefrom (whether through any Pro Forma Effect or otherwise) and (ii) is subordinated to the Obligations on terms reasonably satisfactory to the Majority Banks.

          "Person" or "person" shall include (without limitation) any manner of association, business trust, company, corporation, estate, governmental or other Authority, joint venture, limited liability company, natural person, partnership, trust or other entity.

          "Plainview Property" shall mean any and all real estate and improvements located at 35 South Service Road, Plainview, New York 11803, as described in the Plainview Mortgage.

          "Plainview Mortgage" shall mean the Mortgage, Assignment of Rents and Security Agreement dated as of February 25, 1999, from Aeroflex, as mortgagor, to the Administrative Agent (for the benefit of all of the Banks), as mortgagee, respecting the Plainview Property, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Plan" and "Plans" shall have the meanings respectively assigned to them in Section 3.09(c) hereof.

          "Pledged Security" and "Pledged Securities" shall mean (A) 100% of the issued and outstanding Capital Stock of each Subsidiary of Aeroflex to the extent it is a Borrower and a Domestic Subsidiary and (B) 65% of the issued and outstanding Capital Stock of each Material Foreign Subsidiary that is owned directly by Aeroflex or a Domestic Subsidiary.

          "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by Fleet as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

          "Pro Forma Effect" shall mean the effect(s) any action or other event proposed by or on behalf of the Borrowers (if it were to happen as proposed) could have on (a) the assets, business, operations, properties or condition, financial or otherwise, of the Borrowers taken as a whole, (b) the collective ability of the Borrowers to make payment of, or to otherwise perform or satisfy, all or any part of the Obligations as and when due, or (c) the Collateral, including (without limitation) the effect(s) of including any proposed sale or disposition, new or altered Indebtedness or other obligation (and the payments required thereunder), payment or other action or event in a pro forma recalculation of the various financial (among other things) measurements and covenants set forth in this Agreement for or as at the end of the applicable computation or reporting period then most recently ended (based on the then most recently required compliance calculations and any and all subsequent pro forma calculations on a cumulative basis with respect to other action(s) or event(s), if and to the extent they occurred or continue to be proposed).

          "Pro Rata Share" shall have the meaning assigned to it in Section 9.02(c) hereof.

          "real estate" shall include (without limitation) (a) all land, leasehold interests, easements, licenses, rights-of-way or use, appurtenances and other rights and interests in real property, (b) all buildings and other structures and improvements, (c) all fixtures, furnishings, equipment and other personal property (including, without limitation, leasehold interests in such personal property and mobile homes of the type usually installed on a developed site) located on or used in connection therewith, whether or not affixed thereto, (d) all leases and subleases thereof, and (e) all rents, profits and other income, payments and proceeds with respect to any and all of the foregoing.

          "Released Collateral" shall mean all Existing Collateral that does not, on the Effective Date, constitute Collateral hereunder.

          "Representative" and "Representatives" shall respectively mean any or all of: (a) in the case of any referenced person (including, without limitation, the Administrative Agent and the Banks), such referenced person's affiliates, directors, officers, employees, attorneys, agents and other representatives; and
(b) in addition in the case of the Administrative Agent, any Bank, any issuer or any other financial institution, such referenced person's participants, correspondents, confirming banks, custodians and designees and their respective affiliates, directors, officers, employees, attorneys, agents and other representatives.

          "Requisite Bank" shall mean such number of Banks (if any) as may have the aggregate applicable shares required for a particular action by any term or provision of this Agreement or any other Loan Instrument (including without limitation Section 9.06).

          "Reserve Percentage" for any Interest Period for the corresponding portion of the Loans shall mean the percentage established from time to time by the Board of Governors of the Federal Reserve System (or any successor) and then in effect for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars (or any higher threshold) with respect to liabilities consisting of or including (among other liabilities) eurocurrency liabilities or liabilities respecting United States Dollar non-personal time deposits in the United States (whichever may be relevant to the particular Fixed Rate) with maturities equal or comparable to such Interest Period. The Borrowers acknowledge and agree that:
(a) any portion of the Loans bearing interest at the Applicable Euro Rate shall be deemed to constitute a "eurocurrency liability" as defined in Regulation D of said Board of Governors and to be subject to the reserve requirements of such Regulation; and (b) the Reserve Percentage shall be calculated without any regard to or benefit of any credit, proration, deduction, offset or other reduction that otherwise may be available from time to time under such Regulation.

          "Revolving Credit Loans" shall have the meaning assigned to it in
Section 2.01(a) hereof.

          "Revolving Credit Note" and "Revolving Credit Notes" shall respectively mean any one or more of the Sixth Amended and Restated Revolving Promissory Notes issued by the Borrowers to each of the Banks to evidence each Bank's Pro Rata Share of the Revolving Credit Loans (as referenced in

Section 2.03(a) hereof), as each may be modified, amended, restated or replaced from time to time in the manner provided therein.

          "Revolving Credit Period" shall mean that period commencing on the Effective Date and ending February 14, 2007, or such earlier date as the Commitment shall terminate as provided herein.

          "Rights Agreement" shall mean Rights Agreement between Aeroflex and American Stock Transfer and Trust Company dated as of August 13, 1998, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "SEC" shall mean the Securities Exchange Commission of the United States.

          "securities" of any person shall mean any and all equity securities and debt securities, general or limited partnership interests, limited liability company membership interests, investment contracts and any other instrument or interest commonly understood to be a security issued by that person.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any corresponding provisions of any Applicable Law in any state or foreign jurisdiction, and as the same may be supplemented, modified, amended, restated or replaced from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of Applicable Law.

          "Springing Collateral" shall mean, with respect to each Borrower, all of the following assets and properties of such Borrower:

     (i) any and all Accounts Receivable of such Borrower, and any and all Contracts or other orders, agreements or arrangements from or with any other person to purchase or procure Inventory, goods or services from such Borrower;

     (ii) any and all Inventory of such Borrower, wherever located, including any and all raw materials, work-in-progress and finished goods;

     (iii) any and all instruments, chattel paper, documents of title and trust receipts (and the goods covered thereby, wherever located), contract rights, warranties, casualty and other insurance policies and rights, litigation claims and rights, tradenames and other general intangibles of such Borrower and any and all computer programming data and other books and records of such Borrower, in each case solely to the extent arising from or with respect to all or any part of any of the items in the foregoing subsections (i) and/or (ii);

     (iv) any and all cash; cash equivalents and other instruments in the possession or under the control of a Bank;

     (v) any and all (A) advances, loans and other Indebtedness and other amounts (including interest) directly or indirectly owed to such Borrower by any other Borrower, any Subsidiary of any Borrower or any other co-obligor, surety or pledgor, (B) Subordinated Rights, whether resulting from any payment made by such Borrower or any Subsidiary of any Borrower or otherwise, and (C) Liens or Credit Support securing any such advances, loans, Indebtedness, amounts or rights;

     (vi) any and all deposits of such Borrower (whether general or special, time or demand, provisional or final, or individual or joint) maintained with any Bank or any of its affiliates, custodians, participants or designees; any and all Indebtedness and other amounts and obligations at any time owing by any Bank or any of its affiliates or participants to or for the credit, account or benefit of such Borrower; and any and all assets and properties of such Borrower in the possession, custody or control of any Bank or any of the affiliates, custodians, participants or designees of any Bank, including (without limitation) other monies, certificates of deposit, securities, instruments of debt or credit, documents of title and trust receipts (and the goods covered thereby, wherever located), and other instruments and documents; and

     (vii) any and all security entitlements and other rights, powers, privileges, remedies and interests of the referenced person in, to and under any and all of the items described above and any and all Corporate Documents pertaining thereto.

          "Springing Release Event" shall mean any time that both of the following conditions shall have simultaneously been satisfied for two consecutive fiscal quarters (i) the Consolidated Funded Debt Ratio is less than
2.0 to 1.0 and (ii) no Event of Default exists; it being expressly acknowledged and agreed that there may be more than one Springing Release Event while this Agreement remains in effect and the provisions of Section 7.01(b) and the other applicable terms and conditions of this Agreement shall apply to each such Springing Release Event.

          "Subordinated Debt Document" and "Subordinated Debt Documents" shall respectively mean (a) any debentures and indentures respecting Permitted Subordinated Debt and (b) any and all waivers, consents, agreements, instruments and other documents executed by the requisite person(s) pursuant to or in connection with any of the foregoing, in each case whether now or hereafter existing, and as each may be supplemented, modified, amended, restated or replaced from time to time, all in form and substance reasonably satisfactory to the Majority Banks.

          "Subordinated Right" and "Subordinated Rights" of any Borrower shall respectively mean any and all subrogation, contribution and other similar rights of such Borrower against or in respect of (a) any other Borrower, (b) any of the assets and properties of any other Borrower or any Subsidiary of any Borrower, or (c) any other co-obligor or indemnitor of any of such Borrower's payments or obligations under any of the Loan Instruments, whether now existing or hereafter acquired or created, and whether resulting from any payment made by such Borrower or otherwise (other than as waived in Section 2.14 hereof).

          "Subsidiary" shall mean any corporation or other entity in respect of which a person at the time shall own directly or indirectly (through one or more corporations, nominees or other Persons or otherwise) at least one-half of the aggregate voting interests of such corporation or other entity, whether owned or held (a) of record or beneficially or (b) individually, jointly or otherwise.

          "Systems" shall have the meaning assigned to it in the Introduction.

          "Taxes" shall have the meaning assigned to it in Section 2.09 hereof.

          "Trigger Event" shall mean any time that either of the following events shall occur (i) an Event of Default shall have occurred, or (ii) the Consolidated Funded Debt Ratio is greater than or equal to 2.0 to 1.0; it being expressly acknowledged and agreed that there may be more than one Trigger Event while this Agreement remains in effect and the provisions of Section 7.01(b) and the other applicable terms and conditions of this Agreement shall apply to each such Trigger Event.

          "Trigger Period" shall mean each period beginning on the date a Trigger Event occurs and ending on the first date thereafter that a Springing Release Event shall have occurred.

          "UTMC" shall have the meaning assigned to it in the Introduction.

          "Vibrations" shall have the meaning assigned to it in the Introduction.

          "Voting Shares" shall mean all outstanding shares of any class or classes (however designated) of Capital Stock of Aeroflex or any Borrower (as the case may be) entitled to vote generally in the election of members of the Board of Directors (or similar governing body) thereof.

          Section 1.02. Certain Definitions in Other Loan Instruments. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the other applicable Loan Instruments.

          Section 1.03. Pronouns. Each use in this Agreement of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require.

                                   ARTICLE II

                      Amounts and Terms of the Obligations

          Section 2.01. The Revolving Credit Loans.

          (a) Upon the terms and provisions and subject to the conditions contained in this Agreement, each Bank shall make revolving credit loans (with all such loans by the Banks being referred to collectively as the "Revolving Credit Loans") from time to time during the Revolving Credit Period to the Borrowers at their request (as provided in subsection (b), below); provided that no Bank shall be required to make any Revolving Credit Loan if, (i) after giving effect to the Revolving Credit Loan to be made the aggregate then outstanding Extensions of Credit owing to such Bank (including such Bank's Pro Rata Share of the Letter of Credit Amount, but excluding such Bank's Mortgage Loans) would exceed such Bank's Committed Share of the Commitment, or (ii) the sum of (A) the face amount of the Revolving Credit Loan to be made, plus (B) the Letter of Credit Amount, plus (C) the outstanding principal balance of the Revolving Credit Loans, would exceed the Commitment. Subject to the terms and provisions of this Agreement, during the Revolving Credit Period the Borrowers may reborrow Advances previously repaid by them.

          (b) Aeroflex (without notice to or the consent of any other Borrower) from time to time may request an advance of Revolving Credit Loans from all of the Banks pursuant to subsection (a) of this Section (as made by the Banks, an "Advance") by giving the Banks a signed notice of its request, or by giving the Banks notice of its request both by telephone and telecopy of a signed notice and promptly confirming its request by delivery to each Bank of an original copy of the signed notice. The notice requesting an Advance (i) may be combined with a request under Section 2.01(b) hereof that all or a portion of the Advance bear interest at a Fixed Rate when made, (ii) shall be delivered to the Banks no later than 11:00 A.M. (New York city time) on the requested Advance Date in the case of requests for Base Rate Loans and at least three Business Day prior to the requested Advance Date in the case of requests for Fixed Rate Loans (as more fully provided in the case of Fixed Rate Loans under Section 2.04(c) hereof),
(iii) shall be deemed to have been delivered on the following Business Day unless actually received by each of the Banks prior to 11:00 A.M. (New York City time) on a Business Day, (iv) shall be irrevocable once given, and (v) shall specify (A) the requested Advance Date, (B) the principal amount of the requested Advance and (C) the amount to be advanced by each Bank in accordance with its Committed Share. Each requested Advance shall be for an integral multiple of $50,000 in an amount that is not less than $250,000 in the case of Base Rate Loans or such larger multiple and minimum amounts as is required under Section 2.04(b) hereof if the Advance is to bear interest at a Fixed Rate. Subject to compliance with the terms and provisions of Article IV of this Agreement, each Bank shall make its Committed Share of the requested Advance on the proposed Advance Date by crediting the demand deposit account maintained by Aeroflex with such Bank at its office at the address set forth in the Introduction.

          (c) Aeroflex (without notice to or the consent of any other Borrower) may voluntarily elect to permanently reduce the Commitment in whole at any time, or in part from time to time in integral multiples of $1,000,000 in an amount that is not less than $5,000,000, by giving the Banks a signed notice of its election, or by giving the Banks notice of its election both by telephone and telecopy of a signed notice and promptly confirming its election by delivery to each Bank of an original copy of the signed notice; provided however that no such reduction shall be made that would result in the payment or prepayment of any portion of any Fixed Rate Loan unless the Borrowers repay such Fixed Rate Loan in full and concurrently pay all amounts (if any) required under Section 2.04(i) hereof. Notice of such reduction election (i) shall be delivered to the Banks at least five Business Days prior to the requested reduction date, (ii) shall be deemed to have been delivered on the following Business Day unless actually received by each of the Banks prior to 11:00 A.M. (New York City time) on a Business Day and (iii) shall be irrevocable once given. The Borrowers shall, prior to 11:00 a.m. on the requested reduction date, make a prepayment of the Revolving Credit Loans in the amount, if any, necessary to make the aggregate outstanding principal balance of the Revolving Credit Loans, after giving effect to the prepayment, not more than the Commitment (as so reduced).

          Section 2.02. Mortgage Loans.

          The Borrowers hereby acknowledge, certify and agree that: (i) pursuant to the Existing Loan Agreement, the Banks have made mortgage loans to the Borrowers that are outstanding as of February 1, 2003 in the aggregate principal amount of $3,225,333.33 (the "Mortgage Loans"); (ii) the obligations of the Borrowers to repay the Mortgage Loans (with interest) to the Banks and to perform or otherwise satisfy their other obligations under the Existing Loan Agreement and other Existing Loan Instruments are not subject as of the date of this Agreement to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination; and (iii) upon the terms and provisions and subject to the conditions contained in this Agreement, the Mortgage Loans shall continue and be subject to the terms and provisions of this Agreement, which agreement, upon the Effective Date, has amended, restated and completely replaced the Existing Loan Agreement. Each Bank shall continue to share in the Mortgage Loans in accordance with its Committed Share.

          Section 2.03. The Notes.

          (a) The obligation of the Borrowers to repay the Revolving Credit Loans, together with interest thereon, shall be evidenced by a Sixth Amended and Restated Revolving Promissory Note issued by the Borrowers to each Bank in the form of Exhibit A hereto in the amount of such Bank's Committed Share of the Commitment and dated as of the date hereof. The Revolving Credit Notes have been issued to amend, extend, restate and completely replace the Existing Notes, to evidence all amounts outstanding under the Existing Notes and to evidence any further advances or readvances of the Revolving Credit Loans. Although issued in substitution for and restatement and replacement of the Existing Notes, the Notes shall not be deemed to have been issued in payment, satisfaction, cancellation or novation of the Existing Notes. The Banks shall be entitled to retain the Existing Notes until all of the

Obligations have been fully paid and satisfied, after which time the Existing Notes shall be returned to the Borrowers at the same time as the Notes, unless some other time or manner of delivery shall be provided by any other written agreement between the Borrowers and the Banks.

          (b) The obligation of the Borrowers to repay the Mortgage Loans, together with interest thereon, shall continue to be evidenced by the Mortgage
Note issued by the Borrowers to each Bank pursuant to the Existing Loan Agreement, a copy of one or more of which is attached hereto as Exhibit B.

          Section 2.04. Interest; Optional Fixed Rates; Additional Required Payments.

          (a) Except as otherwise provided in this Section, the Loans shall bear interest (computed on the basis of the actual number of days elapsed and a year of 360 days) on the unpaid principal balance of those Loans outstanding from time to time, from and including the date of Advance until such principal balance of such Loans is repaid in full (including, without limitation, any and all interest and other amounts accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, irrespective of whether such interest and other amounts are allowed or allowable as claims in such proceedings), at a fluctuating annual rate that for the Pro Rata Share of the Loans of each Bank shall be equal to the Base Rate, which fluctuating rate shall change from time to time simultaneously with each corresponding change in the Base Rate. Interest on those Loans shall be payable by the Borrowers in arrears:
(i) prior to the relevant Maturity Date, on each Interest Payment Date; (ii) in full on the relevant Maturity Date; and (iii) on demand after the relevant Maturity Date.

          (b) The Borrowers from time to time may request that a portion of the Loans outstanding bear interest at the Applicable Euro Rate for an Interest Period of one, two, three or six months, which portion must be in an integral multiple of $100,000 in an amount that is not less than $2,500,000. Any portion or portions of the Loans for which a Fixed Rate is in effect shall bear interest for the applicable Interest Period (computed on the basis of the actual number of days elapsed and a year of 360 days) at an annual rate equal to the corresponding Fixed Rate(s). Interest on the Fixed Rate Loans shall be payable by the Borrowers in arrears: (i) prior to the relevant Maturity Date, on each Interest Payment Date; (ii) in full on the relevant Maturity Date; and (iii) on demand after the relevant Maturity Date.

          (c) The Borrowers may elect to have a Fixed Rate apply by giving the Banks a signed notice of their election, or by giving the Banks notice of their election both by telephone and telecopy of a signed notice and promptly confirming their election by delivery to each Bank of an original copy of the signed notice. The notice electing a Fixed Rate (i) may be combined with a request under Section 2.01(b) hereof for an Advance, (ii) shall be delivered to the Banks no less than three Business Days prior to commencement of a designated Interest Period at the Applicable Euro Rate, (iii) shall be deemed to have been delivered on the following Business Day unless actually received by each of the Banks prior to 11:00 A.M. (New York City time) on a Business Day, (iv) shall be irrevocable once given, and (v) shall specify the requested Fixed Rate, date of commencement, duration of Interest Period and portion of the Loans to which the Fixed Rate is to apply. The election by the Borrowers of a Fixed Rate is conditioned upon each of the following:

     (A) no more than six (6) Interest Periods shall be in effect at any one time unless the Administrative Agent (with the consent of the Banks participating in such Loans) in its discretion shall consent otherwise;

     (B) the portion(s) of the Loans subject to a Fixed Rate(s) shall not exceed an amount equal to the remainder of (1) the principal balance of the Loans outstanding on the date such

          Fixed Rate(s) would commence (including any concurrent Advance), minus
          (2) those portions thereof that are scheduled to be paid as set forth in Section 2.05 hereof within the requested Interest Period(s);

     (C) no Event of Default or Default shall have occurred and be then continuing; and

     (D) no adverse determination shall have been made by any Bank pursuant to subsection (e) of this Section.

From and after the last day of any Interest Period, interest shall accrue at the rate based upon the Base Rate (as provided in subsection (a) of this Section) until that portion of the principal balance is repaid or a new Fixed Rate with respect thereto is adopted hereunder. If any Interest Period ends on a day other than a Business Day, such Interest Period shall be extended to the next succeeding day that is a Business Day unless (in the case of a Loan bearing interest at the Applicable Euro Rate) such succeeding day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

          (d) In addition to the payment of interest as stated above, (i) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (ii) in the event of any conversion of any Fixed Rate Loan prior to the end of the current Interest Period therefor, or in the event of the conversion of any Base Rate Loan into a Fixed Rate Loan, accrued interest on each such Loan shall be payable on the effective date of such conversion, and
(iii) if there shall be any increase in the direct or indirect costs to any one or more of the Banks of lending, funding or maintaining any Fixed Rate Loan, or any reduction in any amount received or to be received by any one or more of the Banks hereunder, due to:

     (A) the introduction of or any change in any Applicable Law or the interpretation or administration thereof, including (without limitation) the imposition, modification or application of, or increase in, (1) any reserve, capital adequacy, special deposit, assessment or similar requirements, (2) any requirement to withhold or deduct from any amount payable to any one or more of the Banks any taxes, levies, imposts, duties, fees, deductions, withholdings or charges of a similar nature (other than federal, state and local income and franchise taxes imposed upon any Bank), or any interest thereon or any penalties with respect thereto, imposed, levied, collected, assessed, withheld or deducted by any Authority, including subdivisions and taxing authorities thereof, or (3) any other restriction or condition affecting a Fixed Rate or this Agreement;

     (B) the compliance by any one or more of the Banks with any regulation, guideline or request from any central bank or other Authority (whether or not having the force of law);

then the Borrowers from time to time, upon demand by the Administrative Agent, shall pay to the Administrative Agent (for the benefit of each affected Bank) additional amounts sufficient to indemnify each such Bank against and reimburse each such Bank for such increased costs and reduced receipts (but only to the extent each such increased cost or reduced receipt has not already been included in the calculation of any interest rate or fee or otherwise reimbursed under any other section of this Agreement), including (without limitation) amounts sufficient to compensate each affected Bank for any breakage or other costs and any decrease in margin or other return incurred in connection with the repayment, prepayment or other reduction of any Fixed Rate Loan and the liquidation or redeployment of the affected deposits or other funding arrangements. A certificate as to the amount of such increased costs and reduced receipts submitted to the Borrowers by the Administrative Agent (which may be the certificate of each relevant Bank) shall be conclusive as to the existence and amount thereof absent manifest error. If the Administrative Agent has not received payment for such amounts within five
(5) Business Days of the date of such certificate, the Administrative Agent (with the consent of the Majority Banks) may direct the application of all or a portion of the next succeeding payment or prepayment made by the Borrowers, whether intended by the Borrowers to be interest, principal or otherwise, first to the reduction of the amounts of such increased costs and reduced receipts.

          (e) If, on or before the date of commencement of any Interest Period, any one or more of the Banks shall have determined (which determination shall be final, conclusive and binding on the Borrowers) that (i) it is impermissible for such Bank to make any Fixed Rate Loan due to any of the circumstances described in clauses (A) and (B) of subsection (d) of this Section, (ii) deposits in United States Dollars in amounts equal to the portion of the Loans to be subject to a Fixed Rate for that Interest Period are not being offered to such Banks in the applicable market, (iii) by reason of changes affecting the applicable market, the Fixed Rate to be in effect for that period will not adequately and fairly reflect the cost to such Banks of maintaining for that period the portion of the Loans for which the Fixed Rate was requested, or (iv) the Fixed Rate or requested Interest Period is otherwise unavailable, then the portion of the Loans so affected shall bear interest based upon the Base Rate as provided in subsection (a) of this Section. Furthermore, if any one or more of the Banks shall have determined (which determination shall be final, conclusive and binding upon the Borrowers) that it is impermissible for such Bank(s) to continue any Fixed Rate Loan during the relevant Interest Period due to any of the circumstances described in clauses (A) and (B) of subsection (d) of this Section, then (A) that Interest Period shall be deemed to have been terminated as of the date specified in that determination, (B) the Borrowers shall indemnify each such Bank against and reimburse each such Bank for any increased costs or reduced receipts relating to that termination as provided in subsections (d) and (f) of this Section as if there had been a voluntary prepayment of that Fixed Rate Loan by the Borrowers, and (C) after the date specified in that determination, the portion of the Loans so affected shall bear interest based upon the Base Rate as provided in subsection (a) of this Section. The Administrative Agent shall notify the Borrowers in the event any Bank makes such a determination; provided, however, that the failure to give such notice shall not affect the validity of that determination or the continued accrual of interest based upon the Base Rate on the applicable portion of the Loans.

          (f) In addition to the payment of interest or fees under this Agreement, if one or more of the Banks or any of their respective affiliates determines or has determined that (i) compliance with any existing or future Applicable Law, including (without limitation) any regulation, guideline or request from any central bank or other Authority (whether or not having the force of law), or any change therein or in the interpretation or administration thereof, affects or would affect the amount of capital required or expected to be maintained by such Bank(s) or affiliate(s) (taking into account its policies with respect to capital adequacy and desired rate of return on capital), and
(ii) the amount of such capital is increased by or based upon any commitment or funding to the Borrowers or any other obligation of such Bank or affiliate(s) under or related to this Agreement or any other Loan Instrument (using such averaging, attribution and allocation methods as each affected Bank may reasonably deem appropriate), then the Borrowers from time to time, upon demand by the affected Bank(s), shall pay to the affected Bank(s) additional amounts sufficient to compensate the affected Bank(s) for those circumstances (without, however, duplicating any amount paid by the Borrowers pursuant to subsection (d) of this Section). A certificate as to the amount of such compensation submitted to the Borrowers by the affected Bank(s) or affiliate shall be conclusive as to the existence and amount thereof absent manifest error. If the Administrative Agent has not received payment for such amounts within five (5) Business Days of the date of such certificate, the Administrative Agent (with the consent of the Majority Banks) may direct the application of all or a portion of the next succeeding payment or prepayment made by the Borrowers, whether intended by the Borrowers to be interest, principal or otherwise, first to the reduction of such billed amount.

          (g) Upon and following an Event of Default, all Loans, any and all accrued and unpaid interest, fee or amount due hereunder and all other Obligations, to the extent permitted by Applicable Law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) at the Default Rate until paid. In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation to so pay interest upon any obligation of any Borrower to the Administrative Agent, the Fronting Bank and/or the Banks shall not be construed so as to waive the requirement for payment on the same date that payment is to be made to the Administrative Agent, the Fronting Bank and/or the Banks as set forth in this Agreement.

          (h) [Intentionally Omitted.]

          (i) The Borrowers shall pay to each Bank, upon request of a Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred as a result of:
(i) any payment of a Fixed Rate Loan on a date other than the last day of the Interest Period for such Fixed Rate Loan; (ii) any failure by a Borrower to borrow a Fixed Rate Loan on the date specified by the Borrowers' written notice for the Interest Period therein specified, other than as a result of a Bank's determination not to make such Fixed Rate Loan; (iii) any failure of a Borrower to pay a Fixed Rate Loan on the date for payment specified in Borrowers' written notice (each of the events set forth in (i) through (iii) above is referred to as a "Breakage Event" and each Loan affected by any of the events specified in
(i) through (iii) above is referred to as an "Affected Loan"). Without limiting the foregoing, the Borrowers shall pay to such Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period of the Affected Loan, shall be subtracted from the Fixed Rate in effect at the time of the Breakage Event. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance of the Affected Loan. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period of the Affected Loan. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the Interest Period of the Affected Loan. The resulting amount shall be the yield maintenance fee due to such Bank upon the occurrence of a Breakage Event. If by reason of an Event of Default, the Administrative Agent declares the Loans and/or the Notes to be immediately due and payable, then any yield maintenance fee with respect to a Fixed Rate Loan shall become due and payable in the same manner as though the Borrowers have prepaid a Fixed Rate Loan on the date of such declaration.

          Section 2.05. Voluntary and Mandatory Payments.

          (a) The Borrowers may voluntarily elect to prepay the Loans in full at any time, or in part from time to time in integral multiples of (x) $500,000 in an amount that is not less than $500,000 in the case of Base Rate Loans and (y) $1,000,000 in an amount that is not less than $1,000,000 in the case of Fixed Rate Loans, in either case without premium or penalty or reduction of the Commitment, by giving the Banks a signed notice of their election, or by giving the Banks notice of their election both by telephone and telecopy of a signed notice and promptly confirming their election by delivery to each Bank of an original copy of the signed notice; provided that (1) the Borrowers shall not in any event prepay any portion of any Fixed Rate Loan unless the Borrowers prepay such Fixed Rate Loan in full and concurrently pay all amounts (if any) required under Section 2.04(i) hereof and (2) the Borrowers may not voluntarily prepay any portion of the Mortgage Loans prior to the relevant Maturity Date so long as any principal balance remains outstanding under the Revolving Credit Loans. Notice of such prepayment election (i) shall be delivered to the Banks at least three Business Days prior to the requested prepayment date of a Fixed Rate Loans and up to 11:00 A.M. (New York City time) on the same Business Day of the requested prepayment date of a Base Rate Loan, (ii) shall be deemed to have been delivered on the following Business Day unless actually received by each of the Banks prior to 11:00 A.M. (New York City time) on a Business Day, and (iii) shall be irrevocable once given. The Borrowers shall repay the Loans on the date and in the amount specified in such notice of prepayment election. Except as otherwise provided in this Section, and except as the Borrowers may otherwise request with respect to any voluntary prepayment, each voluntary or mandatory prepayment shall be applied first to the outstanding balance of the Revolving Credit Loans, with any excess then applied to the Mortgage Loans. So long as any principal balance remains outstanding under the Revolving Credit Loans, any attempted prepayment of the Mortgage Loans (A) shall be applied to and deemed and construed to have reduced the Revolving Credit Loans and (B) shall not be applied against or deemed or construed to have reduced the Mortgage Loans.

          (b) The Borrowers shall repay the Revolving Credit Loans immediately at any time and from time to time in an amount equal to the excess (if any) of
(i) the sum of (A) the outstanding principal balance of the Revolving Credit Loans, plus (B) the Letter of Credit Amount, over (ii) the Commitment. In the event the Letter of Credit Amount alone exceeds the Commitment, then the Borrowers immediately shall repay the Revolving Credit Loans in full and deposit cash collateral with the Administrative Agent or its designee in an amount equal to the remaining deficiency (which collateral shall be deposited and administered in the manner contemplated in Section 8.02(d) hereof).

          (c) The Borrowers shall repay the principal balances then outstanding under the Revolving Credit Loans in full on the relevant Maturity Date.

          (d) The Borrowers shall continue to repay the Mortgage Loans, in monthly installments of $26,222.22 each on the last Business Day of each calendar month (which payments commenced as provided in the Existing Loan Agreement) until the relevant Maturity Date. The Borrowers shall repay the principal balance then outstanding under the Mortgage Loans in full on the relevant Maturity Date.

          (e) [Intentionally Omitted.]

          (f) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Instrument, and without in any way limiting the applicability of the terms and provisions of this Agreement and the other Loan Instruments in respect of any Collateral or any of the other Loans or other Obligations of the Borrowers, the Borrowers acknowledge and agree that: (i) any Letter of Credit Advance, if not paid on the date specified in Section 2.07(d) (as a result of which non-payment it is deemed converted into a Revolving Credit
Loan), or any reimbursable amount or expense or other advance that is not described elsewhere in this Section and for which no due date or time period for payment is specified in this Agreement or any other Loan Instrument, together with interest thereon as provided in Section 2.04, shall be due (or in the case of an unreimbursed Letter of Credit Advance, overdue) and payable on demand; and
(ii) the representations, warranties, covenants and other terms and provisions set forth in this Agreement and in the other Loan Instruments are not intended and shall not be deemed or construed to limit the demand nature of the Obligations of the Borrowers in respect of any Letter of Credit Advance or any reimbursable amount, expense or other advance hereunder and thereunder.

          (g) Nothing contained in this Section shall be deemed or construed to be a waiver of any term or provision of this Agreement respecting the reimbursement of any increased costs or reduced receipts of any Bank in the event of any prepayment or repayment (whether mandatory or otherwise) of any portion of any of the Fixed Rate Loans.

          (h) The Obligations then outstanding shall be due and payable in full on the relevant Maturity Date, and to the extent arising thereafter shall be due and payable on demand, in either event notwithstanding anything in this Article to the contrary.

          Section 2.06. Commitment Fee; Restructure Fee; Administration Fee;
Etc.

          (a) The Borrowers shall pay to the Banks sharing in the Revolving Credit Loans on the last Business Day of each March, June, September and December of each year during the Revolving Credit Period, and on the last day of the Revolving Credit Period, in arrears, a fee (computed on the basis of the actual number of days elapsed and a year of 360 days) respecting the availability of the Commitment (the "Commitment Fee") equal to the Applicable Percentage per annum of the average daily unadvanced portion of the Commitment during the then most recently concluded calendar quarter or portion thereof (with the Letter of Credit Amount being considered an advance under the Commitment). It is expressly agreed that regardless of when the Effective Date occurs, the Commitment Fee shall begin to accrue on the earlier of the Effective Date and March 1, 2003.

          (b) The Borrowers shall pay to the Banks a nonrefundable fee respecting the restructuring of the current loan facilities of the Borrowers equal to $125,000 (the "Facility Fee") payable at execution of this Agreement to the Administrative Agent for the ratable benefit of the Banks.

          Section 2.07. Letters of Credit.

          (a) Upon the terms and provisions and subject to the conditions contained in this Agreement, in lieu of a cash advance under the Commitment the Fronting Bank shall issue or cause the issuance of Letters of Credit from time to time upon the request of the Borrowers up to a cumulative maximum face amount (whether or not advanced) not to exceed $10,000,000 in order to secure the debts or obligations of the Borrowers; provided that (i) the Fronting Bank shall not be required to issue any Letter of Credit if the requested Letter of Credit or the issuance thereof would not reasonably be in accordance with the Fronting Bank's standard guidelines and procedures, (ii) the Fronting Bank's agreement to issue Letters of Credit shall terminate on the first to occur of the relevant Maturity Date and the expiration of the Revolving Credit Period; and (iii) the Fronting Bank shall not issue any Letter of Credit if (to the actual knowledge of the Fronting Bank) (A) after giving effect to the Letter of Credit to be issued the aggregate then outstanding Extensions of Credit owing to any Bank (including each Bank's Pro Rata Share of the Letter of Credit Amount, but excluding each Bank's Mortgage Loans) would exceed any Bank's Committed Share of the Commitment, or (B) the sum of (x) the face amount of the Letter of Credit to be issued, plus (y) the Letter of Credit Amount, plus (z) the outstanding principal balance of the Revolving Credit Loans, would exceed the Commitment. Letters of Credit may be issued for purposes consistent with the historical practices of the Borrowers in the ordinary course of their respective businesses.

          (b) The Borrowers may request that a Letter of Credit be issued pursuant to subsection (a) of this Section by giving the Fronting Bank (with a copy to the Administrative Agent if not the Fronting Bank) a signed notice of their request, or by giving the Fronting Bank notice of their request both by telephone and telecopy of a signed notice and promptly confirming their request by delivery to the Fronting Bank of an original copy of the signed notice (with copies of such telecopy and notice to the Administrative Agent if not the Fronting Bank). The notice requesting a Letter of Credit (i) shall be delivered to the Fronting Bank (with a copy to the Administrative Agent if not the Fronting Bank) at least three Business Days prior to the requested Issuance Date, (ii) shall be deemed to have been delivered on the following Business Day unless actually received by the Fronting Bank prior to 11:00 A.M. (New York City time) on a Business Day, (iii) shall be irrevocable once given, and (iv) shall specify (A) the requested Issuance Date, face amount and expiration date of the desired Letter of Credit, (B) the beneficiary to whom it is to be issued (each, a "Letter of Credit Beneficiary"), and (C) the purpose for which the Letter of Credit is being requested. On or before the requested Issuance Date, the Borrowers also must complete and deliver to the Fronting Bank an application for each requested Letter of Credit in form and substance acceptable to the Fronting Bank and issuer and pay the issuer's normal application and issuance fees for each requested Letter of Credit. Each requested Letter of Credit shall be in a face amount of not less than $10,000 and shall terminate no later than the scheduled expiration of the Revolving Credit Period. The issuance of each Letter of Credit is subject to compliance on the Issuance Date with the conditions precedent to obtaining an Advance under this Agreement and subject always to the sole and absolute discretion of the Fronting Bank. Each Letter of Credit will be issued on a standard form of the issuing bank then in effect. Each Letter of Credit shall be governed by and construed in accordance with: (i) the International Standby Practice; and (ii) to the extent the International Standby Practice is not dispositive, the Applicable Laws pertaining in the State of New York (including the Uniform Commercial Code). The requested Letter of Credit may be delivered by the Fronting Bank to the Letter of Credit Beneficiary, to the Borrowers or to such other person as the Borrowers reasonably may request. The Letters of Credit may not be transferred or assigned without (i) the prior written consent of the Fronting Bank and issuer, (ii) submission to the Fronting Bank of a notice of transfer in the form annexed to the Letter of Credit, and (iii) the payment of the issuer's normal transfer fee.

          (c) Each of the Letters of Credit may be drawn upon by presentment to the Fronting Bank, at its office at 1 Fleet Way, Scranton, Pennsylvania 18507,
Attention: Global Trade Operations Standby Unit (or such other office as may be specified therein), of the original Letter of Credit, duly endorsed by the Letter of Credit Beneficiary (which presentment may be waived by the Fronting Bank with respect to Letters of Credit permitting multiple drawings), together with a sight draft payable to the Letter of Credit Beneficiary or its order and the Letter of Credit Beneficiary's certificate that it is entitled to the amount of the sight draft as a result of nonpayment of the obligations thereby secured, each substantially in the form annexed to the relevant Letter of Credit. The promissory note or other instrument evidencing the obligation thereby secured, duly endorsed to the Fronting Bank, also shall be presented with the Letter of Credit if that obligation will be paid in full as a result of the payment in accordance with the Letter of Credit. If the relevant note or other instrument w ill not be so paid in full, the Fronting Bank (in its sole and absolute discretion) may require that the person presenting the Letter of Credit present it to the Fronting Bank for copying and return. The Fronting Bank and/or issuer may accept any draft, certificate or other document reasonably conforming in form and substance to the requirements described in the Letter of Credit and the forms annexed thereto, and may afford the Letter of Credit Beneficiary notice of and an opportunity to correct nonconforming items capable of cure, each in the sole and absolute discretion of the Fronting Bank and/or issuer and without any notice to or assent from any Borrower. The Fronting Bank, any other issuer and their respective Representatives may in good faith (without inquiry) with respect to a particular Letter of Credit: (i) act in reliance upon any written, telegraphic, facsimile, electronic, telephonic, oral or other request, notice or communication reasonably believed to be from, by, on behalf of or authorized by any Borrower, the Beneficiary or their respective Representatives, successors or assigns, whether or not from or signed by an authorized person; (ii) accept or pay as complying with the terms of the relevant Letter of Credit any drafts or other documents that appear on their face (A) to be reasonably conforming to the required forms or (B) to be issued or signed by the Beneficiary or other proper party or their respective Representatives, successors or assigns (including, without limitation, any bankruptcy trustee or similar official); (iii) reject any presentment, draft or other document that it determines (in its sole and absolute discretion) to not conform to the requirements of the Letter of Credit or this Agreement; or (iv) act or refrain from acting in reliance upon or in accordance with the International Standby Practice, Applicable Law or customary practices in effect in the place of issuance, confirmation, presentment, negotiation or payment of the Letter of Credit.

          (d) Each amount paid by the Fronting Bank or its designee pursuant to a Letter of Credit or otherwise in respect of the obligation thereby secured (a "Letter of Credit Advance") shall be repaid by the Borrowers to the Fronting Bank on the same day payment is made by the Fronting Bank or its designee. If a Letter of Credit Advance is not so repaid (without, however, in any way consenting to such non-payment), (i) such Letter of Credit Advance shall be deemed to be an Advance of a Revolving Credit Loan (as provided in Section 9.03 hereof) and shall be repayable ON DEMAND, together with interest thereon at the rate specified in this Article for overdue payments of the Loans, pursuant to the terms and provisions of this Agreement notwithstanding any term or provision contained in any Letter of Credit application to the contrary, and (ii) the resulting default shall not be deemed or construed to have been cured until payment has been duly made. Nothing in this subsection, however, is intended to limit the ability of the Borrowers to request an Advance prior to an anticipated Letter of Credit payment date or (assuming satisfaction of the requisite conditions) to apply the proceeds thereof to the payment of a Letter of Credit Advance.

          (e) The Borrowers shall pay to the Administrative Agent (for the benefit of all of the Banks) a fee respecting each Letter of Credit (the "Letter of Credit Fee") for the year commencing with that date at a per annum rate (computed on the basis of the actual number of days in such year and a year of 360 days) equal to the Applicable Euro Margin Rate for Revolving Credit Loans of the unadvanced face amount thereof. The Letter of Credit Fee shall be payable on the last Business Day of each March, June, September and December of each year during the Revolving Credit Period, and on the last day of the Revolving Credit Period, in each case in arrears; provided that the minimum fee for any Letter of Credit shall be the greater of (i) one-half percent (0.50%) of the face amount or (ii) $1,000, irrespective of any smaller face amount or shorter expiry. The Borrowers also shall pay to the Fronting Bank for its own account any and all customary fees (without duplication of the Letter of Credit Fee), commissions and/or charges of the Fronting Bank for any issuance, payment, acceptance, processing, increase, extension, renewal, amendment and/or transfer of the Letter of Credit, all in accordance with the Fronting Bank's customary practices, as established by the Fronting Bank in its sole discretion from time to time. The Borrowers also shall pay to the Fronting Bank for its own account any fees or other charges of any other issuer or any participant, correspondent, confirming bank, custodian or designee of the Fronting Bank or other issuer involved with the Letter of Credit.

          (f) In addition to the payments of principal, interest and fees as stated above, if there shall be any increase in the direct or indirect costs to any one or more of the Banks of issuing, causing the issuance of or maintaining a Letter of Credit, or any reduction in any amount received or to be received with respect to a Letter of Credit by any one or more of the Banks hereunder, due to:

          (i) the introduction of or any change in any Applicable Law or the interpretation or administration thereof, including (without limitation) the imposition, modification or application of (A) any reserve, capital adequacy, special deposit, assessment or similar requirement respecting Letters of Credit issued by, assets held by, or deposits in or for the account of any one or more of the Banks or other issuer(s) of a Letter of Credit, (B) any requirement to withhold or deduct from any amount payable to any one or more of the Banks hereunder, or payable directly or indirectly to the issuer of a Letter of Credit, any taxes, levies, imposts, duties, fees, deductions, withholdings or charges of a similar nature (other than federal, state and local income and franchise taxes imposed upon any Bank), or any interest thereon or any penalties with respect thereto, imposed, levied, collected, assessed, withheld or deducted by any governmental Authority, including subdivisions and taxing authorities thereof, or (C) any other restriction or condition affecting a Letter of Credit or this Agreement; or

          (ii) the compliance by any one of more of the Banks or other issuer(s) of a Letter of Credit with any regulation, guideline or request from any central bank or other Authority (whether or not having the force of law);

then the Borrowers from time to time, upon demand by the Administrative Agent, shall pay to the Administrative Agent (for the benefit of each affected Bank or other issuer) additional amounts sufficient to indemnify each such Bank or other issuer against and reimburse each such Bank or other issuer for such increased costs and reduced receipts (but only to the extent each such increased cost or reduced receipt has not already been included in the calculation of any interest rate or fee or otherwise reimbursed under any other section of this Agreement). A certificate as to the amount of such increased costs and reduced receipts submitted to the Borrowers by the Administrative Agent (which may be the certificate of each affected Bank or other issuer) shall be conclusive as to the existence and amount thereof absent manifest error. If the Administrative Agent has not received payment for such amounts by the time it receives from the Borrowers the next succeeding payment or prepayment of a portion of the Obligations, whether intended by the Borrowers to be interest, principal or otherwise, the Administrative Agent (with the consent of the Majority Banks) may apply such payment or prepayment first to the reduction of the amounts of such costs and receipts.

          (g) The Obligations shall not otherwise be deemed to have been fully paid or satisfied until all of the Letters of Credit have been paid (and the corresponding Letter of Credit Advances repaid by the Borrowers) or have been surrendered to the Fronting Bank or the Administrative Agent for return to and cancellation by the issuer(s) thereof; provided that any Letter of Credit that has not been presented for payment shall be deemed for this purpose to have been canceled on the thirtieth day following the stated expiry date, without, however, relieving the Borrowers of any of the Obligations with respect to any such Letter of Credit that is in the process of payment.

          (h) In addition to the payment of fees and other amounts as stated above, after notice from the Administrative Agent during the continuance of any Event of Default prior to maturity, and at all times on and after the Maturity Date, the Borrowers shall pay to the Administrative Agent (for the benefit of all of the Banks) interest in respect of the Letters of Credit outstanding from time to time during such period(s) at the Default Rate, which amounts shall be payable by the Borrowers at the same times as the regular interest payments on the Loans required by Section 2.04 of this Agreement, subject, however, to the maximum rate permitted by Applicable Law as provided in Section 2.11 hereof.

Each of the payment obligations, covenants and other obligations and agreements of the Borrowers contained in this Agreement and the other Loan Instruments shall be paid and satisfied by the Borrowers strictly in accordance with their terms in each case without regard to any of the following: none of the Fronting Bank, any other issuer, the Administrative Agent, any Bank and their respective Representatives shall have any liability or responsibility for any of the following; and each Borrower hereby expressly waives any claim or defense against or in respect of each such person with respect to any and all of the following: (i) any payment or other action or inaction under or with respect to any Letter of Credit in accordance with the terms and provisions of the relevant Letter of Credit, this Agreement or any other Loan Instrument; (ii) any payment against presentation of any required draft or other document that does not reference, or incompletely or incorrectly references, the existence, amount, date, number or other aspect of the relevant Letter of Credit; (iii) any presentment or payment under or with respect to any Letter of Credit after the expiry thereof in reliance upon or in accordance with the International Standby Practice, Applicable Law or customary practices in effect in the place of issuance, confirmation, presentment, negotiation or payment of the Letter of Credit; (iv) the form, validity, sufficiency, completeness, accuracy, genuineness or legal effect of (A) any Letter of Credit, (B) any draft or other document required or permitted under the relevant Letter of Credit, this Agreement or any other Loan instrument, or (C) any instrument or document transferring or assigning the Letter of Credit, any rights or benefits thereunder or any proceeds thereof (in whole or in part), or purporting to do so, even if any of them should in fact prove to be in any or all respects invalid, insufficient, ineffective, incomplete, inaccurate, fraudulent or forged; (v) the failure of any person to surrender, obtain, forward or otherwise deal with the Letter of Credit or any other document other than the surrender and obtaining of any drafts or other documents specifically required by the terms of the Letter of Credit;
(vi) any failure to note the amount of any draft on the reverse of the Letter of Credit; (vii) any and all errors, omissions, interruptions or delays in transmission or delivery of any notice, request, demand or other communication permitted or required to be given under this Agreement or any other Loan Instrument, whether by mail, cable, telegraph, telex, telecopy or otherwise, whether or not an error in processing, cipher, translation or otherwise or an error in interpretation (of technical terms or otherwise); (viii) any loss or delay in the delivery of any draft, document or proceeds; (ix) the existence, character, quality, quantity, condition, packing, value, or delivery of any goods or other property relating to any Letter of Credit, the time, place, manner or order in which shipment may have been made, the existence, form, validity, sufficiency or legal effect of any insurance covering or purporting or required to cover any such goods, or any act or omission of any insurer, shipper, warehouseman, carrier, correspondent or other person, or (x) without limiting the foregoing, any consequences arising from causes beyond the control of the Administrative Agent, any other issuer or any other Bank or any of their respective Representatives or any act or omission of any of them not done or omitted in bad faith (each of which provision, if contained in the Letter of Credit itself, may be waived by the Fronting Bank or other issuer in its sole and absolute discretion). If the Letter of Credit provides that payment is to be made by a designated Representative of the Fronting Bank or other issuer, none of the Fronting Bank, any other issuer, the Administrative Agent, any Bank and their respective Representatives (other than such designated Representative) shall be responsible or otherwise liable for the failure of any document specified in the Letter of Credit to come into the Fronting Bank's hands or for any delay in connection therewith, and the obligation of the Borrowers to reimburse the Fronting Bank, any other issuer, the Administrative Agent or any other Bank for payments made or obligations incurred shall not be affected by such failure or delay in the receipt by the Fronting Bank or other issuer of any or all of such documents whether sent to the Fronting Bank or other issuer in one or multiple mailings. In any event, neither the Fronting Bank, the Administrative Agent nor any other issuer shall be responsible for any error, neglect, suspension or insolvency of any of the Representatives of the Administrative Agent or other issuer designated to confirm or pay with respect to any Letter of Credit. Each Borrower acknowledges and agrees that this Agreement has been entered into and all Letters of Credit have been and shall be obtained by the Borrowers for commercial purposes. Each Borrower agrees that it will not raise (as a defense or otherwise), and each Borrower hereby expressly waives, any immunity or exemption from liability, jurisdiction, forum or service that may now or hereafter be accorded to any Borrower, its Representatives or any of their respective assets and properties. The preceding agreements and waivers are not intended (and shall not be deemed or construed) to in any way qualify, condition, diminish, restrict, limit or otherwise affect any (and is in addition to each) other release, waiver, consent, waiver, exculpation, indemnification, permitted action or other similar term or provision of this Agreement or any other Loan Instrument.

          Section 2.08. Payments and Applications.

          (a) Until such time as either (i) the Borrowers have defaulted in any payment to any Bank for more than five Business Days, (ii) a Default Declaration has been issued, or (iii) any Bank is in any continuing default under Article IX hereof, whichever occurs first, all payments of principal, interest, fees and other amounts due the Banks or the Administrative Agent pursuant to this Agreement and the other Loan Instruments shall be made in United States Dollars in immediately available funds by 12:30 P.M. (New York City time) on the date payment is due directly to each Bank at its offices at the appropriate address set forth in the Introduction or as otherwise instructed by each Bank. During the continuance of any Event of Default prior to maturity, and at any time after the Maturity Date, the Administrative Agent may direct the Borrowers to make all payments covered by this subsection directly to the Administrative Agent pursuant to subsection (c) below.

          (b) The parties intend that payments of the Obligations that may be directly billed by each Bank under subsection (a) of this Section may be made through the deposit of sufficient amounts by the Borrowers into specified accounts maintained with each Bank or any designated affiliate(s) as and when such Obligations become due, and the debiting of such account by or at the direction of the relevant Bank. Accordingly, each Borrower hereby authorizes each Bank (or such affiliate) from time to time to apply or direct the application of all or any portion of the funds in any such account to the payment of principal and interest on Loans and to all other Obligations of the Borrowers hereunder at each time such payment becomes due and payable under subsection (a) above. In debiting such accounts, the Obligations shall be deemed to have been paid or repaid only to the extent of the immediately available funds actually available in and debited from that account and applied to the Obligations, notwithstanding any internal procedure of the relevant Bank (or such debiting affiliate) to the contrary.

          (c) All payments of principal, fees and amounts not directly payable under subsections (a) and (b), above (including all payments of interest, fees and other amounts no longer directly payable under such subsections) due the Banks pursuant to this Agreement and the other Loan Instruments shall be made in United States Dollars in immediately available funds by 11:00 A.M. (New York City time) on the date payment is due to the Administrative Agent at its offices at 300 Broad Hollow Road, Melville, New York 11747, or as otherwise instructed by the Administrative Agent. All advances and payments made pursuant to this Agreement and the other Loan Instruments shall be recorded by each Bank on its books and records, and such books and records shall, absent manifest error, be conclusive as to the existence and amounts thereof.

          (d) Should any payment become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of any payment of principal, interest shall be payable thereon at the rate per annum specified in this Agreement during such extension.

          (e) Except as otherwise provided in this Agreement, so long as no Event of Default is then continuing, any funds received by any of the Banks from or on behalf of any Borrower (whether pursuant to any of the terms and provisions of this Agreement or any other Loan Instrument) shall be applied to the following items in the manner and order reasonably designated by the Borrowers to the extent permitted by Applicable Law; provided however, that absent such designation or during the continuance of any such event, those funds (including the net proceeds from any Collateral) instead shall be applied to the following items in the following order and manner to the extent permitted by Applicable Law:

     (i) the payment to or reimbursement of the Administrative Agent or any other Bank for any expenses actually incurred for which any of them is entitled to be paid or reimbursed pursuant to any of the provisions of this Agreement and the other Loan Instruments;

     (ii) the payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties;

     (iii) the payment of principal of Loans and Letter of Credit Advances then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and Letter of Credit Advances then due to such parties;

     (iv) the establishment or maintenance of any cash collateral required or permitted under any Loan Instrument; and

     (v) the payment in full of all other Obligations under this Agreement and the other Loan Instruments;

provided, however, that after the occurrence of an Event of Default, payments will be applied to the obligations of the Borrowers to the Banks, the Fronting Bank and the Administrative Agent as each Bank, the Fronting Bank and the Administrative Agent determines in its sole discretion with respect to the Obligations owing to it.

          Section 2.09. Taxes. Any and all payments made by the Borrowers under this Agreement or any other Loan Instrument shall be made free and clear of and without any reduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect thereto, excluding, however, such taxes as are imposed on a Bank (a) by the jurisdiction of its organization or its lending office engaged in the Loans (or any political subdivision thereof) with respect to the income or franchise of such Bank, or (b) by reason of such Bank's failure to comply with the requirements of Section 10.13(d) hereof (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter collectively referred to as the "Taxes"). In addition, the Borrowers shall pay, as and when due, any and all present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies that may arise from any execution, delivery, performance, existence or registration of this Agreement or any other Loan Instrument or any payment made hereunder or thereunder (collectively, "Other Taxes"). If any Borrower shall be required by Applicable Law to deduct any Taxes or Other Taxes from or in respect of any sum payable to the Banks under this Agreement or any other Loan Instrument, (x) the sum payable shall be increased as may be necessary so that, after making all required deductions, the Banks receive an amount equal to the sum they would have received if no such deductions had been made, (y) such Borrower shall make such deductions, and (z) such Borrower shall pay the full amount deducted to the relevant taxation Authority or other Authority in accordance with Applicable Law. Within 30 days after the date of any payment of Taxes or Other Taxes by the Borrowers, the Borrowers will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment or other documentation reasonably satisfactory to the Administrative Agent evidencing payment. The Borrowers will furnish to the Administrative Agent, upon the Administrative Agent's request from time to time, an officer's certificate stating that, to the knowledge of the signer, all Taxes and Other Taxes that are or have become due have been paid. The Borrowers shall indemnify and reimburse (on a joint and several basis) each Bank and the Administrative Agent on demand (payable within 30 days of written demand) for the full amount of Taxes or Other Taxes paid by such Bank(s) or the Administrative Agent (as the case may be) and any and all claims, liabilities, losses and expenses actually incurred (including, without limitation, penalties, interest, and reasonable attorneys and other professional fees, disbursements and expenses) of such Bank(s) or the Administrative Agent arising therefrom or related directly or indirectly thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

          Section 2.10. Lost or Damaged Notes. In the event of the loss, theft or destruction of a Note, the Borrowers shall execute and deliver an identical new Note to the affected Bank in substitution therefor upon the receipt by the Borrowers of (a) notice from the affected Bank confirming such event and (b) if requested by the Borrowers, an indemnity agreement from the affected Bank in such form and substance as may be reasonably acceptable to the affected Bank. In the event of the mutilation of or other damage to a Note, the Borrowers shall execute and deliver an identical new Note to the affected Bank in substitution therefor, following which the affected Bank will return the mutilated or damaged Note to the Borrowers.

          Section 2.11. Maximum Interest Rate. It is the intention of the Banks and the Borrowers that the interest (as defined under Applicable Law) on the Loans that may be charged to, collected from or received from the Borrowers shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything in this Agreement, any Note or any other Loan Instrument to the contrary notwithstanding, in the event any interest (as so defined) is charged to, collected from or received from the Borrowers by the Banks pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied to the reduction of the outstanding principal balance of the Loans and the other Obligations (without any prepayment premium or penalty) and any portion of such excess payment remaining after payment and satisfaction in full of the Obligations shall be returned by the Banks to the Borrowers.

          Section 2.12. Obligations and Communications of the Borrowers.

          (a) All of the obligations, liabilities, representations, warranties, covenants and other agreements of any one or more of the Borrowers under or in any way connected with this Agreement and the other Loan Instruments, including without limitation the Obligations, shall be joint and several and each Borrower shall be jointly and severally liable for all such obligations, liabilities and Obligations. Each Borrower shall be liable for all amounts due to the Administrative Agent, the Fronting Bank and/or any Bank under this Agreement, regardless of which Borrower actually receives Extensions of Credit or the amount of such Extensions of Credit received or the manner in which the Administrative Agent and/or such Bank accounts for such Extensions of Credit on its books and records. Each Borrower's Obligations with respect to Extensions of Credit made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Extensions of Credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each such Borrower. Any knowledge held by or imputed to any Borrower shall be deemed to be within the knowledge of all of the Borrowers. Any certificate, notice, request, statement or other document or communication signed or made on behalf or in the name of any one or more of the Borrowers shall be deemed to have been signed or made by all of the Borrowers unless expressly disclaimed in a particular document or communication.

          (b) Each Borrower agrees that neither the Administrative Agent nor any Bank shall have any responsibility to inquire into the apportionment, allocation or disposition of any Extensions of Credit as among the Borrowers.

          (c) Without limiting the generality of the joint and several nature of the Obligations and the other obligations, representations, warranties, covenants and other agreements of the Borrowers under this Agreement and the other Loan Instruments, each Borrower hereby makes, constitutes and appoints Aeroflex and each of its executive officers (Treasurer or Vice President and above), and each of them with full power of substitution, as such Borrower's true and lawful attorney-in-fact with full power and authority from time to time in such Borrower's name, place and stead to (i) make requests for, or conversions or continuations of, Extensions of Credit, the execution and delivery of certificates and the receipt and allocation of disbursements from the Banks, (ii) pay or otherwise perform any of the other Obligations, (iii) mortgage or grant security interests in any of the assets and properties of such Borrower to secure any of the Obligations, (iv) give notices and other communications under this Agreement and the other Loan Instruments, (v) agree to waivers, supplements, modifications, amendments, restatements and replacements of and additions to this Agreement and the other Loan Instruments, (vi) take or authorize any other action contemplated by this Agreement and the other Loan Instruments, and (vii) sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing. Aeroflex hereby accepts such appointment. This Power of Attorney is hereby declared to be revocable only with the prior written consent of the Administrative Agent, which will not be withheld unreasonably, with full power of substitution and coupled with an interest. This Power of Attorney shall survive the dissolution, reorganization or bankruptcy of any Borrower and shall extend to and be binding upon each Borrower's successors and assigns. This Power of Attorney may be exercised, among other ways, (i) by any one of the above-named attorneys-in-fact, or by any substitute designated by any of those attorneys-in-fact, and (ii) by signing for the Borrowers individually on any document or instrument or by listing two or more of the persons, including the Borrowers, for whom any document or instrument is being signed and signing once, with a single signature by the attorney-in-fact or substitute being effective to exercise the Powers of Attorney of all persons so listed. A facsimile signature shall be effective if so affixed.

          (d) Any certificate, notice, communication, election, representation and warranty, covenant, agreement, undertaking, request, statement or other document or communication made by any of the above-named attorneys-in-fact shall be deemed to have been signed or made by all of the Borrowers pursuant to this Power of Attorney and any certificate, notice, communication, election, representation and warranty, covenant, agreement, undertaking request, statement or other document or communication required or permitted to be given to any Borrower or Borrowers hereunder that is given to any of the above-named attorneys-in-fact shall be deemed to have been given to all of the Borrowers pursuant to this Power of Attorney and shall be binding upon and enforceable against such Borrowers to the same extent as if the same had been given directly to such Borrowers, in each case irrespective of whether any reference to this power or to one or more of the other Borrowers is made therein, unless such exercise expressly disclaimed in a particular document or communication. In the event of any conflict between the exercise of this power and the one granted to the Administrative Agent in Section 7.06 hereof, the one granted to the Administrative Agent shall prevail.

          (e) Each Borrower assumes all responsibility for being and keeping itself informed of each other Borrower's and any guarantor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Borrower or any guarantor assumes and incurs under any Loan Instrument, and agrees that neither the Administrative Agent nor any Bank shall have any duty to advise such Borrower, any other Borrower or any guarantor of information known to the Administrative Agent or any Bank regarding such circumstances or risks.

          (f) Each Borrower hereby waives, with respect to itself and its obligations hereunder, any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Bank to
(i) proceed against any other Borrower, any guarantor or any other Person, (ii) proceed against or exhaust any security held from any other Borrower, any guarantor or any other Person or (iii) pursue any other remedy in the Administrative Agent or any Bank's power whatsoever. Each Borrower hereby waives any defense based on or arising out of any defense of any other Borrower, any guarantor or any other Person other than payment in full of the Obligations, including any defense based on or arising out of the disability of any other Borrower, any guarantor or any other Person, or the enforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Obligations. Subject to the terms of this Agreement, the Administrative Agent or any Bank may, at its election, foreclose on any security held by the Administrative Agent or any Bank by one or more judicial or non-judicial sales, provided that any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Bank may have against any other Borrower, any guarantor or any other Person, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid in full. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Extensions of Credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent and/or any Bank now has or may hereafter have against the Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or any Bank to secure payment of the Obligations or any other liability of the Borrower to the Administrative Agent and/or any Bank. Each Borrower waives all rights and defenses arising out of any such election of remedies by the Administrative Agent or any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any of such Borrower's, any other Borrower's or any guarantor's rights of subrogation and reimbursement against any other Borrower or any guarantor by the operation of applicable law or otherwise.

          (g) Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Extensions of Credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent and/or any Bank with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Administrative Agent and/or any Bank, (iv) the failure by the Administrative Agent and/or any Bank to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Administrative Agent's and/or any Bank's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtors-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Administrative Agent's and/or any Bank's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers.

          (h) Upon any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any or all of Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or Collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent shall not be under any obligation to marshal any assets in favor of the Borrowers or against or in payment of any or all of the Obligations.

          (i) Reference to a single specific Borrower or group of Borrowers, whether by name, officers title, letterhead or otherwise, shall not constitute an express disclaimer of any of the foregoing.

          Section 2.13. Subrogation and Contribution. Each Borrower covenants and agrees that until the Obligations of the Borrowers under this Agreement and the other Loan Instruments have been fully paid, performed and satisfied, any and all Subordinated Rights shall be subordinate and inferior in priority and dignity to the Obligations and shall not be entitled to any payment or satisfaction (in whole or in part) until all of the Obligations have been fully paid and satisfied. Until such time (if ever) as the Obligations have been fully paid and satisfied: (x) the Borrowers shall not seek any payment or exercise or enforce any right, power, privilege, remedy or interest that any Borrower may have with respect to any Subordinated Right except with the prior written consent of the Administrative Agent (with the consent of the Requisite Banks, as and if required) and for the benefit of all of the Banks; and (y) any payment, asset or property delivered to or for the benefit of any Borrower in respect of any Subordinated Right shall be accepted in trust for the benefit of all of the Banks and shall be promptly paid or delivered to the Administrative Agent (for the benefit of all of the Banks) to be credited and applied to the payment and satisfaction of the Obligations, whether contingent, matured or unmatured, or to be held by the Administrative Agent (for the benefit of all of the Banks) as additional Collateral, as the Administrative Agent (with the consent of the Requisite Banks, as and if required) may elect in its sole and absolute discretion.

          Section 2.14. Waiver of Impairment of Contribution and Other Rights. Each Borrower acknowledges and agrees that: (a) the amounts (if any) that potentially could be realized by such Borrower, as well as the enforceability, practicality or value of any right, power, privilege, remedy or interest of such Borrower, under or in respect of any Subordinated Right may be substantially reduced or limited or completely eliminated by any one or more of the following (either individually or in the aggregate): (i) the delay inherent in the subordination of those rights under this Agreement, (ii) payments by any other Borrower or others to the Administrative Agent, any Bank or any other person,
(iii) any foreclosure, sale, lease or other disposition or realization respecting any Collateral, (iv) any action or inaction by the Administrative Agent, any Bank or any other person authorized or waived by or on behalf of such Borrower, whether under this Agreement or otherwise, or contemplated, permitted or provided for under this Agreement, any other Loan Instrument or Applicable Law, (v) the exercise or enforcement by the Administrative Agent or any other Bank of any one or more of its rights, powers privileges, remedies and interests of the Administrative Agent or any other Bank under any Loan Instrument or Applicable Law, or (vi) any adverse change (however material) in the assets, business, operations, properties, or condition (financial or otherwise) of any other Borrower or any other person arising out of or related directly or indirectly to any of the foregoing; (b) neither the Administrative Agent nor any Bank is acting as an agent, trustee or other representative (regarding collateral or otherwise) with respect to any Subordinated Right; (c) the Administrative Agent or any other Bank may exercise or enforce any of its rights, powers, privileges, remedies or interests under the Loan Instruments and Applicable Law without any consideration of or regard to any Subordinated Right or any direct or indirect adverse effect thereupon (however material); (d) such Borrower shall not be entitled to any payment or other asset or property (or any part thereof) delivered to or otherwise realized by the Administrative Agent or another Bank on account of any of the Obligations or to any accounting thereof;
(e) none of the foregoing (whether individually or in the aggregate) shall (i) release, limit or otherwise affect the liability of such Borrower to the Administrative Agent or any other Bank under this Agreement or any other Loan Instrument, or (ii) give rise to any action, claim, counterclaim, right of setoff or recoupment, defense, or other remedy on the part of such Borrower irrespective of frequency, direct or indirect effect, materiality, or direct or indirect consequences; and (f) such Borrower shall not raise any, and hereby expressly waives and releases each and every, such action, claim, counterclaim, right of setoff, or recoupment, defense, or other remedy.

          Section 2.15. Guaranty of Payment and Expenses. Each Borrower unconditionally and irrevocably guaranties to the Administrative Agent, the Fronting Bank and each Bank the full and punctual payment and satisfaction of the Obligations of each and every other Borrower as and when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay and satisfy in full any and all reasonable expenses that are paid or incurred by the Administrative Agent, the Fronting Bank or any other Bank in the collection of all or any portion of the Obligations of any Borrower or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of the Administrative Agent, the Fronting Bank and the Banks under this Agreement and the other Loan Instruments, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such expenses constitute part of the Obligations (collectively, the "Guaranty").

          Section 2.16. Continuing Guaranty, Payment in Accordance with Terms, Etc. Each Borrower covenants and agrees that: (a) the Guaranty is a continuing guaranty of payment and satisfaction, and not collectability only, whether the Obligations are now or hereafter existing, acquired or created, and irrespective of the fact that from time to time under the terms and provisions of the Loan Instruments monies may be advanced, repaid and readvanced and the outstanding balance of the Loans may be zero; (b) the Guaranty may not be revoked or terminated until such time as all of the Obligations shall have been fully paid and satisfied; (c) the Obligations shall not be deemed to have been otherwise fully paid and satisfied so long as any Loan Instrument shall have any continuing force or effect; and (d) the Borrowers' guaranty of those Obligations will be paid and satisfied in full in accordance with the terms and provisions of the Loan Instruments without regard to any Applicable Law now or hereafter in effect in any jurisdiction, including (without limitation) any Applicable Law that might in any manner affect any of those terms and provisions or any of the rights, powers, privileges; remedies and interests of the Administrative Agent, the Fronting Bank or any other Bank with respect thereto, or that might cause or permit to be invoked any alteration in the time. amount or manner of payment of any of the Obligations by any Borrower or any other person (other than any Bank).

          Section 2.17. Waivers of Notice, Etc. Except for notices expressly required under this Agreement or any other Loan Instrument to the Borrowers, each Borrower hereby expressly waives: (a) notice of acceptance of this Agreement; (b) notice of any action taken or omitted in reliance hereon; (c) presentment; (d) demand for payment; (c) protest or notice of protest; (f) notice of any nonpayment or other Event of Default or the occurrence or continuance of any other default, or any other event that (with the giving of notice or the passage of time or both) could constitute an Event of Default or a default, under any Loan Instrument; (g) notice of any material and adverse effect, whether individually or in the aggregate, upon the assets, business, operations, properties or condition (financial or otherwise) of any Borrower or any other person, or upon any part of any Collateral securing the obligations of any Borrower or any other person; (h) any statute of limitations or similar time constraint under any Applicable Law, whether with respect to the Obligations; or
(i) any other proof, notice or demand of any kind whatsoever with respect to any or all of the Obligations or promptness in making any claim or demand under this Agreement or any other Loan Instrument. No act or omission of any kind in connection with any of the foregoing shall in any way impair or otherwise affect the legality, validity, binding effect or enforceability of any term or provision of this Agreement or any other Loan Instrument or any of the Borrowers' Obligations under the Guaranty.

          Section 2.18. Agreement Not Affected. Without limiting the generality of the foregoing Sections or any other term or provision of this Agreement, each Borrower (in its capacity as a guarantor under the Guaranty) covenants, agrees and consents that, at any time, and from time to time: (a) the Loans may be advanced, repaid and readvanced from time to time, or the amount of the Loans, the rate of interest thereon, any other Obligation or the credit availability may be increased or otherwise changed; (b) the time, manner, place and other terms and provisions of payment or performance of any one or more of the Obligations may be extended, modified, amended, restated or otherwise changed;
(c) any partial or late payment or any payment during the continuance of any Default under any Loan Instrument may be accepted in whole or in part or rejected; (d) any Collateral securing or intending to secure anyone's obligations under any Loan Instrument may be surrendered, repossessed, sequestered, judicially or nonjudicially foreclosed, conveyed or assigned (by deed in lieu of foreclosure or otherwise), sold, leased or otherwise realized upon, dealt with or disposed of, in whole or in part, whether to the Administrative Agent, the Fronting Bank or any other Bank, its designee or otherwise; (e) any mortgage or other security interest in any such Collateral may be held without due recordation or other perfection (whether intentionally or otherwise), may be recorded or otherwise perfected, or may be assigned, released, subordinated or otherwise impaired, dealt with or disposed of in whole or in part; (f) any one or more payments, distributions and proceeds received from or in respect of such Borrower, any other Borrower or any other Person or any Collateral, if not expressly designated for or otherwise restricted to a particular obligation, may be applied in the discretion of the Administrative Agent, the Fronting Bank or any other Bank to the Obligations or to other Indebtedness or obligations (including interest) of such Borrower, any other Borrower or any such other Person owed to the Administrative Agent, the Fronting Bank or any other Bank or any of its Affiliates; (g) the liability of such Borrower, any other Borrower or any other Person to pay any and all of the Obligations may be settled, compromised, adjusted, forgiven, released or affected by any other accommodation, in whole or in part, and payment of any and all of the Obligations of any Borrower may be subordinated to the prior payment of any other debts or claims of that or any other person; (h) the respective rights of setoff of the Administrative Agent, the Fronting Bank, any Bank and their respective Representatives may be exercised as provided under this Agreement, any other Loan Instrument or Applicable Law against any of the deposits, assets, properties and Indebtedness subject thereto, without any demand on or notice to any Borrower, without regard to the frequency of exercise thereof, and whether or not the relevant obligations shall then be matured; (i) any representation, warranty, covenant or other term or provision of any Loan Instrument, in whole or in part, may be the subject of one or more waivers of applicability or consents to nonperformance, noncompliance or nonobservance, whether or not constituting defaults, or may be otherwise not exercised or enforced (whether intentionally or otherwise); (j) any Loan Instrument, or any term or provision thereof, in whole or in part, may be renewed, extended, supplemented, modified, amended, restated or otherwise changed in any respect by the respective parties thereto in the manner provided therein; (k) any one or more of this Agreement and the other Loan Instruments, or any one or more of the rights, powers, privileges, remedies and interests of the Administrative Agent, the Fronting Bank or any other Bank herein or therein, may be sold, conveyed, assigned or otherwise transferred in whole or part (including participations or other undivided interests) to any other Person; or (1) any other right, power, privilege, remedy or interest of the Administrative Agent, the Fronting Bank or any other Bank under this Agreement, any other Loan Instrument or Applicable Law may be exercised or enforced by the Administrative Agent, the Fronting Bank or any other Bank, or its designee, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or any such right, power, privilege, remedy or interest may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise); all in such manner and order, upon such terms and provisions and subject to such conditions as the Administrative Agent, the Fronting Bank or any other Bank may deem necessary or desirable in its sole and absolute discretion, in each case subject to any limitations imposed by the terms of this Agreement, including Section 7.01 hereof, all without notice to or further assent from such Borrower, and all without affecting this Agreement or any other Loan Instrument or any of such Borrower's Obligations under the Guaranty, which obligations shall continue in full force and effect until such time as all of the Obligations shall have been fully paid and satisfied.

          Section 2.19. Bankruptcy, Reinstatement. In the event the Administrative Agent, the Fronting Bank or any other Bank is not permitted or is otherwise unable (because of the pendency of any bankruptcy, insolvency, receivership or other proceeding) to accelerate the Obligations, but otherwise would have been permitted to do so at such time pursuant to any Loan Instrument, the Administrative Agent, the Fronting Bank or such Bank may demand payment in full under the Guaranty and may exercise and enforce the other rights, powers, privileges, remedies and interests of the Administrative Agent, the Fronting Bank or any other Bank under this Agreement or any other Loan Instrument to which the guarantying Borrower is a party as if the Obligations had been duly accelerated, and each guarantying Borrower will not raise, and each hereby expressly waives and releases, any claim or defense with respect to such deemed acceleration. In the event any payment of or any application of any amount, asset or property to any of the Obligations, or any part thereof, at any time is rescinded or must otherwise be restored or returned by the Administrative Agent, the Fronting Bank or any other Bank upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, whether by order of any court, by any settlement approved by any court, or otherwise, then the terms and provisions of this Guaranty shall continue to apply, or shall be reinstated if not then in effect, as the case may be, with respect to the Obligations so rescinded, restored or returned, all as though such payment or application had never been made.

          Section 2.20. Transitional Matters. On the Effective Date this Agreement shall have amended, restated and completely replaced the Existing Loan Agreement and the Notes shall have amended, restated and completely replaced the Existing Notes (as more fully described in Sections 2.01, 2.02 and 2.03 hereof); but no such action shall be deemed a repayment, satisfaction, cancellation or novation of the Existing Obligations, which shall continue and constitute Obligations of the Borrowers under and subject to the terms and provisions of this Agreement and the other Loan Instruments. The Loan Instruments are intended, and shall be deemed and construed, to be a continuation (without


                                      -46
interruption or recommencement) of the various terms and provisions of the Existing Loan Instruments and the obligations arising or accruing thereunder prior to the Effective Date, subject to any modifications made by the Loan Instruments. For example (and without limitation); (a) all principal, interest, fees, reimbursements and other amounts heretofore owed or accruing under the Existing Loan Instruments will continue to be owed, to accrue and to be payable under the Loan Instruments, subject to any modifications made by the Loan Instruments; (b) the Borrowers shall deliver all financial statements and reports required under the Existing Loan Instruments respecting periods ending on or before the Effective Date, and not yet delivered, which shall be deemed to be statements and reports delivered pursuant to this Agreement; (c) any term or provision of any Loan Instrument relating to the 2002 calendar year or the fiscal years ending June 30, 2002 or June 30, 2003, shall include all of the year or fiscal year (even though portions may predate the Effective Date); and
(d) any misrepresentation or default by the Borrowers under the Existing Loan Instruments continuing as of the Effective Date shall continue and constitute a corresponding continuing misrepresentation or default by the Borrowers under the Loan Instruments, with any time periods for notice, grace or the like under the Loan Instruments having commenced to run at their inception under the Existing Loan Instruments, subject to any modifications made by the Loan Instruments.

                                  ARTICLE III
                         Representations and Warranties

          To induce the Banks to enter into this Agreement and the other Loan Instruments to which each is a party and to make and continue the Loans to the Borrowers, the Borrowers jointly and severally represent and warrant to the Banks that:

          Section 3.01. Organization, Powers, Etc. Each Borrower: (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has the power and authority to carry on its business as now conducted and to own or hold under lease the assets and properties it purports to own or hold under lease, (c) is duly qualified, licensed or registered to transact its business and in good standing in every jurisdiction in which failure to be so qualified, licensed or registered has had or would be reasonably likely to have a Material Adverse Effect and Schedule 3.01(c) hereto contains a complete and accurate list of all jurisdictions in which such Borrower is so qualified, licensed or registered, (d) has the power and authority to execute and deliver this Agreement and each of the other Loan Instruments to which it is or will be a party and to perform all of its obligations hereunder and thereunder; and (e) has its executive office and principal place of business at the address(es) set forth in the Introduction.

          Section 3.02. Authorization, Conflicts and Validity. The execution and delivery by each Borrower of this Agreement and each of the other Loan Instruments to which it is or will be a party and the performance by each Borrower of all of its obligations hereunder and thereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate or be in conflict with any term or provision of (i) any Applicable Law (including, without limitation, any applicable usury or similar law, but excluding those that have not had or would not be reasonably likely to have a Material Adverse Effect), (ii) any judgment, order, Writ, injunction, decree or consent of any court or other judicial Authority, or (iii) any organizational document; (c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any term or provision of any Material Document, other than any such violation, conflict, breach or default that has not had or would not be reasonably likely to have a Material Adverse Effect; and (d) except as specifically contemplated by this Agreement or any other Loan Instrument, will not result in the creation or imposition of any Lien of any nature upon any of its assets and properties. This Agreement and each Note are, and the other Loan Instruments to which any Borrower is or will be a part (when executed and delivered) will be legal, valid and binding obligations of each signing Borrower, enforceable in accordance with their respective terms and provisions, except as enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization and other laws affecting the rights or remedies of creditors generally and (2) rules of equity affecting the enforcement of obligations generally (whether at law or in equity).

          Section 3.03. Consents, Etc. No consent, approval or authorization of, or registration, declaration or filing with, any governmental Authority or other person (including, without limitation, the shareholders of any Borrower) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by any Borrower of this Agreement or any other Loan Instrument to which any Borrower is or will be a party or the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions, except (i) as listed on Schedule 3.03 hereto, (ii) the filing of the Uniform Commercial Code financing statements determined by the Administrative Agent to be required in connection herewith, and (iii) the compliance under any applicable assignment of claims statute with respect to any Contract made directly with any governmental Authority. Each franchise, license, certificate, authorization, approval or consent from any governmental Authority material to the present conduct of the business or operations of each Borrower or any of its Subsidiaries, or required for the acquisition, ownership, improvement, operation or maintenance by any Borrower of any material portion of the assets and properties it now owns, operates or maintains, has been obtained and is validly granted, is in full force and effect and constitutes valid and sufficient authorization therefore, other than where the failure to so obtain or maintain any such franchise, license, certificate, authorization, approval or consent from any governmental Authority has not had or would not be reasonably likely to have a Material Adverse Effect.

          Section 3.04. Litigation. Except as set forth in Schedule 3.04 hereto, there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of any one or more of the Borrowers) pending or, to the best knowledge of the Borrowers, threatened or contemplated at law, in equity, in arbitration or by or before any other Authority involving or affecting: (a) any Borrower that, if adversely determined, would be reasonably likely to have a Material Adverse Effect; (b) any alleged criminal act or activity (other than a misdemeanor) on the part of any Borrower or any of its representatives; (c) the Obligations; or (d) any of the transactions contemplated in this Agreement and/or the other Loan Instruments; nor to the best knowledge of the Borrowers, is there any basis for the institution of any such action, suit, investigation or proceeding. None of the Borrowers is in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial Authority, which default has had or would be reasonably likely to have a Material Adverse Effect.

          Section 3.05. Financial Statements.

          (a) The Borrowers heretofore have provided to the Banks the consolidated balance sheet of the Borrowers as at June 30, 2002, and the related consolidated statements of earnings, shareholders' equity, and cash flow for the fiscal year ended on that date, audited and reported upon by KPMG LLP, independent certified public accountants. Those financial statements and reports and the related notes and schedules, as well as those related to later periods (whenever delivered), (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) are complete, accurate and a fair presentation of the financial condition of the Borrowers as of the date thereof and the results of their operations for the period covered thereby (subject in the case of interim statements to normal year-end audit adjustments).

          (b) Since June 30, 2002, other than the December Restructuring Charge, no event or events have occurred that individually or in the aggregate has had or would be reasonably likely to have a Material Adverse Effect.

          Section 3.06. Absence of Defaults and Certain Agreements.

          Except as set forth in Schedule 3.06 hereto, no act or event has occurred and is continuing that violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time or both) under any term or provision of (a) this Agreement or any other Loan Instrument, or (b) any Corporate Document. None of the Borrowers is a party to any instrument, indenture, agreement, document, arrangement or other obligation, or subject to any charter or other restriction, that has had or would be reasonably likely to have a Material Adverse Effect.

          Section 3.07. Compliance with Applicable Laws. Except as otherwise set forth in Schedule 3.07 hereto, each Borrower is in compliance with and conforms to all Applicable Laws, other than to the extent that the noncompliance therewith or violation thereof has not had and could not have a Material Adverse Effect.

          Section 3.08. Payment of Debts and Taxes.

          (a) Each Borrower: (i) has filed all required tax returns with the appropriate taxing authorities respecting its operations, assets and properties; and (ii) has paid or caused to be paid all taxes shown on those returns to the extent due; except in either case to the extent that (A) extensions of time to make such filing have been duly granted by the appropriate taxing authorities and those extensions have not expired, or (B) payment is not yet required pursuant to Section 5.06 hereof.

          (b) Each Borrower is current in its payment of debts and performance of obligations (other than taxes) except to the extent payment or performance is not yet required pursuant to Section 5.06 hereof

          Section 3.09. Indebtedness, Credit Support, ERISA Plans, Etc.

          (a) Schedule 3.09(a) hereto (as and if updated pursuant to Section
5.02 hereof) contains a complete and accurate list of all (i) direct and indirect Indebtedness of each Borrower (whether individual, joint, several or otherwise), (ii) all Credit Support of each Borrower with respect to any such Indebtedness and (iii) other Credit Support of each Borrower, in each case including commitments, lines of credit and other credit availabilities, identifying with respect to each the respective parties (and whether the Borrower is a borrower or guarantor), amounts and maturities, excluding however, the Loans, all intercompany Indebtedness among the Borrowers and negotiable instruments endorsed for collection or deposit in the ordinary course of business and Credit Support pursuant to the Guaranty.

          (b) [Intentionally Omitted.]

          (c) Except as set forth in Schedule 3.09(c): (i) each "employee pension benefit plans" (as defined in ERISA) established, funded or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate is required to contribute (as each may be supplemented, modified, amended, restated or replaced from time to time pursuant to ERISA or the Code, as applicable, a "Plan", and collectively, the "Plans") is in full force and effect and has been (or is expected to be) determined to be duly qualified under ERISA and the Code, as applicable; (ii) no ERISA Event is currently continuing, and none has occurred within the past five years, in any material respect; (iii) each material report, statement or other document has been timely prepared and delivered in accordance with, and conforms in form and substance to the requirements of, ERISA and the Code; (iv) each Plan complies with ERISA, the Code and all other Applicable Laws in all other material respects, (v) the present value of all accrued benefits under each Plan subject to Title IV of ERISA does not, and did not as of the last annual valuation date, exceed the value of the assets of such Plan allocable to such accrued benefits

(which benefit value shall be determined either on an ongoing basis, using the Plans reasonable actuarial assumptions, or on a termination basis, using the assumptions employed by the Pension Benefit Guaranty Corporation in connection with plan terminations, as applicable); (vi) there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of any fiduciary, sponsor, participant or beneficiary) pending, or to the best knowledge of the Borrowers, threatened or contemplated at law, in equity, in arbitration or by or before any Authority involving or affecting any Plan or any assets and properties of a Plan that, if adversely determined, would be reasonably likely to have an ERISA Effect, (vii) to the best knowledge of the Borrowers, there are no facts or circumstances that might give rise to any material liability of or material claim against any Borrower, any of its Subsidiaries or the Collateral under Title IV of ERISA; and (viii) none of the Plans is, and no Borrower or ERISA Affiliate in the past established, funded, maintained, contributed or was required to contribute to, any "multiemployer plan" (as defined in ERISA); provided, however, that the provisions of this sentence shall be to the best knowledge of the Borrowers with respect to any multiemployer plan administered by a person other than any Borrower or any ERISA Affiliate. The present value of all accrued post-retirement benefits under each "employee welfare benefit plan" (as defined in ERISA) to which one or more of the Borrowers and their ERISA Affiliates is required to contribute does not in the aggregate exceed the assets of such plan allocable to such benefits by more than $50,000 (determined using the actuarial and other assumptions required under FAS 106).

          (d) After giving effect to the direct and indirect Indebtedness and other liabilities and obligations of each Borrower and its Subsidiaries arising under this Agreement and the other Loan Instruments, whether absolute or contingent, Aeroflex on a consolidated basis (i) is solvent (i.e., the aggregate fair value of its assets exceeds the sum of its liabilities); (ii) has adequate working capital; and (iii) is able to pay its debts as they mature. No Borrower is currently considering or planning, and has ever considered or planned, to take any of the actions specified in Section 8.01(h) hereof, and to the knowledge of each Borrower no other person is currently considering or planning, or has ever considered or planned, to take any of the actions specified in
Section 8.01(i) hereof.

          Section 3.10. Assets and Collateral.

          (a) The Borrowers are the holders and severally are the legal and beneficial owners of, and have good title to: (i) the Collateral; and (ii) all of the other assets and properties of the Borrowers (A) that are owned by such Borrowers and are reflected on the most recent report or financial statement furnished to the Banks or (B) subsequently acquired, excluding, however, such assets and properties as may have been sold or otherwise disposed of (1) in the ordinary course of business prior to the date of this Agreement or (2) as permitted by this Agreement after the date hereof. Each Borrower has full corporate power and authority and the unconditional right to grant to the Administrative Agent (for the benefit of all of the Banks) the security interests respecting the Collateral contemplated in this Agreement and the other Loan Instruments. The Administrative Agent (for the benefit of all of the Banks) has received legal, valid, binding and enforceable security interests in and to the Collateral pursuant to this Agreement and the other Loan Instruments which security interests shall be perfected upon the delivery of the certificated Pledged Securities and the filing of any requisite Uniform Commercial Code financing statements. No property of any Borrower is subject to any Lien or any adverse claim (other than any claim of any party to a Contract made thereunder) of any kind whatsoever, except (x) those in favor of the Administrative Agent (for the benefit of all of the Banks) under the Loan Instruments, (y) those permitted by Section 6.04 hereof (if any), and (z) those described in Schedule 3.10(a) annexed hereto.

          (b) To the best knowledge of each Borrower, there are no claims (other than any claim of any party to a Contract made thereunder) of third parties that would prevent any assignee or purchaser of all or any portion of the Collateral from receiving any payments, distributions and proceeds with respect thereto, if any, without any, defense, counterclaim, setoff, right of recoupment, abatement or other claim or determination whatsoever.

          (c) All of the Collateral and the other material assets and properties of each Borrower (if any) have been and currently are operated, maintained and insured as respectively required by Sections 5.05, 5.07(a) and 5.07(b) hereof. Each Borrower and each of its Subsidiaries currently is, and since the Effective Date has been, insured as required by Section 5.07(b) hereof, and for at least the five-year period ending with the Effective Date or, with respect to any Subsidiary or Collateral owned by any Borrower for less than five years, since the date of ownership of such Subsidiary or Collateral, was insured in a comparable manner. To the best knowledge of each Borrower, no fact, circumstance or other event currently exists or has occurred that (i) has violated or could violate any term or provision of any insurance policy in any material respect,
(ii) has been or could be reasonably likely to permit any insurer to cancel or refuse to renew (upon similar terms) any such insurance policy, or (iii) has been or could be reasonable likely to prevent any Borrower from obtaining a similar insurance police on similar terms.

          (d) The Borrowers have full possession and control of the Collateral and their other material assets and properties (if any), and all of the Collateral and their other material assets and properties (if any) are located (or in the case of accounts and general intangibles are deemed to be located) at the addresses of the Borrowers set forth in the Introduction.

          (e) Each Account Receivable of each Borrower arose in the ordinary course of business in a bona fide arm's length transaction, has been reflected on its books and records in accordance with GAAP consistently applied, and is represented by a written invoice or other written document that: (i) was duly executed and delivered and to the best knowledge of the Borrowers contains no forgeries or unauthorized signatures; (ii) is legal, valid, binding and enforceable against the customer in accordance with its terms and provisions, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization and other laws affecting the rights or remedies of creditors generally and (B) rules of equity affecting the enforcement of obligations generally (whether at law or in equity); (iii) does not violate or conflict with any provision of Applicable Law (except where any such violation or conflict does not have and is not reasonably likely to have a Material Adverse Effect); (iv) has not been amended or modified in any material respect;
(v) except as set forth in Schedule 3.10(e) hereto, fully reflects all agreements and understandings with the customer with respect thereto; (vi) is assignable to the Administrative Agent (for the benefit of all of the Banks) in accordance with the terms and provisions hereof and thereof subject to the receipt of requisite consents for government contracts, and (viii) is maintained at the office(s) of the relevant Borrower (or at such other office as may have been specified in a notice to the Administrative Agent) in a file and location that would be readily identifiable by anyone examining the Accounts Receivable of the Borrowers. The reserves for uncollectible accounts established by the Borrowers are adequate in the judgment of the Borrowers to fully cover current and future uncollectible Accounts Receivable.

          (f) Schedule 3.10(f) hereto contains a complete and accurate list of
(i) all Pledged Securities currently owned of record and/or beneficially by the Borrowers (whether individually, jointly or otherwise), identifying with respect to each the owner(s), issuer, type, amount(s) and certificate or other identifying number(s), or account number(s) and name(s) and address(s) of the relevant office(s) if held by a clearing corporation, custodian or other financial intermediary and (ii) all of the Capital Stock issued by each Borrower (other than Aeroflex) is listed on that schedule. There are no other outstanding securities issued by any Borrower (other than Aeroflex) or any outstanding warrants, options or other rights to acquire any securities issued by any Borrower (other than Aeroflex), whether from the issuer or anyone else. Each Pledged Security is owned beneficially and of record by the Borrower indicated on that schedule, is assignable, and has been duly assigned and transferred as collateral to the Administrative Agent (for the benefit of all of the Banks). Each of the Pledged Securities was duly authorized and validly issued, is fully paid and non-assessable and was acquired from the issuer in a transaction in compliance with and exempt from registration under the Securities Act. None of the Pledged Securities: (i) is subject to any warrant, option, put, call or other right to acquire, redeem, sell, transfer or encumber it (other than such call and redemption rights as may be intrinsic to such securities where issued by a person not affiliated with the Borrowers);
(ii) is governed by or otherwise subject to any shareholders agreement, voting trust or similar agreement or arrangement (other than such call and redemption rights as may be intrinsic to such securities where issued by a person not affiliated with the Borrowers); and (iii) is limited or otherwise restricted in any way respecting assignability, transferability or any voting, dividend, distribution or other ownership right (whether or not reflected on the face of the certificate, in any Corporate Document, in any instruction or other communication to or agreement or arrangement with any transfer agent, clearing corporation, custodial bank or other financial intermediary, or otherwise). Each of the Pledged Securities is not and will not be subject to any preemptive or similar right or restriction. The Borrowers have delivered stock certificates to the Administrative Agent (for the benefit of all of the Banks) representing all of the Pledged Securities, together with stock powers duly endorsed in blank representing those certificates.

          (g) Each Material Contract Schedule (to the extent required to be delivered under this Agreement and so delivered), (i) contains a complete and accurate list of each Material Contract as of the date of such Schedule and (ii) with respect to each such Contract accurately states the purchaser, the date of the Contract and the Contract amount. Each Contract, each other note, stock certificate or other instrument included in the Collateral, and each other material Account Receivable, agreement, document or intangible included in the
Collateral: (i) was duly executed and delivered in a written instrument or document and to the best knowledge of the Borrowers contains no forgeries or unauthorized signatures; (ii) is legal, valid, binding and enforceable against the signer in accordance with its terms and provisions, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization and other laws affecting the rights or remedies of creditors generally and (B) rules of equity affecting the enforcement of obligations generally (whether at law or in equity); (iii) does not violate or conflict with any provision of Applicable Law in any material respect; (iv) fully reflects all amendments and material agreements and understandings with the signer with respect thereto; (v) is assignable, and has been duly assigned to the Administrative Agent (for the benefit of all of the Banks) pursuant to Section 7.01 hereof, in accordance with the terms and provisions hereof and thereof subject to receipt of requisite consents for government contracts; and (vi) is maintained at the relevant office of the relevant Borrower (or at such other office as may have been specified in a notice to the Banks) in a file and location that would be readily identifiable by anyone examining the books and records of the Borrowers, except (A) that certain items may be physically located at the other locations listed in such Material Contract Schedule, which schedule contains a complete and accurate description of each other location and the items located there, and (B) for items physically held by the Administrative Agent or its designee (for the benefit of all of the Banks).

          (h) The machinery, equipment and other fixed assets owned or leased by each Borrower that are necessary for the current conduct of its business are in good working order and condition (ordinary wear and tear and retirement excepted), all of the machinery, equipment and other fixed assets owned or leased by each Borrower that are necessary for the current conduct of its business are used or usable in the current conduct of its business, and each Borrower has all of the machinery, equipment and other fixed assets necessary for the current conduct of its business.

          (i) Except as set forth in Schedule 3.10(i) hereto, to the best knowledge of the Borrowers, the procurement, storage, containment, presence, manufacture, distribution, removal and disposition of all Inventory and Environmental Substances by or on behalf of the Borrowers and the use and operation of all assets and properties owned, leased or used by or on behalf of the Borrowers (including, without limitation, machinery, equipment, real estate and improvements), as now or previously existing (whenever created), as conducted by or for any Borrower, or as contemplated, are in compliance with and conform to all Environmental Laws and other Applicable Laws in all material respects. Without limiting the generality of the foregoing, except as set forth in Schedule 3.10(i) hereto: (i) all material permits, licenses, authorizations, consents or approvals of authorities necessary for such activities have been obtained and they are in full force and effect; (ii) no part of those activities, the Collateral or the other assets or properties of any Borrower is in violation of any Environmental Law or other Applicable Law in any material respect; and (iii) no notice has been served upon any Borrower (other than a notice subsequently withdrawn or with regard to a violation subsequently cured) from any governmental Authority or other person claiming, nor does there currently exist, any violation of any Environmental Law or other Applicable Law in any material respect in connection with any of those activities, the Collateral or the other assets or properties of any Borrower.

          (j) Each Borrower has all of the patents, trademarks, tradenames and other intellectual property rights necessary for the current conduct of its business and each such patent, trademark, tradename and other intellectual property right necessary for the current conduct of its business: (i) is subsisting and has not been determined to be invalid or unenforceable by any Authority; (ii) to the best knowledge of the Borrowers is valid, binding and enforceable; (iii) is not and has not been the subject of any claim of infringement or other material adverse claim; and (iv) has been maintained and used in accordance with all Applicable Laws.

          (k) [Intentionally Omitted.]

          (l) To the best knowledge of the Borrowers, there is no existing, proposed or contemplated plan, study or effort by any governmental Authority or other person that in any way has affected or could affect the continued authorization of the present or contemplated ownership, financing, construction, use or operation of any part of the Collateral or the other material assets or properties of any Borrower, or that has resulted or could result in any tax or other charge being levied or assessed against, or in the creation of any Lien upon, any part of the Collateral or the other material assets or properties of any Borrower.

          Section 3.11. Subsidiaries, Other Ventures, Loans and Other Investments. Schedule 3.11 hereto contains a complete and accurate list of: (a) all of the direct and indirect Subsidiaries of the Borrowers, including with respect to each Subsidiary (i) its jurisdiction of incorporation, (ii) all jurisdictions (if any) in which such Subsidiary is qualified to do business as a foreign corporation, (iii) the name of the owner and the number of shares of Capital Stock of such Subsidiary owned, specifying whether owned beneficially and/or of record, and if that is less than all of the outstanding shares issued by the Subsidiary, stating the total outstandings, and (iv) all obligations of any Borrower and/or any Subsidiary of any Borrower to contribute capital or other funds to such Subsidiary; (b) all partnerships and other ventures in which any Borrower or any Subsidiary of any Borrower is a member or venturer, including with respect to each such partnership or venture (i) its jurisdiction of organization and any other jurisdiction in which it is qualified to do business as a foreign entity, (ii) the name of the owner and the percentage and type of interest in such partnership or venture owned, specifying whether owned beneficially and/or of record, (iii) all obligations of any Borrower and/or any Subsidiary of any Borrower to contribute capital or other funds to such venture, and the names and addresses of the other members or venturers; (c) any and all loans or advances from the Borrowers to any of the affiliates of the Borrowers, identifying with respect to each of the respective parties, amounts and maturities; and (d) all other Investments of the Borrowers other than Permitted Investments; excluding, however, (i) all loans and advances by any Borrower to any other Borrower and (ii) all loans or advances of salary to any officer or employee of any Borrower in the ordinary course of business that in the aggregate for any such officer or employee does not exceed $250,000.

          Section 3.12. Relationship of the Borrowers. Aeroflex and the other Borrowers (which are Subsidiaries of Aeroflex) are engaged in the business of, among other things, developing, manufacturing and selling mechanical and electronic components and systems and services to government and industry and of providing the required services and other facilities for those integrated operations. The Borrowers are seeking to continue the existing facilities from the Banks in order that funds may continue to be made available from time to time for working capital and other purposes. Each Borrower expects to derive financial and other benefit, directly or indirectly, in return for undertaking its respective obligations under this Agreement and the other Loan Instruments, both individually and as a member of the integrated group.

          Section 3.13. [Intentionally Omitted.]

          Section 3.14. Federal Reserve Regulations, No Restriction on Borrowing, Etc.

          (a) Except as expressly permitted by Section 6.09 hereof, no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to any other person for the purpose of purchasing or carrying any Margin Stock or in any way or for any purpose that otherwise violates or is inconsistent with any applicable Margin Stock Regulations. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          (b) No Borrower is an "investment company", an "affiliated person", "promoter" or "principal underwriter" of an "investment company", or "controlled" by an "investment company" (as such terms are defined in the Investment Company Act). None of the transactions contemplated by this Agreement and the other Loan Instruments (including the making of the Loans and the permitted use of the proceeds thereof) will violate any provision of the Investment Company Act.

          (c) No Borrower is a "holding company" or an "affiliate" or a "Subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any corresponding provisions of any Applicable Law in any foreign jurisdiction, and as the same may be supplemented, modified, amended or restated from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of Applicable Law.

          (d) No Borrower is an "employee benefit plan" governed by (and as defined in) ERISA, and none of the assets or properties of any Borrower constitutes or will constitute "plan assets" governed by (and as defined in) ERISA.

          (e) No Borrower is a "foreign person" under (and as defined in) 'SS' 1455(f)(3) of the Code or any successor provision.

          (f) No Borrower is regulated by or otherwise subject to any Applicable Law that directly or indirectly limits or otherwise restricts its ability to incur, continue or repay Indebtedness, to provide Credit Support or to grant Liens in or to any of its assets and properties as security for the Indebtedness of itself or its Credit Support for others.

          Section 3.15. No Misrepresentation by the Borrowers. No representation or warranty of any Borrower made or contained in this Agreement or any other Loan Instrument (whether with respect to such Borrower or otherwise) and no report, statement, certificate, schedule or other document or information furnished or to be furnished by or on behalf of any Borrower in connection with the transactions contemplated by this Agreement and the other Loan Instruments (whether with respect to such Borrower or otherwise) contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                              Conditions to Lending

          The obligation of the Banks to make any Loan and consider the issuance of any requested Letter of Credit hereunder is subject to the satisfaction in full of all of the conditions precedent set forth in and the other terms and provisions of each of the Sections of this Article, unless the Administrative Agent (with the consent of the Requisite Banks, as and if required) shall consent otherwise in writing (as provided in Section 10.16 hereof):

          Section 4.01. Representations and Warranties.

          (a) On the Effective Date and the first Advance Date, both prior to and after giving effect to any requested Advance or Letter of Credit issuance, the representations and warranties of each of the Borrowers set forth in this Agreement and the other Loan Instruments shall be true and correct in all respects on and as of that date with the same effect as though those representations and warranties had been made on and as of the first Advance Date.

          (b) On each Advance Date and Issuance Date after the first Advance Date, both prior to and after giving effect to any requested Advance or Letter of Credit issuance, the representations and warranties of each of the Borrowers set forth in this Agreement and the other Loan Instruments shall be true and correct in all material respects on and as of that Advance Date or Issuance Date with the same effect as though those representations and warranties had been made on and as of that date, subject, however, in the case of the representations and warranties set forth in Sections 3.04, 3.06(b), 3.06(c), 3.07, 3.09(a), 3.10(f), 3.10(i) and 3.11 hereof, to any updated information respecting any event(s) occurring after the first Advance Date respectively affecting any of the representations contained in such Sections to the extent theretofore disclosed to the Administrative Agent or each Bank on or prior to such Advance Date or Issuance Date and accepted in writing by the Administrative Agent (with the consent of the Majority Banks), which disclosure may be telecopied to the Administrative Agent and/or each Bank if promptly confirmed by delivery of the signed original, provided that neither such delivery nor such acceptance shall constitute a waiver of or consent to any event so disclosed.

          Section 4.02. No Default. On the Effective Date, and on each Advance Date and Issuance Date after the Effective Date, both prior to and after giving effect to any requested Advance or Letter of Credit issuance, no Event of Default or Default shall have occurred and be continuing.

          Section 4.03. Borrowers' Bringdown Certificate. On the Effective Date and the first Advance Date, the Borrowers shall have delivered to the Banks a bringdown certificate substantially in the form of Exhibit C hereto, dated that date and signed by an executive officer of the Borrowers, and by each request for an Advance or Letter of Credit issuance, the Borrowers shall be deemed to have delivered to the Banks such a certificate dated the Advance Date or Issuance Date. A Bank in its discretion may accept the certificate of an officer of a Borrower delivered (or deemed to be delivered) pursuant to this Section as evidence of the satisfaction of the conditions precedent specified in Sections
4.01 and 4.02 hereof without in any way waiving or limiting any of the Banks' rights, powers, privileges, remedies and interests under any term or provision of this Agreement or any other Loan Instrument.

          Section 4.04. Delivery of the Loan Instruments and Collateral. On or before the date of this Agreement, the Administrative Agent or its designee (for the benefit of all of the Banks) shall have received payment of the Facility Fee and on or before the Effective Date, the Administrative Agent or its designee (for the benefit of all of the Banks) shall have received delivery of: (a) the Notes provided for in Section 2.03 hereof, duly executed by the Borrowers; (b) certificates evidencing the insurance policies required by Section 5.07(b) hereof; (c) the other instruments and documents required by this Agreement or any other Loan Instrument or listed in the final version of the Checklist of Closing Documents delivered to the Borrowers on or before the Effective Date, which instruments and documents shall have been duly executed by the appropriate parties and (d) one or more share certificates, representing all of the issued and outstanding Pledged Securities, together with an undated stock power, executed in blank by an authorized signatory of the owner of such Capital Stock and, if requested by the Administrative Agent, bearing a signature guarantee in all respects satisfactory to the Administrative Agent, in respect of each such certificate and such other documents as the Administrative Agent may reasonably require in connection with the Perfection of its security interests therein. Each of the foregoing instruments and documents shall be in such form and substance as may be acceptable to the Banks and a copy of each shall have been delivered to each Bank.

          Section 4.05. Opinion of Counsel to the Borrowers, Etc. On the Effective Date, the Banks shall have received the favorable written opinion of counsel to the Borrowers, dated the Effective Date, addressed to the Banks and in such form and substance as may be reasonably acceptable to the Banks relating to such matters as the Administrative Agent and the other Banks may reasonably deem necessary or appropriate, which also shall provide that it may be relied upon by the successors, assigns, participants of each Bank and by counsel to the Administrative Agent in rendering any opinion or advice requested from them.

          Section 4.06. Supporting Documents. On or before the Effective Date, the Borrowers shall have furnished to the Banks the following certificates and other documents with respect to each Borrower: (a) a copy of its certificate of incorporation and all modifications, amendments and restatements thereof, certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of incorporation; (b) a copy of its by-laws, together with all modifications, amendments and restatements thereof, certified as of a recent date by its Secretary; (c) a certificate of the Secretary of State or comparable official of its jurisdiction of incorporation, dated as of a recent date, as to its existence and good standing; (d) a certificate of its Secretary or an Assistant Secretary, dated the Effective Date, as to the due authorization of the negotiation, execution, delivery and performance by it of this Agreement and each of the other Loan Instruments to which it is or becomes a party (with the appropriate resolutions attached) and the incumbency and signatures of its officers and directors who are authorized to execute any instrument, agreement or other document in connection with the transactions contemplated by this Agreement and the other Loan Instruments; (e) copies of all shareholders' agreements and trusts respecting securities of its issue or related rights, together with all modifications, amendments and restatements thereof, certified as of a recent date by its Secretary or Assistant Secretary; and (f) such additional supporting documents and other information with respect to the Collateral, the other assets or properties of each Borrower, or the organization, operations and affairs of each of the Borrowers and those of their respective Subsidiaries, partnerships and other ventures as any Bank may reasonably request. All certificates and other documents provided to the Administrative Agent or any other Bank pursuant to this Article shall be in such form and substance as may be acceptable to the Administrative Agent and the Majority Banks.

                                    ARTICLE V
                              Affirmative Covenants

          The Borrowers jointly and severally covenant and agree that they will comply in all respects on a timely basis (except as otherwise expressly provided) and at their expense with each, and will not cause, suffer or permit any violation of any, of the terms and provisions of each section in this

Article, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Administrative Agent (with the consent of the Requisite Banks, as and if required) shall consent otherwise in writing (as provided in
Section 10.16 hereof):

          Section 5.01.Required Notices. The Borrowers shall give, or cause to be given, immediate written notice to each of the Banks of:

     (a) any change in the name or the location of the executive office or principal place of business of any Borrower;

     (b) the institution or, to the best knowledge of the Borrowers, the threat or contemplation of, or any material adverse determination or change in, any action, suit, investigation or proceeding (whether or not purportedly on behalf of any Borrower) at law, in equity, in arbitration or by or before any other Authority involving or affecting any Collateral or that has had or will likely have a Material Adverse Effect involving or affecting (i) any Borrower, (ii) any alleged criminal act or activity (other than a misdemeanor) on the part of any Borrower or any of its representatives, (iii) during each Trigger Period, any Material Document (other than Collateral), (iv) any Environmental Claim, (v) any Plan or any assets and properties of a Plan that, if adversely determined, would be reasonably likely to have an ERISA Effect, (vi) during each Trigger Period, any Material Contract or any material part of any other assets or properties of any Borrower (if any), (vii) any of the Obligations, or (viii) any of the transactions contemplated in this Agreement and the other Loan Instruments;

     (c)  the occurrence of any material ERISA Event;

     (d) the occurrence of any act or event that violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time or both) under any term or provision of this Agreement or any other Loan Instrument.

     (e) any material labor dispute to which any of the Borrowers may become a party, any strikes or walkouts relating to any of their respective offices, plants or other facilities, or the expiration of any labor contract;

     (f) any change in location or material change in the status of the Collateral other than as expressly permitted in Section 7.03 or 7.04 hereof;

     (g) any attachment, confiscation, detention, levy, requisition, seizure or other taking of any part of the Collateral or any material part of the other assets or properties of any Borrower (if any), whether through process of law or otherwise, the filing or other imposition of any Lien known to the Borrowers against any part of the Collateral or any material part of the other assets or properties of any Borrower (if any) (other than as expressly permitted by Section 6.04 hereof), or any destruction or other loss of or any material damage to any part of the Collateral or any material part of any other assets or properties of any Borrower (if any); or

     (h) to the extent not otherwise enumerated in this Section, the occurrence of any other act or event that (i) has resulted or could result in any Default or Event of Default, or (ii) has had or would be reasonably likely to have a Material Adverse Effect.

          Section 5.02. Information. The Borrowers shall maintain a standard system of accounting in accordance with GAAP consistently applied, and the Borrowers shall provide to each of the Banks the following:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of Aeroflex, a consolidated balance sheet of Aeroflex and its Subsidiaries as at the end of that fiscal year and the related consolidated statements of earnings, shareholders' equity and cash flow for such fiscal year, all with accompanying notes, in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year, prepared in accordance with GAAP consistently applied, and audited and reported upon by KPMG LLP, or other independent certified public accountants of recognized standing regularly retained by Aeroflex and its Subsidiaries to audit their books, provided that such financial statements may be delivered within 105 days after the end of any fiscal year in which a 15-day extension has been obtained for the filing thereof pursuant to the Exchange Act;

     (b) concurrently with the delivery of the financial statements described in subsection (a) above, the annual auditors report prepared by those independent certified public accountants and a letter to the Banks signed by those accountants to the effect that, having read this Agreement, nothing came to their attention during the course of their regular examination that caused them to believe any Event of Default or Default had occurred and had not theretofore been reported and remedied, or if any such Event of Default or other event had occurred and was continuing or was not previously reported, specifying the facts with respect thereto;

     (c) as soon as available, and in any event within 90 days after the end of each fiscal year of Aeroflex, a consolidating balance sheet of Aeroflex and its Subsidiaries as at the end of that fiscal year and the corresponding consolidating statements of earnings for such year, all in reasonable detail, unaudited but certified by the President, chief financial officer or Treasurer of Aeroflex (i) to have been prepared in accordance with GAAP consistently applied, and (ii) as complete, accurate and a fair presentation of the financial condition of Aeroflex and its Subsidiaries as of such date and the results of operations for the period covered thereby, provided that such financial statements may be delivered within 105 days after the end of any fiscal year if a 15-day extension has been obtained as provided in
          Section 5.02(a);

     (d) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Aeroflex, a consolidated and consolidating balance sheet of Aeroflex and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of earnings and consolidated statements of shareholders' equity and cash flow for the period from the beginning of such fiscal year to the end of such quarter, unaudited but certified by the President, chief financial officer or Treasurer of Aeroflex (x) to have been prepared in accordance with GAAP consistently applied, and (y) as complete, accurate and a fair presentation of the financial condition of Aeroflex and its Subsidiaries as of such date and the results of operations for the period covered thereby, subject to normal year-end audit adjustments, provided that such financial statements may be delivered within 50 days after the end of any quarter in which a 5-day extension has been obtained for the filing thereof pursuant to the Exchange Act;

     (e) concurrently with the delivery of the documents described in subsections (a) and (d), above; (i) a bringdown certificate substantially in the form of Exhibit C hereto, and (ii) a certificate substantially in the form of Exhibit D hereto setting forth the calculations of and establishing (among other things) the compliance by the Borrowers with the financial covenants set forth in Section
          6.01 and 6.02 of this Agreement, with each such certificate being dated as of the last day of the relevant reporting period and signed by the President, chief financial officer or Treasurer of Aeroflex (who shall have read this Agreement and made an examination sufficient in the opinion of the signer(s) to make informed statements therein);

     (f) as soon as available, and in any event within 25 days after the end of each calendar quarter in which the Consolidated Funded Debt Ratio equals or exceeds 1.50 to 1.00, an Accounts Receivable aging report (in form and substance reasonably acceptable to the Administrative Agent and Majority Banks) separately for each Borrower with respect to the quarter just ended certified by the President, chief financial officer or Treasurer of Aeroflex (who shall have read this Agreement and made an examination sufficient in the opinion of the signers to make informed statements therein);

     (g) as soon as available, and in any event within 25 days after the end of each calendar quarter during each Trigger Period, a Material Contact Schedule (separately identifying each new Material Government Contract not identified on the most recently furnished Material Contract Schedule and in form and substance reasonably acceptable to the Administrative Agent and Majority Banks) with respect to the quarter just ended certified by the President, chief financial officer or Treasurer of Aeroflex (who shall have read this Agreement and made an examination sufficient in the opinion of the signers to make informed statements therein);

     (h) as soon as available, and in any event within 90 days after the commencement of each fiscal year of the Borrowers, a consolidated and consolidating annual budget and projections for the Borrowers for the forthcoming fiscal year (projected quarterly and in form and substance reasonably acceptable to the Administrative Agent and Majority Banks), including consolidated and consolidating cash flows of the Borrowers projected quarterly, certified by the President, chief financial officer or Treasurer of Aeroflex;

     (i) as soon as available, a copy of any annual management letter issued by any accountant or auditor to Aeroflex or any of its Subsidiaries;

     (j) on or before each anniversary of the date of this Agreement, an independent insurance broker's certificate stating (i) that the insurance required by this Agreement full force and effect, (ii) that all premiums under those policies have been paid to the extent due through the date of the certificate, and (iii) the amounts and due dates of premiums due within the following 12-month period; and, as soon as received, copies of all insurance policies, endorsements and certificates received from time to time by any Borrower;

     (k) promptly upon request by any Bank, copies of all loan, security and other instruments, agreements and documents respecting Indebtedness of any Borrower in excess of $250,000, including commitments, lines of credit and other credit availabilities, and of all Credit Support by any Borrower respecting any Indebtedness or other obligation of any other person in excess of $250,000, except those to which the Administrative Agent (for the benefit of all of the Banks) or all of the Banks also are a party;

     (l) as soon as available, copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material part of its assets and properties, received respecting any of the Indebtedness of any Borrower (other than the Obligations), or any demand or other request for payment under any Credit Support by any Borrower respecting any Indebtedness or other obligation of any other person in an amount in excess of $250,000, including any received from any person acting on behalf of the holder or beneficiary thereof, provided that the Borrowers shall not wait for such copies to become available to give any notice required under the circumstances by Section 5.01 hereof;

     (m) as soon as available, and in any event not more than five Business Days after receipt, a copy of any summons or complaint, or any other notice of any action, suit, investigation or proceeding, involving or affecting any Borrower or any Subsidiary of any Borrower where the damages sought exceed, or if unspecified reasonably could exceed, $500,000;

     (n) during each Trigger Period, as soon as available, a copy of any notice or other communication alleging the invalidity, nonbinding effect or unenforceability of, any material error or other material defect in, any material omission from, or any nonpayment or other material breach or default under any note, instrument or stock certificate included in the Collateral or under any material Account Receivable, contract or other intangible included in the Collateral, provided that the Borrowers shall not wait for such copies to become available to give any notice required under the circumstances by Section 3.01 hereof;

     (o) during each Trigger Period, as soon as available, and in any event not less than 15 days prior to execution, copies of each proposed modification, waiver, amendment or termination of any of the terms and provisions of any note, instrument or stock certificate included in the Collateral or under any material Account Receivable (except in the ordinary course of business), contract or other intangible included in the Collateral that would be reasonably likely to conflict with or prejudice the continued perfection of any security interest of the Administrative Agent or any other Bank or materially diminish any of the rights, powers, privileges, remedies or interests of any Borrower in any such item; and promptly following execution, copies of each of the foregoing certified as to the accuracy thereof by the Secretary or Assistant Secretary of the relevant Borrower;

     (p) as soon as available, and in any event not less than 30 days prior to adoption, copies of each proposed modification, waiver, amendment or termination of any of the terms and provisions of any (i) Corporate Document of Aeroflex (A) requiring the approval of its shareholders or
          (B) designating preferred stock constituting Indebtedness, (ii) Corporate Document of any other Borrower or (iii) agreement among the shareholders of any Borrower; and promptly following adoption, copies of each of the foregoing certified as to the accuracy thereof by the Secretary of State or comparable official of its jurisdiction of incorporation or the Assistant Secretary of the relevant Borrower, as applicable; and such other supporting documents of the kind specified in Section 4.06 hereof as the Administrative Agent from time to time may request;

     (q) as soon as possible, if and to the extent requested by any Bank, copies of all tax returns, informational statements and reports filed by any Borrower with the Internal Revenue Service of the United States of America.

     (r) promptly upon the request of any Bank, copies of each notice, report, statement or other document or communication, whether periodic or otherwise, concerning the occurrence, existence or correction of any ERISA Event in any material respect, any responsive communication on the part of any Borrower or any of its ERISA Affiliates, or any preliminary or final determination of any Authority in respect thereof, provided that the Borrowers shall not wait for such request or copies to become available to give any notice required under the circumstances by Section 5.01 hereof;

     (s) contemporaneously with each submission or filing, a copy of any report, registration statement, proxy statement, financial statement, notice or other document, whether periodic or otherwise: (i) submitted to the shareholders of Aeroflex in their capacities as shareholders; or (ii) submitted to or filed by any Borrower with any governmental or self-regulatory Authority (other than those items referenced in subsection (r) above) involving or affecting (A) any securities registration of any Borrower or its securities, (B) any Borrower that has had or would be reasonably likely to have a Material Adverse Effect, (C) the Obligations, (D) any part of the Collateral or any of the other material assets and properties of any Borrower or (E) any of the transactions contemplated in this Agreement or the other Loan Instruments, provided that the Borrowers shall not wait for such copies to become available to give any notice required under the circumstances by any other subsection of this Section or Section 5.01 hereof; and

     (t) together with such supplements to the aforementioned documents as any Bank from time to time reasonably may request, each in such form and substance as may be reasonably acceptable to the Administrative Agent and the Majority Banks;

together with such additional accounts, reports, certificates, statements, documents and information as any Bank from time to time reasonably may request, each in such form and substance as may be reasonably acceptable to the Administrative Agent and the Majority Banks.

          Section 5.03. Access to Premises, Records and Collateral. At all reasonable times and as often as the Administrative Agent or any other Bank reasonably may request, each Borrower shall permit representatives designated by the requesting Bank to (a) have complete and unrestricted access to the premises of each Borrower, the books and records of each Borrower and the Collateral, except to the extent such access may be limited by Applicable Laws pertaining to United States defense matters, (b) make copies of, or excerpts from, those books and records and (c) discuss the Collateral or the accounts, assets, business, operations, properties or condition, financial or otherwise, of each Borrower with their respective officers, directors, employees, accountants and agents.

          Section 5.04. Existence, Corporate Documents, Powers, Etc. (a) Each Borrower shall do or cause to be done all things, or proceed with due diligence with any actions or courses of action, that may be necessary (i) to maintain its due organization, valid existence and good standing under the laws of its jurisdiction of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so would be reasonably likely to have a Material Adverse Effect; (b) no Borrower shall cause, suffer or permit any supplement, modification or amendment to, or any waiver of, any term or provision of any of its Corporate Documents, except that any Borrower may merge with any one or more of the other Borrowers, provided that in the event of any merger with Aeroflex,
(i) Aeroflex shall be the surviving corporation and (ii) the Capital Stock and Corporate Documents of the surviving corporation shall be those of Aeroflex prior to any such merger; and (c) no Borrower shall do, or cause, suffer or permit to be done (by itself or otherwise), any act impairing its power or authority (i) to carry on its business as now conducted, or (ii) to


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execute or deliver this Agreement or any other Loan Instrument to which it is or will be a party, or to perform any of its obligations hereunder or thereunder.

          Section 5.05. Compliance with Applicable Laws, Operations. Each Borrower shall promptly and fully comply with, conform to and obey any and all Applicable Laws now or hereafter in effect, other than to the extent the noncompliance therewith or violation thereof could not be reasonably likely to have a Material Adverse Effect. In any event, each Borrower shall procure, store, contain, manufacture, distribute, remove and dispose of all Inventory and Environmental Substances and use and operate all assets and properties (including, without limitation, machinery, equipment, real estate and improvements) in compliance with and conformity to all Environmental Laws and other Applicable Laws in all material respects, including (without limitation) all applicable permits, license, and other authorizations, consents or approvals of authorities.

          Section 5.06. Payment of Debts, Taxes, Etc. Each Borrower shall (a) pay, or cause to be paid, all of its Indebtedness and other liabilities and lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due, (b) perform, or cause to be performed, all of its obligations promptly and in accordance with the respective terms and provisions thereof, and
(c) promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments and other governmental charges and levies imposed upon any of the Borrowers, upon their respective income or receipts or upon any of their respective assets and properties on or before the last day on which the same may be paid without penalty; provided however that it shall not constitute a breach of this Section if any Borrower fails to perform any such obligation or to pay any such Indebtedness or other liability (except for the Obligations), tax, assessment, or governmental or other charge, levy or claim (i) that is being (A) delayed, in the case of trade payables (but not other obligations), in accordance with the normal payment practices of such Borrower, but not beyond any demand in payment therefore; or (B) contested in good faith and by proper proceedings diligently pursued, (ii) if the effect of such failure to pay or perform will not (A) cause or permit the acceleration of the maturity of any other Indebtedness or obligation of any Borrower (other than the one being contested) or (B) subject any part of the assets and properties of any Borrower to attachment, levy or forfeiture, (iii) for which such Borrower or such Subsidiary has obtained a bond or insurance, or established a reserve, in an amount that in the judgment of the Banks is adequate and satisfactory, and (iv) so long as the aggregate amount of such unpaid overdue items for all of the Borrowers does not at any time exceed $500,000.

          Section 5.07. Maintenance and Insurance.

          (a) Each Borrower shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition (ordinary wear and tear and retirement excepted), making all necessary repairs thereto and renewals and replacements thereof. Each Borrower shall perform all servicing, repairs, overhauls, replacements, modifications, improvements and tests, or shall cause them to be performed, (i) with personnel duly qualified for the applicable task, (ii) substantially in accordance and compliance with the manuals and service bulletins of the applicable manufacturer(s) and (iii) with suitable replacement, substitute or additional parts or components (A) in good operating condition, (B) reasonably anticipated to be of equivalent or better performance, durability, utility and value than the item replaced, (C) owned solely by such Borrower, and (D) free of any Lien other than any Permitted Lien.

          (b) Each Borrower shall maintain or cause to be maintained, at its own expense, insurance (to the extent available) in form, substance and amounts (including deductibles) reasonably acceptable to the Majority Banks (i) adequate to insure all assets and properties of the Borrowers, which assets and properties are of a character usually insured by persons engaged in the same or similar business, against loss or damage resulting from fire, flood, hurricanes or other risks included in an


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extended coverage policy, (ii) against public liability and other tort claims that may be incurred by or asserted against such Borrower, (iii) as may be required by the other Loan Instruments or Applicable Law and (iv) as may be reasonably requested by the Banks, all with adequate, financially sound and reputable insurers, and, upon Inventory being included in Collateral, all naming the Banks as additional insureds and the Administrative Agent (for the benefit of all of the Banks) as loss payee under a standard mortgagee's endorsement as their respective interests may appear. In the event the Administrative Agent receives any insurance proceeds respecting any loss, damage or destruction of any insured Collateral, the Administrative Agent at its option may (1) hold and disburse the proceeds (or a portion thereof) in accordance with Section 7.03(b) hereof or (2) apply the proceeds (or any remaining balance) to reduce the Loans as required by Sections 2.05(b) and 7.03(b) hereof. In the event any Borrower receives any such insurance proceeds (other than disbursements from the Administrative Agent), such Borrower shall accept and hold those funds in trust for the benefit of the Banks and shall promptly pay or deliver those proceeds to the Administrative Agent (for the benefit of all of the Banks) for application as provided above.

          (c) Each Borrower shall maintain or cause to be maintained, at its own expense, all of its patent, trademark and trade name rights and applications, including (without limitation) the diligent pursuit of all applications, the payment of all maintenance, license or other fees and expenses, and the vigorous prosecution of suits and proceedings to enforce those rights and applications and to object or oppose the conflicting rights or applications of any other person, except in each case where such Borrower decides in good faith that a particular trademark or tradename is of negligible economic value to the business of such Borrower. Each Borrower (i) shall continue to use each trademark and tradename of such Borrower in its business and on its goods, (ii) shall use the appropriate symbol of registration with each use of a trademark or tradename by such Borrower, (iii) shall not reduce the quality of existing goods or services bearing a trademark or tradename or use any existing trademark or tradename with any other goods or services of less than comparable quality, and
(iv) shall not take, or cause, suffer or permit anyone else to take, any action that may invalidate the registration of any trademark or tradename, except in each case where such Borrower decides in good faith that a particular trademark or tradename is of negligible economic value to the business of such Borrower. Each Borrower shall seek or cause to be sought, at its own expense, (A) patent applications and patents respecting all unpatented but patentable inventions made or obtained by such Borrower, (B) trademark applications and registered trademarks on registrable but unregistered trademarks developed, used or obtained by such Borrower, and (C) tradename applications and registered trade names on registrable but unregistered tradenames developed, used or obtained by such Borrower, except in each case where such Borrower decides in good faith that such pursuit would not be useful to its business.

          Section 5.08. Contracts and Other Collateral. Each Borrower shall in good faith maintain, enforce, preserve and defend any and all of its rights, powers, privileges, remedies and interests under or with respect to each note, stock certificate and other instrument, as well as each other material account, agreement, document and intangible of such Borrower included in the Collateral to the full extent permitted by Applicable Law, except as otherwise provided in
Section 7.03(a) hereof and except where the failure to do so would not (i) materially adversely affect the Administrative Agent's or any Bank's rights with respect to Collateral or (ii) have a Material Adverse Effect.

          Section 5.09. Defense of Collateral, Etc. Each Borrower shall enforce, preserve and defend all of its right, title and interest in and to each and every part of (a) the Collateral, and (b) the other material assets or properties of such Borrower (if any), and the Borrowers shall defend all of the right, title and interest of each Bank in and to each and every part of the Collateral, each against all manner of claims and demands on a timely basis to the full extent permitted by Applicable Law. In the event any of the Collateral or any of the other material assets or properties of any Borrower (if any) is attached or levied or any Lien is imposed on any of the Collateral or such other assets or properties (other than as permitted by Section 6.04 hereof), then (without limiting the generality of the preceding sentence) the

Borrowers shall pay, discharge or bond the underlying obligation and cause the release of such Collateral or such other assets or properties therefrom within five days of any attachment or levy or thirty days of the imposition of any Lien, but in any case before the claimant may defeat the right of the relevant Borrower to bond, contest or redeem.

          Section 5.10. Primary Operating Accounts. Cause Aeroflex and each Material Domestic Subsidiary to maintain primary operating accounts with one or more of the Banks.

          Section 5.11. Additional Subsidiaries.

          (a) As soon as practicable, and in any event within thirty days following the request of the Majority Banks, the Borrowers shall cause each Material Domestic Subsidiary that is not a Borrower and each newly formed or acquired corporation, venture or other Person meeting the definition of "Material Domestic Subsidiary", to execute and deliver to the Banks an agreement, in form and substance acceptable to the Majority Banks, in which such person agrees to (i) become, and assumes all of the Obligations of, a Borrower under this Agreement and the other Loan Instruments and (ii) provide and execute all documents reasonably requested by the Administrative Agent to perfect a Lien in Collateral granted hereunder. The Borrowers shall give the Banks prompt notice of (x) any such formation or acquisition or (y) any change in status of any inactive Subsidiary or any acquisition by it of any asset or property.

          (b) With respect to each existing Material Domestic Subsidiary and to the extent any Person shall have become a Material Domestic Subsidiary, as soon as practicable, and in any event within thirty days following the request of the Majority Banks, the Borrowers shall have delivered to the Administrative Agent
(i) copies of the resolutions of the Board of Directors (or comparable governing body) of such Subsidiary authorizing the execution, delivery and performance of the Loan Instruments to which it is a party, certified respectively by an authorized officer of such Subsidiary, (ii) a certificate of an authorized officer of such Subsidiary certifying the names and true signatures of the officers of Subsidiary authorized to sign any and all documents to be delivered by Subsidiary or as required or contemplated hereunder, which shall be in form and substance reasonably satisfactory to the Administrative Agent, (iii) the Corporate Documents of such Subsidiary, which shall be certified as true and correct by an authorized officer of such Subsidiary, (iv) good standing certificates as of a date not more than twenty (20) days prior to the date of delivery thereof to the Administrative Agent from the Secretary of State of the respective state of organization of such Subsidiary and each state in which it is qualified to do business (except where the failure to so qualify would not have a Material Adverse Effect) and (v) an opinion of counsel in form and substance reasonably satisfactory to the Banks with respect to the execution and delivery of the documents required pursuant to this Section 5.11 and the granting and perfection of a Lien on all Collateral, if any, owned by the applicable Subsidiary (such opinion to cover matters typical of opinions in matters such as those described in the Loan Instruments).

          (c) With respect to each existing Subsidiary of Aeroflex and to the extent any Person shall have become a Subsidiary of Aeroflex, as soon as practicable, and in any event within thirty days following the request of the Majority Banks, the Borrowers shall have delivered or shall deliver to the Administrative Agent (i) 100% of the issued and outstanding Capital Stock of such Subsidiary to the extent it is a Domestic Subsidiary, (ii) 65% of the issued and outstanding Capital Stock of such Subsidiary to the extent it is a Material Foreign Subsidiary that is owned directly by Aeroflex or a Domestic Subsidiary, (iii) satisfactory undated stock powers with respect to the foregoing Capital Stock executed in blank and, if requested by the Administrative Agent, containing a signature guarantee, (iv) good standing certificates as of a date not more than twenty (20) days prior to the date of delivery thereof to the Administrative Agent from the Secretary of State of the respective state of organization of such Subsidiary and each state in which it is qualified to do business (except where the failure to so qualify


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



would not have a Material Adverse Effect) and (v) an opinion of counsel in form and substance reasonably satisfactory to the Banks with respect to the execution and delivery of the documents required pursuant to this Section 5.11 and the granting and perfection of a Lien on the applicable Pledged Securities (such opinion to cover matters typical of opinions in matters such as those described in the Loan Instruments).

                                   ARTICLE VI

                               Negative Covenants

          The Borrowers jointly and severally covenant and agree that they will comply (and where applicable will cause each of their Subsidiaries to comply) in all respects with each, and will not cause, suffer or permit any violation of any, of the terms and provisions of each Section in this Article, from the date hereof until the Obligations have been fully paid and satisfied, unless the Administrative Agent (with the consent of the Requisite Banks, as and if required) shall consent otherwise in writing (as provided in Section 10.16 hereof):

          Section 6.01. Certain Financial Requirements. The financial measurements used in the following covenants: (i) shall be determined in accordance with GAAP (as of the date of calculation) consistently applied except to the extent otherwise specified in a particular definition or provision; (ii) shall be computed for the Borrowers and all of the respective Subsidiaries (if any) on a consolidated basis in accordance with GAAP except to the extent otherwise specified by a particular definition or provision; and (iii) shall refer to the corresponding items in the financial statements of the Borrowers and all of their respective Subsidiaries (if any) for the relevant periods except to the extent otherwise specified or defined herein. (The Borrowers and the Banks covenant and agree to reset in good faith the financial covenants set forth in this Section, as well as the corresponding provisions of the financial covenants compliance certificate required by Section 5.02(e) hereof, from time to time with each material change in GAAP so as to maintain the integrity and intent of such covenants.)

          (a) The Borrowers shall not permit their Consolidated Effective Net Worth to be less than (i) at all times until June 29, 2003, the Beginning Effective Net Worth Amount and (ii) beginning June 30, 2003 and at all times during each Net Worth Period thereafter, the sum of the Beginning Effective Net Worth Amount and the Net Worth Adjustment Amount to be maintained for such Net Worth Period, calculated on a cumulative basis for all such Net Worth Periods.

          (b) The Borrowers shall not permit their Consolidated Funded Debt Ratio to be more than 2.75 to 1.00 as at the last day of any fiscal year or as at the last day of any fiscal quarter, in each case calculated for the four consecutive fiscal quarters then ending.

          (c) The Borrowers shall not permit their Consolidated Quick Ratio to be less than (i) 1.00 to 1.00 at any time the Obligations are not secured by the Springing Collateral or (ii) 0.85 to 1.00 at any time the Obligations are secured by, or are required to be secured by, among other things, the Springing Collateral.

          (d) The Borrowers shall not permit their Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as at the last day of any fiscal year or as at the last day of any fiscal quarter, in each case calculated for the four consecutive fiscal quarters then ending.

          (e) The Borrowers shall not permit their Consolidated EBT to be less than (i) $0 with respect to any two consecutive fiscal quarters, or (ii) negative $2,000,000 with respect to any one fiscal quarter.

          (f) No Borrower shall cause or permit any change of its fiscal year from June 30 of each year without the prior written consent of the Banks, which will not be withheld unreasonably.

          Section 6.02. Indebtedness.

          (a) Neither the Borrowers nor any of their Subsidiaries shall directly or indirectly create, incur, assume, permit to exist, increase, renew or extend any Indebtedness on their respective parts, including commitments, lines of credit and other credit availabilities, or apply for, offer, commit or agree to do any of the foregoing, excluding, however: (i) Indebtedness owed to the Administrative Agent or any other Bank under any of the Loan Instruments; (ii) Indebtedness incurred as permitted as Other Debt under subsection (b) of this Section, provided that the Borrowers and their Subsidiaries may continue such Indebtedness, but without any increase, once incurred as so permitted; (iii) loans or advances from one Borrower to another Borrower; (iv) the Current Indebtedness, including any renewal or extension thereof, but excluding any increase therein or the continuation of any Indebtedness being retired with the proceeds of the Loans; (v) any new Permitted Subordinated Debt, (vi) other unsecured Indebtedness in an aggregate amount at any one time outstanding not in excess of $500,000, (vii) Indebtedness in connection with Permitted Non-Borrower Subsidiary Transfers, (viii) the IFR Debt and (ix) indebtedness assumed by a Borrower pursuant to a Permitted Acquisition.

          (b) Neither the Borrowers nor any of their Subsidiaries shall directly or indirectly create, incur, assume, permit to exist, increase, renew or extend any Other Debt, except for: (i) Other Debt so long as no Event of Default or Default then exists or would result therefrom (whether through any Pro Forma Effect or otherwise), and so long as the aggregate amount of all such Other Debt (with the amount of each item equal to the principal amount of any Indebtedness, the imputed principal amount of any lease treated as Indebtedness under GAAP or the aggregate rental payments for the initial term of any other lease (discounted to present value), as applicable) incurred during any fiscal year does not exceed $7,500,000, provided the Borrowers and their Subsidiaries may continue such obligations within those limits, but without any increase, once incurred as so permitted; (ii) leases of assets or properties from one Borrower to another Borrower and (iii) the leases under the Current Indebtedness, the leases under the Other Debt and the existing operating leases listed in Schedule 6.02(b) hereto, including any renewal or extension thereof, but excluding any increase therein or the continuation of any Indebtedness or obligation being retired or extinguished with the proceeds of the Loans.

          (c) Neither the Borrowers nor any of their Subsidiaries shall prepay, acquire or otherwise satisfy, in whole or in part, any of its Indebtedness, except (i) Indebtedness owed to the Administrative Agent or any other Bank under any of the Loan Instruments, (ii) loans or advances owed by one Borrower to another Borrower, (iii) leases (provided if such prepayment occurs when a Trigger Period is in effect, such prepayment may only be allowed from the exercise of an early purchase option), (iv) regularly scheduled payments of principal and interest as such payment schedules are in effect as of the date hereof or as hereafter amended with the consent of the Majority Banks, (v) payment or prepayment of the IFR Debt, as long as no Default or Event of Default exists at the time of such payment or prepayment or (vi) as permitted by agreement or consent of the Majority Banks.

          Section 6.03. Credit Support. Neither the Borrowers nor any of their Subsidiaries shall directly or indirectly make, create, incur, assume, permit to exist, increase, renew or extend any Credit Support on their respective parts of any Indebtedness or other obligation of any other person, or offer, commit or agree to do so, excluding, however: (a) any Credit Support relating to Indebtedness or other obligations owed to the Administrative Agent or any other Bank under any of the Loan Instruments; (b) the Credit Support under the Current Indebtedness as reflected on Schedule 3.09(a), including any renewal or extension thereof, but excluding any increase in the guarantied obligations; (c) the endorsement of negotiable instruments for collection or deposit in the ordinary course of the business of


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any Borrower or any of their Subsidiaries; or (d) any Credit Support of
Indebtedness permitted by Section 6.02 hereof.

          Section 6.04. Liens. The Borrowers shall not directly or indirectly make, create, incur, assume or permit to exist any Lien of any nature in any asset or property of the Borrowers (if any) or offer, commit or agree to or cause or assist the inception or continuation of any such Lien, excluding, however, any Permitted Lien.

          Section 6.05. Sale or Disposition of Assets, Etc. The Borrowers shall not directly or indirectly: (a) make any Disposition other than pursuant to a Permitted Disposition, (b) cause, suffer or permit any supplement, modification or amendment to, or any waiver of any term or provision or any termination of, any Contract, any other note, stock certificate, instrument or other material account, agreement, document or intangible of the Borrowers included in the Collateral, other than as expressly permitted by Sections 7.03 and 7.04 hereof unless the same would not have a Material Adverse Effect, (c) enter into any shareholders agreement, voting trust or similar agreement or arrangement or any other restriction or limitation in any way respecting assignability, transferability or any voting, dividend, distribution or other ownership right with respect to any of the Pledged Securities (whether on the face of any certificate, in any Corporate Document, in any instruction or other communication to or agreement or arrangement with any transfer agent, clearing corporation, custodial bank or other financial intermediary, or otherwise), or cause, suffer or permit any such restriction or limitation to be imposed upon or continue with respect to any of the Pledged Securities, or (d) offer or agree to or cause or assist the inception or continuation of any of the foregoing.

          Section 6.06. Investments, Loans, Advances, Etc. The Borrowers shall not directly or indirectly purchase or otherwise acquire or hold any Investment or make any Investment in or for the benefit of any other person, or offer, commit or agree to do so, except for: (a) securities received in connection with past contributions to or Investments in the Subsidiaries and ventures listed in
Schedule 3.11 hereto, and loans and advances (and any repayment thereof) by a Borrower to any other Borrower; (b) the continuation of the existing Investments listed on Schedule 6.06(b) hereto; (c) the Permitted Investments, provided that the aggregate deposits and other Investments with banks and other financial institutions other than the Banks do not at any time exceed the amounts permitted by subsection (g) or (i) of this Section; (d) Permitted Acquisitions, provided that no more than three Permitted Acquisitions with an individual Acquisition Cost in excess of $5,000,000 shall be made by the Borrowers in any twelve month period; (e) any Credit Support permitted under Section 6.03 hereof;
(f) any collateral account established under this Agreement or any other Loan Instrument; (g) loans or advances of salary to any officer or employee of any Borrower in the ordinary course of its business that in the aggregate for all employees does not at any time exceed $250,000, (h) normal business banking accounts, (i) Permitted Non-Borrower Subsidiary Transfers and (j) an earn-out payment to the former owners of Erfatec SA in an aggregate amount not in excess of 1,130,000 French francs.

          Section 6.07. Certain Fundamental Changes. The Borrowers shall not, and the Borrowers shall not cause, suffer or permit any of their Subsidiaries to, directly or indirectly effect, enter into or offer, commit or agree to: (a) any issuance, sale, transfer, pledge or other disposition or encumbrance of any Capital Stock, partnership or membership interests or other securities issued by any of the Borrowers or any of their Subsidiaries or the issuance of any option, warrant or other right to acquire any such securities, except for Liens in favor of the Administrative Agent, except in connection with a Permitted Acquisition and except that Aeroflex may, (i) issue Capital Stock (A) pursuant to the Plans and (B) in any public offering registered, or any arm's-length private placement exempt from registration, under the Securities Act and (ii) issue common stock and options, warrants and other rights to acquire common stock; (b) any capital reorganization or reclassification of the Capital Stock, partnership or membership interests or other equity securities issued by any of the Borrowers or any of their Subsidiaries; (c) except in connection with a Permitted Acquisition, any transaction in which the Capital Stock, partnership or membership interests or other equity securities issued by any of the Borrowers or any of their Subsidiaries prior to the transaction would be changed into or exchanged for different securities, whether of that or any other person, or for any other assets or properties; (d) any sale, lease, assignment, conveyance, spin-off or other transfer or disposition of all or any material part of the business or assets and properties of any of the Borrowers or any of their Subsidiaries, except for sales, leases, assignments, conveyances, spin-offs or other transfers or dispositions from one Borrower to another Borrower; (e) except in connection with a Permitted Acquisition, any merger, consolidation, dissolution, liquidation or winding up of any of the Borrowers or any of their Subsidiaries, except that (i) any Borrower may merge with any one or more of the other Borrowers, provided that in the event of any merger with Aeroflex, (A) Aeroflex shall be the surviving corporation and (B) the Capital Stock and Corporate Documents of the surviving corporation shall be those of Aeroflex prior to any such merger, and (ii) any Subsidiary that is not a Material Domestic Subsidiary or a Material Foreign Subsidiary may be dissolved; (f) except in connection with a Permitted Acquisition, the acquisition or establishment of any new Subsidiary or joint venture by any of the Borrowers or any of their Subsidiaries; (g) except in connection with a Permitted Acquisition, the acquisition by any of the Borrowers or any of their Subsidiaries of all or substantially all of the assets and properties of any other person or any discrete division or other business unit thereof, whether by any of the Borrowers or any of their Subsidiaries; (h) any material change in the character of the business of any of the Borrowers or any of their Subsidiaries as conducted on the date of this Agreement or any adverse change in the method by which that business is conducted, (i) any material change in the Borrowers' accounting treatment or financial reporting practices except as required or permitted by GAAP in effect from time to time, or (j) any change to any of the certificate of incorporation, by-laws or other governing documents of any Borrower which would have or is likely to have a Material Adverse Effect.

          Section 6.08. Distributions to Shareholders. The Borrowers shall not directly or indirectly: (a) declare or make any dividend, payment or other distribution of cash, assets or property with respect to any equity securities issued by any of the Borrowers, whether now or hereafter outstanding, other than such payments or other distributions as may be made to a Borrower from any of its Subsidiaries, except that Aeroflex may declare or make any dividend or other distribution with respect to its common stock payable in common stock, preferred stock (other than preferred stock that would be considered Indebtedness hereunder) or any option, warrant or other right to acquire such securities; (b) redeem, purchase or otherwise acquire any securities issued by any of the Borrowers or any option or other right to acquire any such securities; (c) covenant or otherwise arrange with any person (other than with the Banks in any Loan Instrument) to directly or indirectly limit or otherwise restrict any dividend, advance or other payment on distribution (whether of cash or otherwise); or (d) offer or agree to do any of the foregoing; provided however that so long as no Event of Default or Default then exists or would result therefrom (whether through any Pro Forma Effect or otherwise), Aeroflex may comply with the provisions of the Rights Agreement and Aeroflex may redeem fractional shares in connection with any Permitted Acquisition.

          Section 6.09. Use of Loans.

          (a) The Borrowers shall not directly or indirectly use any portion of the Loans, or cause, assist, suffer or permit the use of any portion of the Loans, in whole or in part, other than use of the Loans for the continuation of the Current Indebtedness that arose under the Existing Loan Instruments and use of the Revolving Credit Loans for the funding of the working capital needs and other general corporate purposes of the Borrowers, including Permitted Acquisitions.

          (b) No part of the proceeds of the Loans shall be used directly or indirectly to finance any hostile acquisition.

          (c) No part of the proceeds of the Loans or other credit from the Banks shall be used at any time directly or indirectly to purchase or carry any Margin Stock or otherwise in any way or for any purpose that violates, or is inconsistent with, any applicable Margin Stock Regulations.

          Section 6.10. ERISA Plans. Except for the Plans, the Borrowers shall not, and the Borrowers shall not cause, suffer or permit any of their ERISA Affiliates to, directly or indirectly establish, maintain, participate in, contribute to or permit to exist any "employee pension benefit plan" (as defined in ERISA) for any employees of any Borrower or any ERISA Affiliate; provided, however, that any Borrower or any ERISA Affiliate from time to time may establish any such plan in accordance with Applicable Law (including ERISA and the Code). The Borrowers shall use their best efforts to obtain or continue the qualification of each Plan under ERISA and the Code, as applicable, shall prepare and deliver each material report, statement or other document required by ERISA and the Code within the periods specified therein and conforming in form and substance to the provisions thereof, and shall administer each Plan in all material respects in accordance with ERISA, the Code and all other Applicable Laws, as applicable; and shall use their best efforts to cause their respective ERISA Affiliates to do each of the foregoing. In any event, no Borrower shall, and no Borrower shall cause, suffer or permit any of its ERISA Affiliates to: (i) incur, continue or fail to correct any ERISA Event in any material respect; (ii) fail to file with the appropriate Authority any required notice or report respecting any Plan as and when due; (iii) fail to respond in a timely fashion to any notice or other communication respecting any Plan from any Authority; (iv) materially increase or materially and adversely modify any funding obligation or other liability of any one or more of the Borrowers or any ERISA Affiliate (individually or in the aggregate) under any Plan (whether through amendment or termination) without the prior written consent of the Administrative Agent (which will not be withheld unreasonably); (v) permit the present value of all accrued benefits under each Plan subject to Title IV of ERISA to exceed the value of the assets of such Plan allocable to such accrued benefits (which benefit value shall be determined either on an ongoing basis, using the Plan's reasonable actuarial assumptions, or on a termination basis, using the assumptions employed by the Pension Benefit Guaranty Corporation in connection with plan terminations, as applicable); or (vi) permit the present value of all accrued post-retirement benefits under each "employee welfare benefit plan" (as defined in ERISA) to which one or more of the Borrowers and their ERISA Affiliates is required to contribute in the aggregate to exceed the assets of such plan allocable to such benefits by more than $50,000 (determined by using the actuarial and other assumptions required under FAS 106).

          Section 6.11. Transactions with Affiliates. The Borrowers shall not directly or indirectly enter into any transaction (including, without limitation, the lease, purchase, sale or exchange of any asset or property, the making of any advance or loan or the entering into of any agreement or arrangement for any payment in respect of any fee, charge or other expense for the provision of any services or any allocation of administrative salaries, expenses and other general overhead) with any affiliate (other than a Borrower) of any Borrower other than in the ordinary course and pursuant to the reasonable requirements of the business of the transacting party and upon fair and reasonable terms and provisions no less favorable to the transacting party than it would have been reasonably likely to have obtained in a comparable arm's length transaction with a person who is not an affiliate (other than a Borrower) of any Borrower; provided that the foregoing restriction shall not apply to (i) the payment of reasonable and customary regular fees to directors of any of the Borrowers who are not employees of any of the Borrowers, (ii) loans and advances to officers of the Borrowers approved by the Boards of Directors of the relevant Borrowers and permitted by Section 6.06 hereof, (iii) reasonable employment arrangements and benefit programs for employees of the Borrowers approved by the Boards of Directors of the relevant Borrowers, (iv) the grant of reasonable stock options or similar rights to employees and directors of any of the Borrowers pursuant to plans approved by the Boards of Directors of the relevant Borrowers, (v) any intercompany Indebtedness permitted by Sections 6.02 and 6.06 hereof, (vi) any, transfer of assets to another Borrower permitted by Section
6.05 or 6.07 hereof, (vii) transactions that would not individually or in the aggregate be reasonably deemed material, (viii) Permitted Non-Borrower Subsidiary Transfers, (ix) the IFR Debt and the repayment thereof (as long as no Default or Event of Default exists at the time thereof or would occur as a result thereof) and (x) any merger, consolidation or liquidation permitted by Section 6.07 hereof.

          Section 6.12. Modification of the Subordinated Debt Documents, Etc. The Borrowers shall not directly or indirectly agree to, enter into or cause, suffer or permit, any supplement to or any waiver (of their rights), modification, amendment, restatement or replacement of any Subordinated Debt Document existing on the date hereof or with respect to any Permitted Subordinated Debt hereafter incurred, or offer, commit or agree to do any of the foregoing, without the prior written consent of the Majority Banks; provided that the Majority Banks shall not unreasonably withhold their consent respecting any new Subordinated Debt Documents for new Permitted Subordinated Debt. The inclusion of supplements, modifications, amendments, restatements, replacements and the like in the various definitions of the Subordinated Debt Documents is not intended and shall not be deemed or construed to be permission for or acceptance of any of the foregoing by the Majority Banks. In any event, no Borrower shall cause, suffer or permit: (a) any of the obligations of any Borrower under any Subordinated Debt Document to be (i) secured by any asset or property of any Borrower or (ii) less than fully subordinated (in the judgment of the Majority Banks) to the prior payment and satisfaction of the Obligations; or (b) any payment to be made or action to be taken under any Subordinated Debt Document without notice of any proposed action, suit or proceeding to the Banks.

          Section 6.13. Modification of the Material Documents. The Borrowers shall not directly or indirectly agree to, enter into or cause, suffer or permit, any supplement to or any waiver (of their rights), modification, amendment, restatement or replacement of any Material Document existing on the date hereof or hereafter approved by the Banks (other than any renewal or extension thereof permitted under Section 6.02(a)(iv) hereof), which would have, or is reasonably likely to have, a Material Adverse Effect. The inclusion of supplements, modifications, amendments, restatements, replacements and the like in the various definitions of the Material Documents is not intended and shall not be deemed or construed to be permission for or acceptance of any of the foregoing by the Majority Banks.

          Section 6.14. [Intentionally Omitted].

          Section 6.15. [Intentionally Omitted].

          Section 6.16. [Intentionally Omitted].

          Section 6.17. Limitation on Negative Pledges. The Borrowers shall not enter into any agreement which prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired.

          Section 6.18. Limitation on Foreign Assets. The net book value of all tangible assets of the Borrowers located outside of the United States of America shall not at any time exceed 33% of the net book value of all of the tangible assets of the Borrowers.

                                  ARTICLE VII.

                                   Collateral

          Section 7.01. Continuation and Grant of Security Interests.

          (a) Each Borrower hereby pledges, assigns, conveys, mortgages, transfers and delivers to the Administrative Agent (for the benefit of the Administrative Agent, the Fronting Bank and all of the Banks), and grants to the Administrative Agent (for the benefit of the Administrative Agent, the Fronting Bank and all of the Banks) a continuing security interest in and to, all of the following assets and properties of such Borrower:

     (i)  any and all Pledged Securities; and

     (ii) any and all Springing Collateral (subject to the first proviso set forth below);

in each case whether now existing or hereafter acquired or created, whether owned beneficially or of record and whether owned individually, jointly, as a security entitlement or otherwise, together with all products and proceeds thereof, all collections, payments and other distributions and realizations with respect thereto, any and all other rights, powers, privileges, remedies and interests of such Borrower therein, thereto or thereunder, and any and all renewals, substitutions, modifications and extensions of any and all of the items in the foregoing subsections (the foregoing items will be referred to collectively, together with the Plainview Property (and any and all of the real property described in any Mortgage, any and all fixtures and improvements thereto, and any and all interests therein), as the "Collateral"), as security for the timely and full payment and satisfaction of the Obligations as and when due; provided however that (i) notwithstanding anything to the contrary contained in this Agreement, unless and until a Trigger Event shall have occurred, the Springing Collateral shall not be considered to be "Collateral" hereunder and unless and until such Trigger Event shall have occurred, the Springing Collateral shall not be subject to any of the terms, limitations or conditions of this Agreement that specifically relate to "Collateral" and (ii) the Plainview Property by its terms serves as Collateral for the Mortgage Loans, interest thereon and the other related Obligations as provided in the Plainview Mortgage; provided, however, items released from time to time from the Lien of this Agreement and the other Loan Instruments pursuant to Section 7.04 hereof or in writing by the Administrative Agent (with the consent of the Requisite Banks, as and if required) shall no longer be considered to be "Collateral" hereunder.

          (b) Upon the occurrence of each Trigger Event and at all times thereafter unless and until a Springing Release Event shall occur (i) the Springing Collateral shall automatically, without any further action on the part of any other Person, be deemed "Collateral" for all purposes hereunder (and each Borrower agrees to execute any and all documentation reasonably requested by the Administrative Agent in connection therewith), (ii) the Administrative Agent shall be authorized to file Uniform Commercial Code financing statements with respect to such Springing Collateral, (iii) each Borrower irrevocably authorizes and instructs the Administrative Agent to, and agrees that the Administrative Agent may, take any and all steps and actions as necessary or appropriate in the discretion of the Administrative Agent to Perfect its Liens in the Springing Collateral, (iv) each Borrower shall be deemed to have made all representations and warranties contained herein on and as of the date thereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date) and (v) each Borrower shall promptly execute and deliver, or cause to be executed and delivered, such documents and agreements, including reasonably satisfactory opinions of counsel, and perform or cause to be performed such other acts, as may be desirable in the reasonable discretion of the Administration Agent to better ensure the Perfection and enforceability of the Liens in such Springing Collateral under applicable law, all such matters to be completed to the reasonable satisfaction of the Administrative Agent by no later than 30 days after the date of such Trigger Event. Upon the occurrence of each Springing Release Event and at all times thereafter unless and until a Trigger Event shall occur (A) the Springing Collateral shall automatically, without any further action on the part of any other Person, no longer be deemed "Collateral" for any purpose hereunder (and the Administrative Agent and each Bank agrees to execute any and all documentation reasonably requested by the Borrowers in connection therewith), (B) the Borrowers shall be authorized to file Uniform

Commercial Code partial release statements with respect to the release of such Springing Collateral, (C) each Bank and the Administrative Agent irrevocably authorizes and instructs the Borrowers to, and agrees that the Borrowers may, take any and all steps and actions as necessary or appropriate in the discretion of the Borrowers to release the Lien in the Springing Collateral, and (D) the Administrative Agent and each Bank shall promptly execute and deliver, or cause to be executed and delivered, such documents and agreements and perform or cause to be performed such other acts, as may be desirable in the reasonable discretion of the Borrowers to better ensure the release of the Administrative Agent's Lien on such Springing Collateral under applicable law, all such matters to be completed to the reasonable satisfaction of the Borrowers by no later than 30 days after the date of any such request by the Borrowers. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NOTWITHSTANDING THAT THE ADMINISTRATIVE AGENT MAY HAVE TAKEN ACTION TO OBTAIN A PERFECTED LIEN IN THE SPRINGING COLLATERAL UPON THE OCCURRENCE OF A TRIGGER EVENT RELATING TO AN EVENT OF DEFAULT, NEITHER THE ADMINISTRATIVE AGENT, THE FRONTING BANK NOR ANY BANK SHALL BE DEEMED TO HAVE WAIVED ANY OF THEIR RIGHTS AND REMEDIES AS A RESULT OF SUCH EVENT OF DEFAULT BY TAKING ANY SUCH ACTION AND THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND EACH BANK EACH EXPRESSLY RESERVES ALL OF ITS RIGHTS AND REMEDIES THAT MAY EXIST AS A RESULT OF ANY SUCH EVENT OF DEFAULT.

          Section 7.02. Collateral Documentation.

          (a) Each Borrower shall deliver to the Administrative Agent or its designee (for the benefit of all of the Banks) on or before the Effective Date, and thereafter concurrently with any asset or property becoming Collateral, such assignments, pledges, deeds, mortgages, financing statements, attornments, estoppels, waivers, consents, recognitions, bailments and other instruments, documents and agreements as the Administrative Agent from time to time may deem necessary or appropriate to evidence, confirm, effect or perfect any mortgage or other security interest granted or required to be granted under this Agreement or any other Loan Instrument, each in such form and substance as may be acceptable to the Administrative Agent and the Majority Banks; and, at the request of the Administrative Agent, an accompanying opinion of counsel respecting the Borrowers and such additional Collateral to the same effect as the opinion required by Section 4.05 of this Agreement, in such form and substance and from such counsel as may be reasonably acceptable to the Banks

          (b) Each Borrower hereby irrevocably authorizes the Administrative Agent in its discretion: (i) to file without the signature of such Borrower any and all financing statements, modifications and continuations in respect of the Collateral and the transactions contemplated by this Agreement and the other Loan Instruments; (ii) to sign any such statement, modification or continuation on behalf of such Borrower if the Administrative Agent deems such signature necessary or desirable under Applicable Law; and (iii) to file a carbon, photographic or other reproduction of any financing statement or modification if the Administrative Agent deems such filing necessary or desirable under Applicable Law; provided that unless such filing is permitted as a result of a Trigger Event, so long as no Event of Default is then continuing, the Administrative Agent shall accord each Borrower an opportunity to review any proposed financing statement or modification (but not continuation) to be filed against it; and provided further that the failure to send any such copy for review shall not affect the validity or enforceability of any such signature and filing by the Administrative Agent. The Borrowers shall promptly reimburse the Administrative Agent for all costs and expenses incurred in connection with the preparation and filing of any such document. The Administrative Agent shall send a copy of any such filing to the Borrowers; provided, however, that the failure to send that copy shall not affect the validity or enforceability, of any such filing. The Administrative Agent shall not be liable for any mistake in or failure to file any financing statement, modification or continuation.


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



          (c) The Administrative Agent may request that material items of Collateral be legended or otherwise marked from time to time to reflect the Administrative Agent's security interests therein (for the benefit of all of the Banks), and the Borrowers shall promptly mark each requested item in a prominent location with such legend as the Administrative Agent may direct, which may be affixed directly or on a permanently attached plaque of customary size. The Borrowers shall not, and shall not cause, suffer or permit anyone else to, alter, cover, deface or remove any such legend without the prior written consent of the Administrative Agent, except that such legend may be removed from items released in writing by the Administrative Agent (with the consent of the Requisite Banks, as and if required) from time to time from the security interests created under this Agreement and the other Loan Instruments as provided herein or therein.

          (d) [Intentionally Omitted.]

          (e) Subject to the immediately following proviso, the Administrative Agent, or its designee, at any time and from time to time may conduct an audit or field examination of or otherwise verify or examine the sales and Accounts Receivable, Inventory, equipment and books and records of the Borrowers in any manner the Administrative Agent may reasonably deem necessary or desirable; provided, however, that (i) absent the continuance of any Default or Event of Default the Administrative Agent will limit its audits and examinations to one per calendar year, (ii) if the costs and expenses of such audit or field examination are predominately incurred (rather than when actually paid or reimbursed and subject in each case to minor fluctuations in timing) during a Trigger Period, the Borrowers shall be obligated to pay or reimburse the Administrative Agent for all such costs and expenses and (iii) during the continuance of any Default or Event of Default the Administrative Agent shall not in any way be limited by the number of audits and examinations it may conduct in any calendar year and the costs of all such audits and examinations shall be borne by the Borrowers. In connection with an audit or examination being made pursuant to the authorizations in this Section 7.02(e), if requested by the Administrative Agent, the Borrowers promptly shall deliver to the Administrative Agent or its designee any and all sales slips, orders, invoices and other documents evidencing the Accounts Receivable, and shall make deliveries of subsequent materials at least as frequently as requested, however, irrespective of any examination by or pledge or delivery to the Administrative Agent or any Bank, neither the Administrative Agent nor any Bank shall have any obligation or liability with respect to any Account Receivable of any Borrower, including (without limitation) any obligation or liability (A) to perform any obligation of any Borrower, (B) for the enforceability or collectibility of the Account Receivable or the existence or sufficiency of any documentation, (C) for the creditworthiness of any account party, (D) for the sufficiency or reconciliation of any payment received, or (E) to make any inquiry or demand, make or file any claim, or take any other action to collect or otherwise enforce any Account Receivable.

          (f) [Intentionally Omitted].

          (g) Promptly following and during the continuance of any Trigger Event, upon each specific written request of the Banks hereunder, the indicated Borrower shall execute and deliver assignments of its claims under any requested Material Government Contracts in form and substance suitable for submission to the appropriate federal Authority and acceptable to the Banks, assigning all or such portion of the payments under such Material Government Contract(s) as the Banks specified in such request.

          Section 7.03. Rights of the Borrowers to the Collateral, Etc. Subject to the terms and provisions of this Agreement and until such time as the Administrative Agent (with the consent of the Requisite Banks, as and if required) shall give notice to the Borrowers to the contrary during the continuance of any Event of Default and after (or in combination with) any Default Declaration, without regard to whether any other action has been taken by the Administrative Agent or any other Bank under this Agreement or any other Loan Instrument, the Borrowers shall have the right to do the things expressly permitted by any subsection of this Section notwithstanding the restrictions contained in Section 6.05 hereof (but shall not have such right after such notice has been given to the extent specified in such notice):

          (a) The Borrowers shall have the full power and authority in the ordinary course of business (i) to use in their business any item of Collateral (other than instruments, securities and other general intangibles in the possession of the Administrative Agent or its designee for the benefit of all of the Banks), (ii) to maintain, repair, replace and retire equipment in accordance with Section 5.07(a) hereof, (iii) to temporarily deliver work-in-progress to one or more subcontractors for processing, and to relocate finished goods Inventory to one or more public warehouses from which any Borrower has obtained recognition and access agreements in form and substance reasonably acceptable to the Banks, (iv) to modify or amend any Contract or other agreement or document included in the Collateral, (v) to reduce any payment or otherwise settle any, dispute under any Contract or other material Account Receivable or other account, note, stock certificate, instrument, agreement, document or intangible included in the Collateral if such action will not have a Material Adverse Effect and the Borrowers determine in good faith that it is in their best interest to do so, (vi) to diligently service and collect the proceeds of any Accounts Receivable, which may include such discounts and reductions as may be usual and customary, (vii) to use in their business the cash proceeds from such Inventory and Accounts Receivable, and (viii) to deposit, withdraw and use in their business funds and other cash equivalents constituting Collateral under this Agreement, provided, however, that such power shall not be exercised to the extent (A) such exercise could conflict with or prejudice the continued perfection of any security interest in any item of the Collateral (other than through such sales, use of cash proceeds or withdrawals or use of funds) or (B) any Event of Default or Default could result therefrom (whether through any Pro Forma Effect or otherwise).

          (b) In the event of any damage, destruction or other loss, or condemnation of any Collateral or other asset or property of any Borrower so long as it does not constitute a default under Section 8.01(l) of this Agreement, in each case whether in whole or in part, the affected Borrower shall have the right to apply the amounts received therefrom (whether payments, proceeds or otherwise) to the repair, rebuilding or replacement of those assets if, and only if: (A) the affected Borrower in its discretion has elected to repair, rebuild or replace those assets of at least equivalent value and business utility; (B) the affected Borrower has sufficient additional funds with which to do so (if the amounts received and to be received are not sufficient to do so); and (C) if the affected Borrower does so, (1) those assets would constitute (or continue to constitute) Collateral (unless repairing, rebuilding or replacing any asset or property not constituting Collateral), (2) the representations and warranties of the Borrowers pertaining to that Collateral or other asset or property in this Agreement and the other Loan Instruments would (upon completion) be true and correct, and (3) no Event of Default or Default could result therefrom (whether through any Pro Forma Effect or otherwise). If those amounts are to be applied to such repair, rebuilding, replacement and are received by any Bank, then the receiving Bank shall promptly remit those amounts to the affected Borrower for such use; provided that if such amounts exceed $1,000,000, the Administrative Agent (at the request of any Bank in its discretion) shall hold such proceeds as received and disburse them to the affected Borrower for such purposes upon delivery to the Banks of satisfactory evidence of (x) full payment to the requisite third parties, (y) good title and the absence of competing security interests and other encumbrances and adverse claims, and (z) the satisfaction of such other conditions as may be required by the Loan Instruments or reasonably requested by the Banks. In the event any Borrower receives any such payments or proceeds (other than disbursements from the Administrative Agent or remittances from any such receiving Bank), such Borrower shall accept and hold those funds in trust for the benefit of the Banks and shall promptly pay or deliver those proceeds to the Administrative Agent for application as provided above.

          (c) [Intentionally Omitted].

          (d) [Intentionally Omitted].

          (e) In instances not involving a Permitted Disposition, the Borrowers shall have the full power and authority to relocate any item of Collateral, except for Collateral held by the Administrative Agent or its designee (for the benefit of all of the Banks), so long as (i) the new location is within the continental United States or Puerto Rico, (ii) the relocation will be made at the sole cost and expense of the Borrowers, which shall bear all risk of loss and any and all other liabilities related thereto, (iii) the Borrowers give the Banks at least thirty (30) days' prior written notice of any proposed relocation, (iv) prior to relocation the Borrowers execute and deliver to the Administrative Agent such instruments and documents as the Administrative Agent may deem necessary or desirable, (y) prior to relocation the Borrowers provide evidence satisfactory to the Banks that all insurance will be applicable in the new location to the extent required by this Agreement and the other Loan Instruments, and (vi) immediately following the relocation as proposed, the representations and warranties set forth in this Agreement (as and if updated by way of supplements to the schedules, statements, reports, certificates or notices required hereunder and previously delivered to and accepted by the Administrative Agent) shall be true and correct in all material respects on and as of that date with the same effect as though those representations and warranties had been made on and as of that date, provided, however, that the Borrowers will not make any relocation to which the Banks give written notice of their objection.

          (f) The Borrowers shall be entitled to exercise in good faith any and all voting, waiver or consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided however, that the Borrowers shall not be permitted to exercise or refrain from exercising any such right or power to the extent such exercise or nonexercise could (i) have a material and adverse effect on the value of the Collateral or any part thereof or (ii) result in any Default or Event of Default.

          (g) [Intentionally Omitted].

          Section 7.04. Partial Releases. The Administrative Agent from time to time shall release portions of the Collateral from the Liens granted under this Agreement and the other Loan Instruments qualifying for release under and subject to the terms and conditions of subsection (a) or (b) of this Section, shall execute and deliver the documentation reasonably required to effect each such release (in such form and substance as may be acceptable to the Administrative Agent and the Majority Banks), and shall return the applicable instruments and other documents to the Borrowers or their designee, in each case subject to receipt of evidence and documentation in such form and substance as may be acceptable to the Administrative Agent and the Majority Banks, that those terms and conditions have been satisfied; provided that no Event of Default or Default then exists or could result therefrom (whether through any Pro Forma Effect or otherwise). Any and all actions under this Section shall be without any recourse to or representation or warranty by the Administrative Agent or any other Bank and shall be at the sole cost and expense of the Borrowers.

          (a) In the event of any sale or other disposition of any Collateral expressly permitted under Section 7.03(a) hereof or any other term or provision of this Agreement or any other Loan Instrument, the Administrative Agent will release that item, subject to receipt by the Administrative Agent of any payment or prepayment from the Borrowers required by this Agreement or any other Loan Instrument.

          (b) In the event any debtor under any indenture, agreement, note, instrument or Account Receivable pledged to the Administrative Agent (for the benefit of all of the Banks) pursuant to this Agreement shall have paid all amounts due thereunder in full and shall have complied with all other terms and conditions thereof, then, subject to receipt by the Administrative Agent of any payment or prepayment from the Borrowers required by this Agreement or any other Loan Instrument, those items shall be deemed to have been automatically released as Collateral from the security interests created by this Agreement, and if requested the Administrative Agent will return the applicable instruments and other documents to the Borrowers or their designee.

          Section 7.05. Litigation Respecting Collateral.

          (a) In the event that any action, suit or other proceeding (whether or not purportedly on behalf of any Borrower) at law, in equity, in arbitration or before any other Authority involving or affecting the Collateral (a "Proceeding") is contemplated by any Borrower or is otherwise commenced by or against any party hereto, the Borrowers shall give the Banks immediate notice thereof. Within twenty (20) Business Days after its receipt of such notice, the Administrative Agent (with the consent of the Majority Banks) shall notify the Borrowers that either (i) the Administrative Agent will join in the Proceeding,
(ii) a specified designee of the Administrative Agent or any other Bank will join in the Proceeding, or (iii) the Borrowers may prosecute the Proceeding without the participation of any Bank or its designee, which Proceeding in any event shall be conducted in accordance with the provisions of subsection (b) of this Section. In the event the Administrative Agent fails to respond to such notice of the Proceeding within that period, the Banks shall be deemed to have elected alternative (iii) above, without, however, waiving any other right, power, privilege, remedy or interest of the Banks under this Agreement, the other Loan Instruments and Applicable Law.

          (b) If any Borrower elects to commence a Proceeding, or a Proceeding has otherwise been commenced by or against any party hereto, the Borrowers shall cause the same to be prosecuted (i) in such a manner that all the rights of the Banks are preserved and protected to the fullest extent reasonably possible and
(ii) with counsel to such Borrower that is reasonably acceptable to the Administrative Agent and the Majority Banks and represents both such Borrower and the Banks. Subject to compliance by the Borrowers with the foregoing: (A) the Administrative Agent (if named as a party by someone other than any Borrower) shall join in the Proceeding and take any other action reasonably requested by counsel to such Borrower to facilitate the prosecution thereof, all at the sole cost and expense of the Borrowers; and (B) the Proceeding may be prosecuted by such Borrower in such manner as such Borrower and its counsel reasonably deem appropriate. In any event, if the Administrative Agent or any other Bank determines at any time during the pendency of a Proceeding (after consultation with counsel to the Administrative Agent) that the interests of one or more of the Banks are at variance with the interests of any Borrower, the Administrative Agent (with the consent of the Majority Banks) may appoint its own counsel (at the reasonable expense of the Borrowers) to represent the Banks in the Proceeding, and the Borrowers and their counsel shall cooperate with the Banks and their counsel to the fullest extent possible in that Proceeding.

          Section 7.06. Power of Attorney. With respect to the various assets and properties included or required to be included in the Collateral hereunder, each Borrower hereby irrevocably makes, constitutes and appoints the Administrative Agent and the Administrative Agents' executive officers (Vice President or above), and each of them, with full power of substitution, as the true and lawful attorney-in-fact of such Borrower, with full power and authority from time to time in the name, place and stead of such Borrower to: (a) take possession of and execute or endorse (to any Bank or otherwise) any one or more contracts, mortgages, deeds, pledges, assignments, instruments and other documents, and any one or more notes, checks, drafts, bills of exchange, money orders or other documents received in payment for or on account of those assets and properties; (b) receive, open and dispose of the mail and


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



other deliveries of such Borrower respecting the Collateral and request postal authorities and others to change the delivery address(es) for such Borrower to such address(es) as the Administrative Agent may deem necessary or desirable;
(c) demand, collect and receive any monies due on account of those assets and properties and give receipts and acquittances in connection therewith; (d) negotiate and compromise any claim, and commence, prosecute, defend, settle or withdraw any claims, suits or proceedings, pertaining to or arising out of those assets and properties; (e) pay any Indebtedness or other liability or perform any other obligation required to be paid or performed under this Agreement or any other Loan Instrument by the Borrowers or any other person (other than the Administrative Agent); (f) prepare and execute on behalf of the Borrowers any mortgage, financing statement or other evidence of a security interest contemplated by this Agreement, or any modification, refiling, continuation or extension thereof; (g) take any other action contemplated by this Agreement or any other Loan Instrument; and (h) sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing; provided, however, that the above-named attorneys-in-fact may exercise the powers set forth in this Section only following the written notice of the Administrative Agent or any other Bank pursuant to Section 7.07(a) of this Agreement and during the continuance of the subject Event of Default, whether or not any reference to this Power of Attorney is made in that notice, and without regard to whether any other action has been taken by the Administrative Agent or any other Bank under this agreement or any other Loan Instrument. This Power of Attorney is hereby declared to be irrevocable, with full power of substitution and coupled with an interest. This Power of Attorney shall survive the dissolution, reorganization or bankruptcy of any Borrower and shall extend to and be binding upon the successors, assigns, heirs and legal representatives of each Borrower. This Power of Attorney may be exercised (i) by any one of the above-named attorneys-in-fact, or by any substitute designated by any of those attorneys-in-fact, and (ii) by signing for any Borrower individually on any document or instrument, or by listing two or more of the persons (including the Borrowers) for whom any document or instrument is being signed and signing once, with a single signature by the attorney-in-fact or substitute being effective to exercise the Powers of Attorney of all persons so listed. A facsimile signature shall be effective if so affixed. The Administrative Agent shall not be liable for any failure to collect or enforce the payment of any of those assets and properties.

          Section 7.07. Rights of the Banks to the Collateral, Deficiencies,
Etc.

          (a) If any Event of Default shall have occurred and is then continuing and a Default Declaration has been issued, the Administrative Agent (with the consent of the Requisite Banks, as and if required) may take (and/or may cause one or more of its designees to take) any or all of the following actions, after giving the Borrowers prior written notice, or in the case of clauses (vi) or
(ix) after giving the Borrowers at least ten (10) days' prior written notice (which notice period each Borrower acknowledges and agrees to be adequate and reasonable, and which notice may be combined with a Default Declaration) to the Borrowers, with a single such notice being sufficient to entitle the Administrative Agent from time to time thereafter to take any one or more of the actions described below):

     (i) prohibit any Borrower from taking any action with respect to the Collateral otherwise permitted by this Agreement and the other Loan Instruments;

     (ii) notify each of the mortgagors, obligors, lessees, issuers, custodians and other parties with respect to or interested in any item of the Collateral of the interest of the Administrative Agent or Banks therein or of any action proposed to be taken with respect thereto, and direct one or more of those parties to make all payments, distributions and proceeds otherwise payable to any Borrower with respect thereto directly to the Administrative Agent (for the benefit of all of the Banks) or its order until notified by the Administrative Agent that all the Obligations have been fully paid and satisfied;


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     (iii) receive and retain all payments, distributions and proceeds of any kind with respect to any and all of the Collateral;

     (iv) direct the Borrowers or any other holder of Collateral to assemble and deliver such Collateral to the Administrative Agent or its designee at such time(s) and place(s) as the Administrative Agent from time to time may specify, all without any risk or expense to the Administrative Agent or any other Bank; or enter any premises where any item of Collateral may be located (to the extent permitted by Applicable Law with respect to classified areas), with or without permission or process of law but without breach of the peace, and seize and remove such Collateral or remain upon such premises and use or dispose of such Collateral as contemplated under this Agreement and the other Loan Instruments;

     (v) request the judicial appointment of a receiver respecting the Collateral (excluding funds in the possession of any Bank or its designee and such other Collateral as the Administrative Agent (with the consent of the Requisite Banks, as and if required) may specify in its request) in any action, suit or proceeding in which claims are asserted against the Collateral by the Administrative Agent or its designee, irrespective of the solvency of any Borrower or any other person or the adequacy of any collateral, and without notice to or the approval of any Borrower, which receiver shall have the power to manufacture, operate, sell, lease or rent such items of Collateral pending the sale of all of the Collateral and to collect the rent, issues and profits therefrom, together with such other powers as may have been requested by the Administrative Agent (with the consent of the Requisite Banks, as and if required), and shall apply the amounts received (net of all proper charges and expenses) to the Obligations as provided in this Agreement;

     (vi) except to the extent provided otherwise by the New York Real Estate Law, with respect to Collateral that is not subject to foreclosure and the like, take any action with respect to the offer, sale, lease or other disposition, and delivery of the whole of, or from time to time any one or more items of, the Collateral, including, without limitation: (A) to sell, commit, assign, lease or otherwise dispose of the whole of, or from time to time any part of, the Collateral, or offer, commit or agree to do so, in any established market or at any broker's board, private sale or public auction or sale (with or without demand on any Borrower or any advertisement or other notice of the time, place or terms of sale) for cash, credit or any other asset or property, for immediate or future deliver, and for such consideration and upon such terms and subject to such conditions as the Administrative Agent (with the consent of the Requisite Banks as and if required) in its sole and absolute discretion may determine in a commercially reasonable manner, and any Bank (with the consent of the Majority Banks) may purchase (the consideration for which may consist in whole or in part of cancellation of Indebtedness) or any other person may purchase the whole or any one or more items of the Collateral, and all items purchased shall be free and clear of any and all rights, powers, privileges, remedies and interests of the Borrowers (whether individual, joint, several or otherwise), which each Borrower has expressly waived pursuant to Section 7.09 hereof (B) to postpone or adjourn any such auction, sale or other disposition, to cause the same to be postponed or adjourned from time to time to a subsequent time and place, or to abandon or cause the abandonment of the same, all without any advertisement or other notice thereof, and
          (C) to carry out any agreement to sell any item or items of the Collateral in accordance with the terms and provisions of such agreement, notwithstanding that, after the Administrative Agent shall have entered into such an agreement, all the Obligations may have been paid and satisfied in full;


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



     (vii) exercise any voting, consent, enforcement or other right, power, privilege, remedy or interest of any Borrower pertaining to any item of Collateral to the same extent as if the Administrative Agent were the outright owner thereof (for the benefit of all of the Banks), provided that the Administrative Agent shall not be entitled to exercise any of the voting rights of any Borrower pertaining to any equity interest in another person unless and until the Administrative Agent has given specific written notice to the Borrowers, apart from the notice first referred to in this subsection of the Administrative Agent's election to exercise one or more or all, such voting rights;

     (viii) take possession of and thereafter deal with or use from time to time all or any part of the Collateral in all respects as if the Administrative Agent were the outright owner thereof (for the benefit of all the Banks), which shall include (without limitation) the right to manufacture, operate, sell, lease or rent items of Collateral as well as to sell parts of the Collateral pending the sale of all of the Collateral, and to collect the rent, issues and profits therefrom;

     (ix) transfer or cause the transfer of the ownership of all or any part of the Collateral (with the consent of the Majority Banks) to its own name, the name of any other Bank or any designee and have such transfer recorded in any jurisdiction(s) and publicized in any manner deemed appropriate by the Administrative Agent; and

     (x) in addition to, and not by way of limitation of, any of the rights specified above, exercise or enforce any and all rights powers privileges, remedies and interests afforded to the Administrative Agent or any other Bank under this Agreement, the other Loan Instruments and any and all provisions of Applicable Law (including, without limitation, the Uniform Commercial Code and the New York Real Estate Law), whether as a secured party or mortgagee in possession of collateral or otherwise.

          (b) The Administrative Agent shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by subsection (a) above and/or the Plainview Mortgage, and, after deducting all costs and expenses incurred by the Administrative Agent and any person designated by the Administrative Agent to take any of the actions enumerated in subsection (a) above in connection with such collection and sale or disposition (including reasonable attorneys' disbursements, expenses and fees), the Administrative Agent shall apply the same in accordance with the terms and provisions of this Agreement unless the Administrative Agent (with the consent of the Majority Banks) shall elect to retain the same as additional or substitute Collateral to the extent such retention is permitted by this Agreement or any other Loan Instrument. In the event any funds remain after satisfaction in full of the Obligations, then the remainder shall be returned to the Borrowers, subject, however, to any other rights or interests any one or more of the Banks may have therein under any other instrument, agreement or document or Applicable Law.

          (c) If the amount of all proceeds received with respect to and in liquidation of the Collateral that shall be applied to payment of the Obligations shall be insufficient to pay and satisfy all of the Obligations in full, the Borrowers acknowledge and agree that they shall remain jointly and severally liable for any deficiency, together with interest thereon and costs of collection thereof (including reasonable attorneys' disbursements, expenses and fees), in accordance with the terms and provisions of this Agreement and the other Loan Instruments.

          Section 7.08. Performance by the Administrative Agent. In the event any Borrower fails to pay or otherwise perform or satisfy any of its obligations to others or under or in respect of any of the Collateral or any other material asset or property of such Borrower as required by this Agreement or any other Loan Instrument, the Administrative Agent (with the consent of the Majority Banks, time permitting) shall have the right in its sole and absolute discretion (but shall be under no duty or obligation) to make any such payment or cause the performance or satisfaction of any other such obligation, including (without limitation) the payment of any tax, claim or insurance premium, the maintenance or defense of any part of the Collateral or the purchase or discharge of any Lien on any part of the Collateral. The Administrative Agent will endeavor to give the Borrowers prior notice (which may be by telephone or telecopy) of any such payment or action; provided, however, that the failure to give such notice shall not affect the validity of the payment or action or the reimbursement obligations of the Borrowers with respect thereto. The Borrowers shall pay or reimburse on demand any and all amounts advanced or expenses incurred by the Administrative Agent or its designee under this subsection, which shall constitute additional Loans under (and secured by) this Agreement and shall bear interest at the rate applicable to the Loans. No payment made or action taken by the Administrative Agent, any other Bank or its designee shall be deemed or construed to be a waiver, cure or satisfaction of the underlying default, which default shall be deemed to be continuing until such time (if ever) as the Borrowers have, prior to the Maturity Date, (i) resumed the payment, performance and satisfaction required by this Agreement and the other Loan Instruments and (ii) repaid all Loans advanced for such payments and actions, together with interest thereon, and paid all others to whom the Administrative Agent has requested direct payment respecting such payments and actions.

          Section 7.09. Certain Acknowledgments and Waivers by the Borrowers.

          (a) Each Borrower acknowledges and agrees that the rights, powers, privileges, remedies and interests granted to or conferred upon the Administrative Agent or any other Bank in respect of any of the Collateral by this Agreement, the other Loan Instruments and Applicable Law are purely discretionary and shall not, and shall not be deemed or construed to, impose upon the Administrative Agent or any other Bank any duty or other obligation (A) to sell, foreclose or otherwise realize upon any of the Collateral, (B) to protect or preserve any of the Collateral, (C) to perform or satisfy any obligation under or respecting any of the Collateral or any Borrower, (D) to mitigate or otherwise reduce any damage or other loss, or (E) to otherwise exercise or enforce any such right, power, privilege, remedy or interest. Any sale, foreclosure or other realization upon any of the Collateral, or any other exercise or enforcement of any such right, power, privilege, remedy or interest, if undertaken by the Administrative Agent or any other Bank in its discretion (with the consent of the Requisite Banks as and if required), may be delayed, discontinued or otherwise not pursued or exhausted for any reason whatsoever (whether intentionally or otherwise). Without limiting the generality of the foregoing, to the extent waiver is not limited under Applicable Law, each Borrower hereby expressly waives each and every claim or defense and agrees that it will not assert or pursue (by action, suit, counterclaim or otherwise) any claim or defense, respecting (i) any settlement or compromise with any obligor or other third party under any Account Receivable, account, note, instrument, agreement, document or general intangible included in the Collateral, irrespective of any reduction in the potential proceeds therefrom, (ii) the selection or order of disposition of any of the Collateral (which may be at random or in any order(s) the Administrative Agent (with the consent of the Requisite Banks as and if required) may select in its sole and absolute discretion), (iii) any private sale of any of the Collateral, whether or not any public market exists, (iv) the choice or timing of any sale date (which the Administrative Agent (with the consent of the Requisite Banks, as and if required) may select in its sole and absolute discretion), irrespective of whether greater sale proceeds would be realizable on a different sale date, (v) the adequacy of the sale price of any of the Collateral, (vi) any insufficiency of the proceeds to fully satisfy the Obligations, (vii) any sale of any of the Collateral to the first person to receive an offer or make a bid, (viii) the selection of any purchaser of any of the Collateral, or (ix) any default by any purchaser of any of the Collateral. Neither the Administrative Agent, nor any other Bank nor any of their respective representatives shall incur any liability in connection with any sale of or other action taken respecting any of the Collateral in accordance with the provisions of this Agreement, any other Loan Instrument or Applicable Law.


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



          (b) Each Borrower hereby expressly waives the applicability of any and all Applicable Laws respecting collateral or its disposition that are or may be in conflict with the terms and provisions of this Agreement and the other Loan Instruments now or at any time in the future to the extent waiver is not limited under Applicable Law, including (without limitation) those pertaining to notice (other than notices required by this Agreement or any other Loan Instrument), appraisal, valuation, stay, extension, moratorium, marshaling of assets, exemption and equity of redemption; provided, however, that the preceding provision is not intended to confer upon any Bank any right, power, privilege, remedy or interest not permissible under Applicable Law notwithstanding the foregoing waivers.

          Section 7.10. Termination of Certain Existing Security Interests. With respect to all Released Collateral, upon the Effective Date the Borrowers are authorized to prepare for filing by the Administrative Agent Uniform Commercial Code partial release statements identifying such Released Collateral, but only such Released Collateral, and, to the extent same is at any time provided to the Administrative Agent prior to the Trigger Event and is in form and substance reasonably satisfactory to the Administrative Agent, same shall be filed by the Administrative Agent promptly after its receipt thereof. Any and all actions under this Section shall be without any recourse to or representation or warranty by any Bank (including the Administrative Agent) and shall be at the sole cost and expense of the Borrowers. IT IS EXPRESSLY AGREED THAT REGARDLESS OF WHETHER OR NOT ANY SUCH PARTIAL RELEASE STATEMENTS ARE FILED BY THE ADMINISTRATIVE AGENT, ON THE EFFECTIVE DATE THE ADMINISTRATIVE AGENT'S LIEN IN SUCH RELEASED COLLATERAL SHALL AUTOMATICALLY BE TERMINATED AND OF NO FURTHER FORCE OR EFFECT, SUBJECT, HOWEVER, UPON THE OCCURRENCE OF A TRIGGER EVENT, TO BEING REINSTATED WITH RESPECT TO THAT PORTION OF THE RELEASED COLLATERAL THAT CONSTITUTES SPRINGING COLLATERAL.

          Section 7.11. Termination of Security Interests. The security interests granted to the Administrative Agent (for the benefit of all of the Banks) hereunder shall terminate when the Commitments shall have terminated and the Obligations shall have been fully paid and satisfied. Upon such termination of the Commitments and such complete payment and satisfaction the shall reassign, release and/or deliver to the Borrowers all Collateral then held by or at the direction of the Administrative Agent (for the benefit of all of the Banks) under the Loan Instruments and the Administrative Agent shall execute and deliver to the Borrowers for filing in each office in which any financing statement, mortgage, or lease, or assignment thereof, relating to the Collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code or an appropriate satisfaction, release, reconveyance or reassignment releasing the Administrative Agent's interest therein, and any other instrument or document that the Borrowers deem reasonably necessary to evidence the termination of the Administrative Agent's security interest, each in such form and substance as may be acceptable to the Administrative Agent. Any and all actions under this Section shall be without any recourse to or representation or warranty by any Bank (including the Administrative Agent) and shall be at the sole cost and expense of the Borrowers.

          Section 7.12. Pearl River Collateral. Each Bank expressly agrees that, notwithstanding any other term, condition or provision of this Agreement, including without limitation the right of setoff by the Banks, Fleet's Lien on the Pearl River Collateral, including its Lien on cash and cash equivalents, shall be senior to the Lien of any Bank in such Pearl River Collateral and any Lien granted to any Bank by any Borrower in any of the Pearl River Collateral as collateral security for the Obligations is subordinate (the "Bank Subordinate Interest") and subject to the security interest in the Pearl River Collateral granted to Fleet. In this regard, in connection with the Obligations, no Bank will enforce or apply the Bank Subordinate Interest or in any manner interfere with Fleet's security interest in the Pearl River Collateral unless and until the Pearl River Financing L/C shall have expired or been terminated and all obligations owing to Fleet in connection therewith shall have been paid in full. The provisions of this


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



Section 7.12 are only for the benefit of the Banks and Fleet and may not be relied on or enforced by any Borrower or any other Person.

                                  ARTICLE VIII

                              Defaults and Remedies

          Section 8.01. Events of Default. Each of the following events shall constitute a default under this Agreement (each an "Event of Default"):

     (a) any representation or warranty made in this Agreement or any other Loan Instrument shall prove to have been false or misleading in any material respect when made (or deemed made);

     (b) any report, statement, certificate, schedule or other document or information furnished (whether prior to, on or after the Effective
          Date) in connection with this Agreement or any of the other Loan Instruments shall prove to have been false or misleading in any material respect when furnished (or deemed furnished);

     (c) any default, whether in whole or in part, shall occur in the payment of (i) the principal of, the interest on or any other amount respecting the Loans, (ii) amounts necessary to reimburse the Fronting Bank for a draw under a Letter of Credit or (iii) any of the other Obligations and in the case of subpart (iii) only, same shall remain unpaid for a period of five (5) Business Days;

     (d) any "Event of Default" shall occur under (and as defined in) any Mortgage, whether in whole or in part, or any principal payment thereunder (in whole or in part) shall be accelerated or otherwise become due or payable prior to the scheduled payment date; or an "Event of Default" (or similarly defined term) shall occur under (and as defined in) any Pearl River Financing Document, whether in whole or in part, or any principal payment thereunder (in whole or in part) shall be accelerated or otherwise become due or payable prior to the scheduled payment date;

     (e) any default, whether in whole or in part, shall occur in the due observance or performance of any other covenant, term or provision to be performed under this Agreement and/or any of the other Loan Instruments by any Borrower or any other party thereto (other than any Bank), which default is not described in any other subsection of this Section, and such default shall continue for a period of ten (10) days after the earlier of notice thereof to or knowledge thereof by any Borrower; provided however, that if such default is capable of being cured and if such Borrower or such other party shall have commenced to cure such default within such period and shall proceed continuously in good faith and with due diligence to cure such default then such period instead shall be thirty (30) days;

     (f) (i) any default, whether in whole or in part, shall occur in the payment of any Other Bank Debt or in the payment of any Credit Support of any Other Bank Debt, or (ii) any Borrower shall default in the observance or performance of any term, condition, agreement or covenant contained in any Other Bank Debt Document or otherwise relating to any Other Bank Debt, in each case in this subclause (ii) the effect of which default or other event or condition is to cause or permit the holder or holders of such Other Bank

          Debt (or a trustee or agent on behalf of such holder or holders) to cause such Other Bank Debt to become due prior to its stated maturity.

     (g) any default, whether in whole or in part, shall occur in the due observance or performance of any term or provision of any instrument(s) or agreement(s) (other than a Loan Instrument or an Other Bank Debt Document) respecting any Indebtedness of any one or more of the Borrowers if such Indebtedness is in excess of $1,000,000 in the aggregate or arises under any Credit Support by any one or more of the Borrowers of the Indebtedness or other obligations of any other Person(s) if such Indebtedness is in excess of $1,000,000 in the aggregate, that shall cause or permit acceleration of any such Indebtedness or demand for payment under any such Indebtedness or Credit Support, which default is not described in any other subsection of this Section, unless payment shall be made or action shall be taken in an amount or manner sufficient to cure it within ten (10) days after the earlier of notice of such default to or knowledge thereof by any Borrower, or such lesser period as may be provided thereunder, provided that such payment or action would not result in a breach of any term or provision of this Agreement and the other Loan Instruments, provided, however, that if such default is capable of being cured and if the relevant Borrower shall have commenced to cure such default within such period and shall proceed continuously in good faith and with due diligence to cure such default, then such period instead shall be thirty (30) days or such lesser period as may be provided thereunder;

     (h) any Borrower shall (i) fail or be unable to pay its debts generally as they become due, (ii) conceal, remove or transfer any of its assets and properties in violation or evasion of any bankruptcy, fraudulent conveyance or similar Applicable Law, (iii) make a general assignment for the benefit of its creditors, (iv) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator liquidator or similar official for itself or any of its assets and properties, (v) commence a voluntary, case for relief as a debtor under the United States Bankruptcy Code, (vi) file with or otherwise submit to any governmental authority any petition answer or other document seeking (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future Applicable Law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation, (vii), file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such Applicable Law, (viii) be adjudicated a bankrupt or insolvent, or (ix) take any action for the purpose of effecting any of the foregoing;

     (i) any case proceeding or other action shall be commenced against any Borrower for the purpose of effecting, or an order judgment or decree shall entered by any court of competent jurisdiction approving (in whole or in part), anything specified in subsection (h) of this Section, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to any Borrower, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of any Borrower, and any of the foregoing shall continue unstayed and in effect for any period of 30 days;

     (j) one or more final judgments for the payment of money in excess of an aggregate of $1,000,000 shall be rendered against any Borrower and the same shall remain undischarged for a period of 30 days during which levy and execution shall not be effectively stayed or contested in good faith;


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



     (k) any action, suit, investigation or proceeding involving or affecting any Plan or any assets of properties of any Plan shall be adversely determined; any fiduciary or sponsor of, or participant in, any Plan shall take or commit any of the actions specified in subsection (h) of this Section in respect of the Plan or all or substantially all of its assets and properties, or any action, suit or proceeding shall otherwise be commenced against any Plan or an of its fiduciaries, sponsors or participants for the purpose of effecting, or any order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part), anything specified in subsection (h) of this Section in respect of any Plan or all or substantially all of its assets and properties, or any receiver, trustee, assignor, custodian, sequestrator, liquidator or other official shall be appointed with respect to any Plan or all or a substantial part of its assets and properties, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of any Plan, and any of the foregoing shall continue unstayed and in effect for any period of 30 days; provided that any such event (individually or in the aggregate with any other such event(s)) has had or could have (in the reasonable judgment of the Administrative Agent and the Majority Banks) an ERISA Effect;

     (l) any loss, damage, destruction or other material impairment, deterioration or diminution, or any termination, foreclosure, condemnation or other involuntary disposition, in whole or in part, shall occur with respect to all or any material part of the Collateral taken as a whole (other than fully insured casualty losses to the extent the Administrative Agent has a perfected first priority security interest in and actually receives all insurance proceeds with respect thereto to the extent required by this Agreement and the other Loan Instruments), or the Administrative Agent's perfected security interest therein, or any Borrower shall do or fail to do or resist, or cause, suffer or permit anyone else to do, anything that would so affect any such Collateral or security interest;

     (m) any Loan Instrument (in whole or in part) at any time and for any reason whatsoever (i) shall cease to be in full force and effect, (ii) shall be declared null and void, (iii) shall be contested or otherwise challenged as to its validity or enforceability by any of the Borrowers, or (iv) shall be the subject of any denial by any of the Borrowers of any, liability or obligation of such party thereunder;

     (n) any of the Borrowers shall be or become the subject of or a party to any criminal conviction in any material respect (other than a misdemeanor); or

     (o)  the occurrence of a Change of Control.

          Section 8.02. Remedies upon Default. Upon the occurrence or at any time thereafter during the continuance of any Event of Default and after the issuance of a Default Declaration, the Administrative Agent (with the consent of the Requisite Banks, as and if required), upon notice to the Borrowers (which may be combined with the Default Declaration), shall be entitled, without limiting the ability to do so at other times (each Borrower hereby acknowledging that all Letter of Credit Advances and interest thereon and certain other Obligations are payable on demand as provided in Article II hereof notwithstanding anything in this Section or in Section 8.01 to the contrary):
(a) to terminate the Commitment (b) to declare the Loans and all other Obligations to be immediately due and payable, whether principal, interest or otherwise, without presentment, demand, protest or other notice of an kind (all of which are hereby expressly waived by each Borrower), notwithstanding anything contained in this Agreement, any Note or any of the other Loan Instruments to the contrary; (c) to exercise or enforce any one or more of the rights, powers, privileges, remedies and interests of the Administrative Agent or any


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other Bank under this Agreement, each Note, the other Loan Instruments and
Applicable Law; and (d) to demand the immediate deposit by any Borrower of cash Collateral in a non-interest-bearing demand deposit account with the Administrative Agent or such other institution as the Administrative Agent may designate in an amount equal to the aggregate unadvanced face amounts of the Letters of Credit then outstanding in order to further secure repayment of all advances under the Letters of Credit, together with interest thereon, and all of the other Obligations in full, which deposits shall remain Collateral until all of the Letters of Credit have been paid (and the corresponding Letter of Credit Advances repaid by the Borrowers) or surrendered to the Fronting Bank or the Administrative Agent for return to and cancellation by the issuers thereof (provided that any Letter of Credit that has not been presented for payment shall be deemed for this purpose to have been canceled on the thirtieth day following the stated expiry date, without, however, relieving the Borrowers of any of the Obligations with respect to any such Letter of Credit that is in the process of payment) and all of the other Obligations have been fully paid and satisfied, and which obligation to deposit is itself secured by the Collateral pursuant to this Agreement and the other Loan Instruments; provided, however, that in the event of the occurrence of any of the Events of Default respecting any Borrower set forth in subsections (h) and (l) of Section 8.01, then simultaneously with that event, and without the necessity of any notice or other action by the Administrative Agent or the other Banks, (i) the Commitment shall be terminated, (ii) the Loans and all of the other Obligations shall be accelerated and immediately due and payable as stated above, and (iii) the Borrowers shall be required to make the deposit of the additional cash Collateral further securing the Letters of Credit and the other Obligations as provided above. If the Borrowers have not delivered the cash Collateral specified above within five (5) Business Days after it was due, at any time and from time to time thereafter the Banks in their sole and absolute discretion may (but shall not be obligated to) advance to the Borrowers all or any portion of the required cash Collateral, by credit to any accounts of the Borrowers with the Administrative Agent or otherwise; and amounts advanced by the Banks pursuant to this option and outstanding from time to time shall be due and payable, together with interest and additional interest thereon at the rates provided in Section 2.04 of this Agreement, ON DEMAND, and shall otherwise constitute "Letter of Credit Advances" for all purposes under this Agreement and the other Loan Instruments.

          Section 8.03. Enforcement, Etc. The Administrative Agent (with the consent of the Requisite Banks, as and if required), in its or their sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that the Administrative Agent or any other Bank may have under this Agreement, any other Loan Instrument or Applicable Law at law, in equity, in rem or in any other forum available under Applicable Law; without notice except as otherwise expressly provided herein; without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that the Administrative Agent or any other Bank may have against or in respect of any Borrower, the Collateral, or any other co-obligor, guarantor, sum, pledgor, collateral or other person or thing; without regard to any act or omission of the Administrative Agent, any other Bank or any other person, and without delivery to any Borrower or any other person or production in any action, suit or proceeding of any consent or approval of one or more of the Banks required under this Agreement or any other Loan Instrument (without, however, in any way limiting the rights and remedies of any Bank thereunder against the Administrative Agent or any other Bank), and no Borrower will raise, and each Borrower hereby waives, any objection or defense respecting the need for any such delivery or production. The Administrative Agent (with the consent of the Requisite Banks, as and if required) may institute one or more proceedings (which may be separate proceedings) with respect to this Agreement and each of the other Loan Instruments in such order and at such times as may be selected in its or their sole and absolute discretion. This Agreement and the other Loan Instruments may be enforced without possession of any Note or its production in any action, suit or proceeding. This Agreement and the other Loan Instruments may be enforced with respect to any Borrower without the presence or participation of any other Borrower, or any other co-obligor (joint or several), guarantor, pledgor or surety, whether through lack of jurisdiction, venue or service or otherwise, and no Borrower will raise, and each Borrower hereby expressly waives, any objection or defense respecting the need for any, such presence or participation.

          Section 8.04. Equitable Relief. Each Borrower acknowledges and agrees that it may be impossible to measure in money the damage to the Banks in the event of a breach of or default under any of the terms and provisions of Sections 6.04, 6.05. 6.07, 6.08, 6.09, 7.03, 7.05, 7.07(a) and 8.02(d) of this
Agreement, and that, in the event of any such breach or default, the Administrative Agent, in addition to all other rights, powers, privileges and remedies that the Administrative Agent or any other Bank may have, shall be entitled to injunctive relief, specific performance or such other equitable relief as the Administrative Agent (with the consent of the Requisite Banks, as and if required), may request to exercise or otherwise enforce any of the terms and provisions of those Sections and to enjoin or otherwise restrain any act prohibited thereby, and no Borrower will raise, and each Borrower hereby expressly waives, any objection or defense that there is an adequate remedy available at law.

          Section 8.05. Consent to Jurisdiction Waiver of Personal Service, Etc. Each Borrower hereby consents and agrees that the Supreme Court of the State of New York for the County of Nassau and the United States District Court for the Eastern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Administrative Agent (or any other
Bank) and any Borrower under any Loan Instrument; provided that the foregoing consent shall not deprive the Administrative Agent (on behalf of the Banks) of the right in its sole discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over any Borrower. In any dispute with the Administrative Agent or any other Bank, no Borrower will raise, and each Borrower hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York. Each Borrower hereby expressly waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under
Section 10.01 hereof. In addition (and without limitation of any such delivery or any other delivery permitted under Applicable Law), each Borrower has executed and delivered to the Administrative Agent a Designation of Administrative Agent for Service appointing Kramer, Coleman, Wactlar & Lieberman, P.C., as the agent of such Borrower for service in the State of New York, which each Borrower hereby irrevocably authorizes the Administrative Agent to date with such date (if undated) and file with the appropriate Authority at such time as the Administrative Agent in its discretion (with the consent of the Requisite Banks, as and if required) may elect. Within thirty (30) days after service of process, each Borrower agrees to appear or answer any summons or complaint of the Banks, or the Administrative Agent (on behalf of the Banks), and should such Borrower fail to appear or answer within said thirty-day period, such Borrower shall be deemed in default under that action and judgment may be requested by the Administrative Agent and entered in favor of the Banks against such Borrower for the relief demanded in any complaint so served. Each Borrower acknowledges and agrees that a final judgment in any such action, suit or proceeding shall be conclusive and binding upon such Borrower and may be enforced against such Borrower or any of its assets or properties in any other appropriate jurisdiction selected by the Administrative Agent in its discretion (with the consent of the Requisite Banks, as and if required) by an action, suit or proceeding in such other jurisdiction. To the extent that any Borrower may be entitled to immunity (whether by reason of sovereigns or otherwise) from suit in any jurisdiction, from the jurisdiction of any court or from any other legal process, each Borrower hereby expressly and irrevocably waives such immunity.

          Section 8.06. WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND EACH BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, OR ARISING OUT OF,


                                      -86-




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UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND/OR ANY OTHER LOAN
INSTRUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, THOSE OF THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND/OR ANY BANK RELATING TO THE ADMINISTRATION OF THE EXTENSIONS OF CREDIT OR ENFORCEMENT OF THE LOAN INSTRUMENTS AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE FRONTING BANK OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND EACH BANK TO ENTER INTO THIS AGREEMENT, ACCEPT THE NOTES AND MAKE THE EXTENSIONS OF CREDIT.

          Section 8.07. Waiver of Setoff, Special Damages, Etc.

          (a) Each Borrower hereby expressly waives, and agrees that it will not exercise, any and all rights of setoff, recoupment, abatement or reduction respecting any payment due (whether as scheduled or required, upon acceleration or as sought in any action, suit or proceeding by any Bank) under this Agreement, any other Loan Instrument or any other agreement, facility or relationship with the Administrative Agent or any other Bank that may now or hereafter be accorded to such Borrower under Applicable Law or otherwise. To the extent not required as a compulsory counterclaim in any related ongoing proceeding, each Borrower (i) shall pursue separate exercise and enforcement of any right, power, privilege, remedy or interest retained (and not waived) by such Borrower under this Agreement, the other Loan Instruments, any other agreement, facility or relationship with the Administrative Agent or any other Bank and Applicable Law, and (ii) shall not seek to exercise or enforce any such right, power, privilege, remedy or interest in any proceeding instituted by the Administrative Agent or any of the other Banks under or in respect of any Loan Instrument, whether through joinder, consolidation, setoff, recoupment, abatement, reduction, counterclaim, defense or otherwise.

          (b) In any dispute with the Administrative Agent or any other Bank, each Borrower covenants and agrees that it will not seek, recover or retain any, and each Borrower each hereby expressly waives any and all, special, exemplary, punitive and/or consequential damages (whether through action, suit, counterclaim or otherwise) to the extent waiver is not limited under Applicable Law.

          Section 8.08. No Fiduciary Relationship, Etc. Each Borrower acknowledges and agrees that its sole relationship with the Administrative Agent, the Fronting Bank and Banks is that of debtor and creditor, respectively, and that no term or provision of this Agreement or any other Loan Instrument is intended to create, nor shall any such term or provision be deemed or construed to have created, any joint venture, partnership, trust, agency or other fiduciary relationship with any Borrower or any Subsidiary of any Borrower. Each Borrower acknowledges and agrees that the Borrowers have independently and fully reviewed and evaluated the Loan Instruments, the transactions contemplated thereunder and the potential effects of such transactions on the assets, business, operations, properties and condition (financial or otherwise) of each of the Borrowers and their Subsidiaries, which review and evaluation was made
(i) together with counsel and (to the extent deemed prudent by the Borrowers) financial and other advisors to the Borrowers and their Subsidiaries, and (ii) without any reliance upon any oral or written advice, analysis or assurance of any kind whatsoever from the Administrative Agent or any other Bank.


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



          Section 8.09. Banks' Right of Setoff, Etc. Upon the occurrence and during the continuance of any Event of Default, each Bank hereby is authorized at any time and from time to time, without notice to the Borrowers (any such notice being hereby expressly waived by each Borrower), to setoff upon and against all deposits, credits, collateral and property of any Borrower, now or hereafter in the possession, custody, safekeeping or control of such Bank or any entity under the control of any Person that owns the Capital Stock of such Bank and its successors or assigns, or in transit to any of them, or any part thereof and any Indebtedness or other amount or obligation (including, without limitation, any obligation under any interest rate protection, foreign currency exchange or other interest rate or exchange rate swap or hedging agreement or arrangement) and apply the same to any of the Obligations even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE A BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The foregoing rights shall apply whether or not the Administrative Agent or any other Bank shall have declared a default, accelerated the obligations or made any demand or taken any other action under this Agreement or any other Loan Instrument, and although such obligations may be contingent or unmatured. Each Borrower acknowledges that pursuant to Section 7.01 hereof it granted to the Administrative Agent (for the benefit of all of the Banks) a senior security interest in and to, among other things, all such deposits, assets, properties and Indebtedness in the possession of each of the affiliates, custodians, participants and designees of each Bank, and each Borrower hereby authorizes each such person to so set off and apply such amounts at such times and in such manner as the Administrative Agent may direct pursuant to this Section, in each case to the fullest extent possible as if the person making the setoff were a direct creditor of such Borrower in the full amount of the Obligations. The debiting Bank shall notify the Borrowers after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. In debiting any such account, the Obligations shall be deemed to have been paid or repaid only to the extent of the funds actually available in that account notwithstanding any internal procedure of the debiting Bank or any of its affiliates, custodians, participants and designees to the contrary. The rights of the Administrative Agent and the other Banks under this Section are in addition to and without limitation of any other rights, powers, privileges, remedies and other interests (including, without limitation, other rights of setoff and security interests) that the Administrative Agent or the other Banks may have under this Agreement, the other Loan Instruments and Applicable Law. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NOTWITHSTANDING THAT CERTAIN OF THE PROPERTY DESCRIBED IN THIS
SECTION 8.09 IS ALSO SPRINGING COLLATERAL, THE RIGHTS GRANTED TO EACH BANK UNDER THIS SECTION 8.09 SHALL NOT BE DEPENDENT ON THE OCCURRENCE OF A TRIGGER EVENT AND, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT, EACH BANK SHALL HAVE ALL OF THE RIGHTS GRANTED UNDER THIS SECTION 8.09 WHETHER OR NOT ANY TRIGGER EVENT SHALL HAVE OCCURRED AND WHETHER OR NOT SAME ARE BEING EXERCISED DURING ANY TRIGGER PERIOD.

                                   ARTICLE IX

                     The Administrative Agent and the Banks

          Section 9.01. Appointment of Administrative Agent. Upon the terms and provisions and subject to the conditions contained in this Agreement, the Banks hereby appoint Fleet to act as Administrative Agent under this Agreement and the other Loan Instruments, and Fleet hereby accepts such appointment.


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



          Section 9.02. Undivided Interest and Committed Share, Etc.

          (a) Upon the terms and provisions and subject to the conditions contained in this Article, the Banks agree that each has an undivided interest in the Loans and other Obligations under this Agreement and the obligations of the Borrowers and the other parties (other than the Banks) under the other Loan Instruments (collectively, the "Loan Obligations"), any asset or property securing the Loan Obligations, whether through pledge, attachment, mortgage or otherwise (the "Loan Collateral"), and the rights, powers, privileges, remedies and interests of the Banks in and to this Agreement and other Loan Instruments, as well as the risks, liabilities and expenses related thereto, such that each Bank shall have and be committed to an undivided fractional interest therein and in the Commitment, Revolving Credit Loans and related items equal to the respective maximum principal amounts and percentages set forth on Exhibit E hereto, as the same may be recomputed from time to time to reflect departing or additional Banks pursuant to this Agreement (which undivided fractional interest will be referred to as such Bank's "Committed Share" of the Commitment, or the Mortgage Loans, as applicable).

          (b) With respect to payments made to the Administrative Agent (generally following the circumstances described in Section 2.07(a) herein) the Administrative Agent will mark its books and records to reflect the respective interests of the Banks, all payments received from and made to each Bank from time to time pursuant to this Agreement may be recorded by the Administrative Agent, and such records shall be presumptively correct as to the existence and amounts thereof absent manifest error.

          (c) "Pro Rata Share" at a particular time for a particular Bank shall mean a share of the referenced item proportional to the percentage obtained by dividing (A) that portion of the principal balance then outstanding under the referenced Loans attributable to principal amounts received by one or more of the Borrowers from such Bank (or its predecessor) under this Agreement or any other Loan Instrument (including those made under the Existing Loan Agreement and other Existing Loan Instruments) and not theretofore repaid, by (B) the aggregate principal balance then outstanding under the referenced Loans; provided that if there is no principal balance then outstanding under the referenced Loans (or deemed outstanding as provided in this subsection) and with respect to each outstanding Letter of Credit, a Bank's Pro Rata Share shall be equal to (1) its Committed Share of the Mortgage Loans with respect to the Mortgage Loans, and (2) its Committed Share of the Commitment (i.e., the Revolving Credit Loans) with respect to the Revolving Credit Loans and the Letters of Credit.

          (d) "Majority Banks" at a particular time shall mean the Banks (which may include the Administrative Agent) then having an aggregate Pro Rata Share of at least 61%.

          Section 9.03. Notice of Intent Not to Advance, Letters of Credit.

          (a) In the event a Bank determines that it will not make its Committed Share of any Advance requested by the Borrowers, such Bank shall immediately notify the other Banks by telephone and telecopy of a signed notice, and shall promptly confirm such notice by delivery to each of the other Banks of an original copy of such signed notice, which notice shall specify the Bank's reasons (if any) for such decision. No Bank, however, may refuse to make any payment under its Letter of Credit Participation (as hereinafter defined), which each Bank acknowledges and agrees will result in additional Advances of Revolving Credit Loans.

          (b) By the issuance or extension of any Letter of Credit, the Fronting Bank hereby sells and grants (and continues, in the case of each existing Letter of Credit) to each Bank, and each Bank hereby unconditionally purchases and acquires (and continues, in the case of each existing Letter of Credit) from the Fronting Bank, without any further action on the part of the Fronting Bank or acquiring

Bank, a participation in such Letter of Credit equal to such Bank's Committed Share of the face amount of such Letter of Credit (each a "Letter of Credit Participation"), effective upon the issuance or extension of such Letter of Credit (or on the Effective Date in the case of each existing Letter of Credit). In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of each Fronting Bank, in accordance with subsection (c) below, such Bank's Pro Rata Share of each unreimbursed Letter of Credit Advance made by the Fronting Bank; provided however, that the Banks shall not be obligated to make any such payment with respect to any wrongful payment or disbursement made under any Letter of Credit as a result of the gross negligence or willful misconduct of the Fronting Bank.

          (c) If the Fronting Bank (other than the Administrative Agent) has directly billed the Borrowers for a Letter of Credit Advance as permitted by
Section 9.05(a) hereof and has not received from the Borrowers the payment required by Section 2.07(d) hereof by 11:00 A.M. (New York City time) on the day such payment is due, the Fronting Bank will promptly notify the Administrative Agent of the Letter of Credit Advance and such non-receipt of payment. If the Borrowers have not previously requested an Advance and complied with the related conditions in order to fund such payment, the Administrative Agent will promptly notify each Bank of such Letter of Credit Advance and its Pro Rata Share thereof. Each such unreimbursed payment made in accordance with Section 2.07(d) hereof shall for all purposes hereunder be deemed to be an Advance of a Revolving Credit Loan. Each Bank will pay to the Administrative Agent, by not later than 4:00 P.M. (New York City time) on such date (or, if the Banks shall have received such notice later than 2:00 P.M. (New York City time) on such date, then by not later than 10:00 A.M. (New York City time) on the immediately following Business Day), an amount equal to such Bank's Pro Rata Share of such Letter of Credit Advance (it being understood and agreed that such amount shall constitute funding of an Advance of a Revolving Credit Loan by each such Bank), and the Administrative Agent will promptly pay such amount to the Fronting Bank. If any Bank shall not have made its Pro Rata Share of such Letter of Credit Advance available to the Fronting Bank as provided above, such Bank agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this subsection to but excluding the date an amount equal to such amount is paid to the Administrative Agent for prompt payment to the Fronting Bank at the Federal Funds Rate for the first such day and at the rate applicable to Loans under Section 2.04(a) hereof for each day thereafter.

          (d) Each Bank acknowledges and agrees that each Letter of Credit Participation and its payment and other obligations with respect thereto: (i) is absolute and unconditional; (ii) shall remain and continue in full force and effect without regard (A) to any waiver, modification, extension, renewal, amendment or restatement of any other term or provision of any Letter of Credit,
(B) to any act or circumstance respecting any Letter of Credit consented to or waived by any Borrower under Section 2.07 hereto, (C) to any full, partial or non-exercise of any of the rights, powers, privileges, remedies and interests of the Fronting Bank respecting any Letter of Credit or under any related application, any Loan Instrument or Applicable Law, against any person or with respect to any Collateral, (D) to any release or subordination of any Obligations or Collateral, (E) to any statute of limitations or similar time constraint under any Applicable Law, (F) to any investigation, analysis or evaluation by any Bank or its designees of the assets, business, operations, properties or condition (financial or otherwise) of any Borrower (whether in its capacity as a Borrower or a guarantor) or any other Person, (G) to any Default or Event of Default, whenever occurring or continuing, (H) to any act or omission on the part of the Fronting Bank, the Administrative Agent, any Bank or any other person, or (I) to any other event that otherwise might constitute a legal or equitable counterclaim, defense or discharge of a participant or surety; (iii) shall not be subject to any defense, counterclaim, set off, right of recoupment, abatement, reduction or other claim or determination that such Bank may have against the Administrative Agent, the Fronting Bank, any other Bank, any Borrower or any other Person; (iv) shall not be diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of the Fronting Bank, the participating Bank, any Borrower, any other co-obligor, guarantor, surety or pledgor or any other Person, or the inability of any of them to pay its debts or perform or otherwise satisfy its obligations as they become due for any reason whatsoever; and (v) shall not be affected by any other circumstance whatsoever.

          Section 9.04. Collection and Distribution.

          (a) Except as otherwise provided in this Article, each Bank shall be entitled from time to time to a share of all payments of principal, interest, commitment and other fees and other amounts received in respect of the Loan Obligations, as well as the net proceeds from all Loan Collateral, which share for a particular Bank at any particular time shall be: (i) its Pro Rata Share of all principal payments on the Revolving Credit Loans, Mortgage Loans or other Loans to which any voluntary or mandatory payments or prepayments are to be applied; (ii) its Pro Rata Share of interest paid on the Revolving Credit Loans, Mortgage Loans or other Loans to which the payments relate, which shall be adjusted to reflect any rate differentials among the Banks so as to approximate the amounts that would have resulted from direct billings; (iii) its Committed Share of the Commitment Fee and other fees respecting Loans in which it shares;
(iv) its Pro Rata Share of all net proceeds and other amounts received from the Loan Collateral following acceleration of the Loans and (v) its Pro Rata Share of all other amounts received in respect of the Loan Obligations.

          (b) Notwithstanding the provisions of subsection (a) above, no other Bank shall be entitled to any share of: (i) any amount that may be directly billed in accordance with Section 9.05 hereof, subject to the terms and provisions of such Section; (ii) any payment, reimbursement or other indemnity to the Administrative Agent or any other indemnified person under this Agreement or any other Loan Instrument with respect to any claims, liabilities, losses or expenses not theretofore funded by the claiming Bank(s); (iii) any administrative or other fees payable to the Administrative Agent in accordance with Section 2.06 or 10.13(b) of this Agreement or pursuant to a separate writing agreement between the Administrative Agent and the Borrowers; (iv) any payment under or other right respecting any Independent Transaction (as defined in Section 9.17(b) hereof); (v) any payment to any Fronting Bank of any and all customary fees (other than the Letter of Credit Fee), commissions and/or charges of the Fronting Bank for any increase, extension, renewal, amendment or transfer of any, of its Letter of Credit and any fees or other charges of any other issuer or any participant, correspondent, confirming bank, custodian or designee of the Fronting Bank or other issuer involved with the Letter of Credit; or (vi) any exercise by a Bank or its affiliates of their respective rights of setoff or banker's Lien with respect to an Independent Transaction against any general deposits, assets and properties (other than Loan Collateral) of any Borrower or any other Person. Furthermore, except as otherwise provided in this Article, any payment received in respect of the obligation (if any) of the Borrowers to reimburse the Banks for certain increased costs and reduced receipts under
Section 2.04 of this Agreement, as well as any net proceeds from Loan Collateral to be applied to such Loan Obligations, shall be shared by the Banks in proportion to their respective increased costs and reduced receipts.

          (c) Except as otherwise provided in this Article, the Administrative Agent shall receive all payments of principal and other distributable amounts in respect of the Loan Obligations, all net proceeds realized from the Loan Collateral and all amounts received by the Banks and delivered to the Administrative Agent pursuant to the provisions of this Article, and the Administrative Agent shall hold each such amount in an account for the benefit of all of the Banks until distributed as hereinafter provided. As soon as practicable after each such receipt, the Administrative Agent shall determine the respective amounts to be distributed and promptly thereafter shall credit to itself the amount to which it is entitled and wire the amounts to which the other Banks are entitled to them in accordance with the instructions annexed as Exhibit F hereto, or in accordance with such subsequent written instruction (in substantially the same form) as a Bank from time to time may deliver to the Administrative Agent.


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



          (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (e) Each Bank agrees that if it shall receive or otherwise obtain any Excess Amount in any Payment Event (as such terms are hereinafter defined), such Bank (the "Receiving Bank"): (i) shall (except as otherwise permitted by this Article) receive and hold such Excess Amount in trust for the benefit of all of the Banks and promptly deliver such Excess Amount to the Administrative Agent; and (ii) shall in all other cases be deemed (simultaneously with such Payment Event) to have purchased from each other Bank (a "Selling Bank") at face value, and shall promptly pay to each Selling Bank the purchase price for, a participation in the Revolving Credit Loans, Mortgage Loans or Letter of Credit, as applicable, in the amount(s) necessary so that the Pro Rata Shares of the Receiving Bank and each Selling Bank with respect thereto (taking into account such participations as if they were assignments) are maintained at the same percentage after such Payment Event as they were before such Payment Event. If any such participation shall be purchased pursuant to this subsection by a Receiving Bank and a Selling Bank shall thereafter recover, receive or otherwise obtain from or in respect of any Borrower any Excess Amount when compared to the Receiving Bank, such participation shall be deemed to have been repurchased by the Selling Bank at face value to the extent of such later Excess Amount allocable to the Receiving Bank, without interest, and if the Excess Amount so recovered, received or otherwise obtained by such Selling Bank exceeds the amount necessary to restore the Banks' respective Pro Rata Shares then such excess itself shall be treated as an Excess Amount under this subsection. Each Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Revolving Credit Loan, Mortgage Loans or Letter of Credit deemed to have been so purchased may exercise any and all rights of banker's Lien, set off or counterclaim with respect to any and all moneys owing by such Borrower to such Bank by reason thereof as fully as if such Bank had made a Revolving Credit Loan or Mortgage Loans or issued a Letter of Credit as applicable, directly to such Borrower in the amount of such participation. "Excess Amount" shall mean the amount by which: (A) any payment or amount received or otherwise obtained by any Bank in respect of any Revolving Credit Loans, Mortgage Loans or Letter of Credit, whether voluntary, involuntary, through the exercise of any right of setoff, banker's Lien, counterclaim or otherwise, or pursuant to any secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise (any of which may be referred to as a "Payment Event"), exceeds (B) the portion of such payment or amount that would have maintained such Bank's Pro Rata Share of the Revolving Credit Loans, Mortgage Loans or Letters of Credit at the same percentage after such Payment Event as it was before such Payment Event; provided, however that Excess Amount shall not include any amount that a Bank (l) is expressly permitted to receive and retain hereunder, (2) receives from the assignment of or sale of a participation in any Revolving Credit Loans, Mortgage Loans or Letter of Credit to anyone other than any Borrower or its affiliates, or (3) receives or otherwise obtains in any Independent Transaction.

          Section 9.05. Direct Billing, Fixed Rates, Additional Interest, Etc.

          (a) Except as otherwise provided herein, so long as it has not received notice from the Administrative Agent to the contrary (as contemplated in Section 2.07(a) hereof or in the proviso


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



below), each Bank may directly bill, receive and retain payment of: (i) the interest due it under Sections 2.04(a), (b) and (c) hereof with respect to its Pro Rata Share of the Loans (based upon the Base Rate or Fixed Rate); (ii) any compensation due it respecting increased costs, reduced receipts and capital adequacy under Sections 2.04(d), (f) and (i) hereof, (iii) any principal amount due it as a Fronting Bank respecting any Letter of Credit Advance (other than to the extent converted into an actual or deemed Revolving Credit Loan), and any and all customary fees (other than the Letter of Credit Fee), commissions and/or charges of the Fronting Bank for any increase, extension, renewal, amendment or transfer of the Letter of Credit and any fees or other charges of any other issuer or any participant, correspondent, confirming bank, custodian or designee of the Fronting Bank or other issuer involved with the Letter of Credit; and
(iv) any expense reimbursement due it under Section 10.03 hereof; provided, however, that the Administrative Agent shall also have the right in its discretion from time to time to elect (by written notice) to bill and receive any one or more of the foregoing items on behalf of any Bank other than Chase or Fleet. If a Bank has not received payment of any amount billed directly under this provision as and when due under the Loan Agreement, such Bank shall give prompt notice thereof to the other Banks, as well as prompt notice of any payment subsequently received.

          (b) If any Bank receives less than full payment of any directly billed amount, and after communication with the Borrowers any amount remains unpaid, such Bank shall promptly notify the Administrative Agent and the other Banks. If the Banks did not suffer such payment shortfalls ratably, the Administrative Agent shall immediately give notice to the Banks to cease direct billing and collection (as contemplated in Section 2.07(a) hereof and subsection (c) below), and the Banks shall deliver all such disproportionate payments to the Administrative Agent for redistribution to the Banks in accordance with the sharing provisions of this Agreement.

          (c) If any Bank has received notice from the Administrative Agent that it may no longer receive and retain direct payments from the Borrowers as contemplated in subsection (a) of this Section, such Bank thereafter shall (i) direct the Borrowers to make all payments to the Administrative Agent, (ii) receive and hold any payment or other amount received from or for the benefit of the Borrowers (whether as a result of past bills or otherwise) in trust for the benefit of all of the Banks and (iii) promptly deliver all such amounts to the Administrative Agent. Unless the Administrative Agent directs otherwise, the Banks shall continue to render bills and statements to the Borrowers as contemplated in subsection (a) of this Section, which shall contain the direction to make all payments to the Administrative Agent; and shall concurrently send a copy of such bills to the Administrative Agent. If any Bank has been receiving payments from the Borrowers through account debits, then unless the Administrative Agent directs otherwise, such Bank shall continue to debit the accounts of the Borrowers for such payments but shall hold in trust and promptly deliver the proceeds to the Administrative Agent as provided above.

          (d) Any Bank in its discretion may elect to impose or waive the additional interest due to it on any late payment as provided in Section 2.04(c) hereof.

          (e) No Bank may unilaterally impose the additional interest during a default as provided by Section 2.04(d) of this Agreement. The Administrative Agent shall be responsible for the imposition and billing of such additional interest, which imposition prior to the Maturity Date shall require the prior written consent (which may be sent by telecopy) of the Majority Banks. The imposition of such additional interest may be rescinded or waived with the approval (which may be sent by telecopy) of the Majority Banks. The Administrative Agent also may rescind or waive any such additional interest if the underlying default is cured within ten Business Days of the date it became a default (after the expiration of all applicable grace periods).

          Section 9.06. Voting Rights, Etc.


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



          (a) Except as otherwise provided in this Agreement or any, other Loan Instrument, the prior written consent of each affected Bank shall be required for any action that would (i) modify the calculation, decrease the amount, extend the Revolving Credit Period, extend the due date or waive any nonpayment of any payment of principal, interest or fees under any Loan Instrument, (ii) release or subordinate any interest under any Loan Instrument in any material part of the Loan Collateral other than (A) in accordance with Section 9.07(b) of this Agreement, (B) in connection with any disposition pursuant to Section 9.09 of this Agreement, or (C) as otherwise required, contemplated or permitted by this Agreement or any other Loan Instrument, (iii) release any Borrower or any guarantor, surety or pledgor from personal liability under any Loan Instrument,
(iv) waive any conditions precedent to an Advance under Article IV of this Agreement (without, however, in any way limiting the ability of the Majority Banks to waive or consent to any matter within their power or the ability of the Administrative Agent in its discretion to waive any of the technical conditions precedent imposed by Article II of this Agreement), or (v) alter any Bank's Committed Share or the manner of determining any Bank's Pro Rata Share.

          (b) Except as otherwise provided in this Agreement or any other Loan Instrument, the prior written consent of the Majority Banks shall be required for any action that would (A) waive any Event of Default, (B) waive or consent to any departure from any other term or provision of this Agreement, any Note or any other Loan Instrument signed by the Banks, or (C) otherwise amend or restate this Agreement, any Note or any other Loan Instrument signed by the Banks; provided that the Administrative Agent in its discretion nevertheless from time to time (i) may waive (in whole or in part) any of the technical conditions precedent to any Advance or Fixed Rate election imposed by Article II hereof and
(ii) may grant temporary waivers or consents respecting the late delivery of notices, financial statements and similar documents and consent to non-substantive changes in the form thereof.

          (c) Except as otherwise provided in this Agreement or any other Loan Instrument, the Administrative Agent shall have the right (but shall be under no duty or obligation) to make any and all decisions with respect to the terms and provisions of the Loan Instruments other than those requiring the approval of the affected Banks or the Majority Banks, including (without limitation) the right to give any notice, to otherwise communicate with any Borrower or any guarantor, surety or pledgor under any Loan Instrument and to waive or consent to any departure from any of those terms or provisions, all without notice to or consent from any Bank.

          (d) Each Bank shall be bound by such notices, consents, waivers, releases, supplements, modifications, amendments, restatements and other agreements and communications as so made by the Administrative Agent or the Majority Banks, or by the Administrative Agent with the consent of the Requisite Banks, as and if required to the same extent as if each Bank had been a party thereto. A separate consent from a Bank shall not be required for any document signed by it.

          Section 9.07. Powers and Duties of the Administrative Agent, Etc.

          (a) With the consent of the Requisite Banks (if any) specified in this Agreement or any other Loan Instrument, the Administrative Agent from time to time in its discretion may exercise or otherwise enforce any right, power, privilege, remedy or interest under this Agreement and the other Loan Instruments and Applicable Law, and shall perform all duties specifically required of it by the terms of this Article, in all cases together with such rights, powers, privileges and remedies as are incidental thereto, and all in accordance with the usual practices employed by the Administrative Agent in the servicing of loans of a similar nature for its own account. The other Loan Instruments may be executed and delivered by the Administrative Agent in the name of the Banks, the Administrative Agent or a nominee, each Note may be made payable severally to the Banks or solely to the order of the Administrative Agent or its nominee, and the originals (or original counterparts) of each Note, one set of this Agreement and the other Loan Instruments, and all other documents, reports and communications respecting the Loan Instruments delivered to or from any Borrower or any other guarantor, surety or pledgor shall be held by the Administrative Agent for the benefit of all of the Banks in accordance with the terms and provisions of this Article, which items may be held by the Administrative Agent or its designee and from time to time warehoused or disposed of in accordance with the usual practices employed by the Administrative Agent.

          (b) To the extent possession of the Loan Collateral may be required or permitted under any of the Loan Instruments, the Administrative Agent shall hold such Loan Collateral as collateral agent for the other Banks, including (without limitation) any deposits with the Administrative Agent of the Borrowers, any of their respective Subsidiaries, or any other guarantor, surety or pledgor under any Loan Instrument, or in instances where a Bank (other than the Administrative Agent) holds funds constituting Loan Collateral in local operating or other accounts of any such person(s), such Bank shall act as collateral agent for any other Bank; provided that the deposits and other accounts of any such person(s) need not be blocked or otherwise restricted as to access unless (i) specifically required with respect to a specified account by this Agreement or any other Loan Instrument, or (ii) directed by the Majority Banks. The Administrative Agent also may be designated as the secured party for the purpose of any Uniform Commercial Code, mortgage or other filing. Each such collateral agency shall be for the limited purpose of perfecting the Banks' security interest in the Loan Collateral for the benefit of the Banks and shall be subject to the rights of the Banks and the pledgors under the relevant Loan Instruments. Except as otherwise provided in this Agreement or any other Loan Instrument, the Administrative Agent shall have the right (but shall be under no duty or obligation) to administer the Loan Collateral and the security interests with respect thereto in such manner as the Administrative Agent may deem necessary or desirable. The Administrative Agent, without notice to or consent from any Bank, from time to time may execute and deliver releases, subordinations, satisfactions, assignments, reassignments and similar instruments and documents in respect of any Loan Collateral and take any other action that may be necessary or desirable in connection therewith so long as such instruments, documents or actions are require, contemplated or permitted by the terms and provisions of the relevant Loan Instrument(s).

          (c) Without limiting its right to do so in its discretion, the Administrative Agent shall be fully justified in failing or refusing to take or continue any action under this Agreement or any other Loan Instrument unless the Administrative Agent first shall be reimbursed or otherwise indemnified to its reasonable satisfaction (which may include the deposit of funds) by the Banks (other than itself) in accordance with their respective Committed Shares against any and all liabilities and expenses that the Administrative Agent reasonably estimates may be incurred by the Administrative Agent by reason of taking or continuing to take any such action.

          Section 9.08. Notices and Knowledge of Events of Default, Etc.

          (a) Each Bank shall give prompt notice to the other Banks of the occurrence and continuance of any Event of Default, unless it reasonably believes that notice was sent directly to the other Banks, to the extent any officer of such Bank active with respect to any Borrower's account: (i) obtains actual knowledge of any such event; or (ii) receives specific notice of any such event from any Borrower or any other person. Each Bank shall be entitled to assume that no Event of Default or other event that, with or without the giving of notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing, unless: (A) the officers of such Bank active with respect to any Borrower's account have obtained actual knowledge of such an event, or (B) notice has been given to such Bank by any Borrower or another Bank specifically stating its belief that such an event has occurred and is continuing and specifying the nature thereof.

          (b) At any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent may (but shall be under no duty or obligation to), or upon the written consent or direction of the Majority Banks the Administrative Agent shall, give the Borrowers a written Default Declaration expressly declaring that an Event of Default has occurred and is continuing, giving a copy of such notice to the other Banks; provided that the failure to send such copy to any Bank shall not affect the validity of any such notice of declaration of an Event of Default. The Administrative Agent and each of the other Banks (individually or collectively) also may communicate with the Borrowers and the other Banks respecting any Event of Default or potential resolution, which shall not be deemed or construed to be a Default Declaration (which may only be made by Default Declaration respecting an Event of Default). If any Event of Default shall have occurred and continued after notice to the Administrative Agent for more than three (3) Business Days respecting any payment default or for more than ten (10) Business Days respecting any other default requiring the approval of the Majority Banks or all of the Banks for waiver, then the Majority Banks may direct the Administrative Agent to send the Default Declaration to the Borrowers by giving the Administrative Agent a signed notice of their request, or by giving the Administrative Agent notice of their request by telecopy of a signed notice and promptly confirming their request by delivery to the Administrative Agent of the original signed notice (which may be in counterparts).

          (c) At any time during the continuance of any Event of Default declared pursuant to subsection (b), above, whether or not the Administrative Agent or the Majority Banks shall have declared a default, accelerated the maturity of any of the Loan Obligations or taken any other action with respect thereto, all amounts received by a Bank from or with respect to the Loan Obligations, whether through payment, the exercise of any right of setoff in respect of any Loan Obligation or Loan Collateral, or otherwise, shall be received in trust by such Bank for the benefit of all of the Banks and promptly delivered to the Administrative Agent.

          (d) At any time during the continuance of any Event of Default declared in any Default Declaration, any Bank shall have the absolute and unconditional right (but shall be under no duty or obligation) to purchase at any time the entire interest of any or more of the other Banks in the Loan Obligations, Loan Collateral and Loan Instruments and under this Agreement and the other Loan Instruments, exercisable by written notice to the other Bank(s), and effective upon payment to each such Bank of its Pro Rata Share of the Loans, together with interest thereon, following which such Bank(s) shall have no further right, interest or obligation in the Loan Obligations, Loan Collateral and Loan Instruments. The Committed Share and Pro Rata Share of the purchasing Bank shall be adjusted to reflect any such repurchase. No Bank shall have any liability or obligation to indemnify or reimburse the Administrative Agent for any such purchase or any part thereof.

          Section 9.09. Administration During Certain Events of Default.

          (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall consult with the Banks to determine a course of action with respect to that Event of Default acceptable to the Majority Banks. Once determined, the Administrative Agent shall use reasonable efforts to pursue that course of action in a manner consistent with and otherwise permissible tinder this Agreement, the other Loan Instruments and Applicable Law, subject, however, to the limitations imposed hereunder and thereunder and the other terms and provisions of this Agreement.

          (b) Subject to the foregoing and the other terms and provisions of this Agreement and the other Loan Instruments, the Administrative Agent in its discretion from time to time may (but shall be under no duty or obligation to), or at the written direction of the Majority Banks the Administrative Agent shall, use reasonable efforts to effect the offer, sale, lease or other disposition and delivery of the whole or any part of the Loan Collateral, whether as a secured party in possession of collateral or otherwise, and may otherwise exercise and enforce any and all rights, powers, privileges, remedies and interests afforded to it under this Agreement, the other Loan Instruments and any and all provisions of Applicable Law.

          (c) The Administrative Agent shall receive the proceeds or other amounts realized from any judgment or other judicial award, any settlement (with the consent of the Requisite Banks, as and if required), or any sale or other disposition of any Loan Collateral and, after deducting all costs and expenses incurred in connection therewith (including attorneys' disbursements, expenses and fees), the Administrative Agent shall distribute the remainder in accordance with Section 9.04 of this Agreement.

          Section 9.10. Reports and Information. Each Bank shall send to the other Banks copies of any correspondence sent or received to or from the Borrowers with respect to any Event of Default (other than items that would have or appear to have been sent directly to the other Banks). At the request of the Administrative Agent, each Bank promptly shall send to the Administrative Agent copies of all notices of debiting any accounts and other correspondence delivered by a Bank to any Borrower or any guarantor, surety or pledgor under this Agreement or any other Loan Instrument. Upon the specific request and at the expense of a Bank, the Administrative Agent shall furnish to such Bank copies of any report or other documents received by the Administrative Agent and not separately delivered by the Borrowers to such Bank. Each Bank acknowledges and agrees that: (a) any report or other information that the Administrative Agent in its sole discretion elects to prepare will be prepared by the personnel of the Administrative Agent from information made available by the Borrowers, which personnel are not acting as auditors and who are not verifying the information so supplied; (b) any report, document or other information provided by the Administrative Agent to any Bank, whether in writing or orally, and whether pursuant to this Article or otherwise, shall be without representation or warranty by or any recourse whatsoever to the Administrative Agent with respect to its authenticity, validity, accuracy, completeness, contents or conformity to any requirements of this Agreement and the other Loan Instruments; and (c) all reports, documents and other information shall be provided and received strictly on a confidential basis for the exclusive use of each Bank, and no Bank shall make any such information available to any other person, except (i) in connection with any assignment or participation permitted under
Section 10.14 hereof, (ii) for bank auditors and bank regulatory authorities,
(iii) the accountants, attorneys and other professionals of the disclosing Bank, or (iv) as otherwise required by Applicable Law.

          Section 9.11. Bank's Representations, Warranties and Covenants. Each Bank hereby represents, warrants and covenants to the other Banks, solely for their benefit, that such Bank: (a) has the power and authority to execute, deliver and perform, and has duly authorized the execution, delivery and performance, of this Agreement and the other Loan Instruments to which it is a party, and will not restrict or otherwise impair that power, authority or authorization; (b) is a sophisticated and knowledgeable institution, both generally and with respect to transactions of this type; (c) has received, (i) copies of this Agreement, the Notes and such other Loan Instruments as such Bank deemed necessary or prudent, and (ii) such financial and other information from the Borrowers relating to the Borrowers and each guarantor, surety or pledgor (if any) as it deemed necessary or prudent, has had an opportunity to review and evaluate, and in fact has independently reviewed and evaluated such documents and information, and will continue to independently review and evaluate such of the foregoing as it deems necessary or prudent, all in order to make its own credit determination and other decisions; (d) has made, and will continue to make that independent review, evaluation and credit determination and other decisions under this Agreement and the other Loan Instruments (i) without any reliance upon any oral or written representation, warranty, advice or analysis of any kind whatsoever from the Administrative Agent or any other person (other than the Borrowers), however obtained, and (ii) without any regard to any decision or adverse circumstance or change respecting any other banking, trust, lending or other relationship that it may have with any Borrower or any of their respective affiliates; (e) has made its loans and acquired its interests, and will continue to make its loans and hold its interests, under this Agreement and the other

Loan Instruments for its own account; (f) has no present intent to, and will not at any time in whole or in part, sell, convey, assign, transfer, further participate or otherwise dispose of those loans or interests or any part thereof, other than assignments and participations expressly permitted by
Section 10.13 hereof, and (g) has executed and delivered this Agreement and the other Loan Instruments to which it is a party, has made its loans, acquired its interests and made its commitments and other agreements under this Agreement and the other Loan Instruments, and will continue to hold those interests and perform those commitments and agreements in accordance with all Applicable Laws, including (without limitation) any legal lending limits applicable to it.

          Section 9.12. Credit Waivers and Exculpations. None of the Administrative Agent and the other Banks has, and none of them shall be deemed or construed to have, made any representation or warranty, offered any advice or analysis, made any assumption of any liability or responsibility or made any guaranty, whether orally or otherwise, and whether express or implied, to any other Bank with respect to: (a) any recital, statement, representation or warranty made by any Borrower, any of their respective Affiliates or any guarantor, surety or pledgor under any Loan Instrument, any certificate delivered by any officer of any such person(s), or any report, document or other information delivered from time to time by any such person(s) or furnished on their behalf; (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Instrument; (c) the existing or future financial condition of any Borrower, any of their respective Affiliates or any guarantor, surety or pledgor under any Loan Instrument; (d) the existence or value of any Loan Collateral, or the validity, sufficiency, priority or effectiveness of any Lien intended to be created under or by any Loan Instrument; (e) the performance by any Borrower or any of their respective Affiliates, or by any guarantor, surety or pledgor, of, or the willingness, ability or likelihood of any of them to perform, their respective obligations under this Agreement or any other Loan Instrument; or (f) the validity, enforceability or collectibility of any of the Loan Obligations.

          Section 9.13. Reliance on Documents and Experts. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which may be by telegram, cable, telex, telecopier or telephone) reasonably believed by it to be genuine and to have been signed sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by the Administrative Agent or any other Bank.

          Section 9.14. Status and Liability of the Administrative Agent, Etc. The Administrative Agent shall be considered an independent contractor with respect to the Banks, and no term or provision of this Agreement or any other Loan Instrument is intended to create, nor shall any such term or provision be deemed or construed to have created, any general common law agency, joint venture, partnership or debtor-creditor relationship between or among the Administrative Agent and the Banks or any investment contract or other security. The Administrative Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement, the other Loan Instruments and Applicable Law or perform any of its duties under this Agreement and the other Loan Instruments by or through its directors, officers, employees, attorneys, agents or designees. The Administrative Agent and its designees, and their respective directors, officers, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the injured Bank and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental Authority having jurisdiction) for acts and omissions arising out of or related directly or indirectly to this Agreement, any Note, any other Loan Instrument, any part of the Loan Collateral, any of the Loans or the application of any proceeds thereof, or any Environmental Claim, and each Bank hereby expressly waives any and all claims and actions (other than to the extent occasioned by a person's own acts or omissions breaching a duty owed to the injured Bank and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable

Law by a governmental Authority having jurisdiction) against the Administrative Agent or its designees, and their respective directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

          Section 9.15. Bank's Risk of Loss; Expenses; Indemnification.

          (a) Each Bank hereby acknowledges and agrees that it has assumed all risk of loss to the extent of its Pro Rata Share of the Loans and all risk of further expense and liability ratably in accordance with its Committed Share of the Loans as of the date of the expense or the date on which the event giving rise to the liability occurred, as the case may be.

          (b) The Banks shall use reasonable efforts to obtain prompt reimbursement from the Borrowers, or from the proceeds of the Loan Collateral, if any, realized in connection with any sale or other disposition, to the extent such reimbursement is required by this Agreement and the other Loan Instruments, for all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and closing of this Agreement and the other Loan Instruments, all waivers, releases, discharges, satisfactions, modifications and amendments thereof and consents with respect thereto, all payments made and actions taken thereunder in the name or on behalf of any Borrower, any of their respective affiliates or any guarantor, surety or pledgor under any Loan Instrument, all periodic collateral audits and other evaluations and any ongoing monitoring of the Accounts Receivable, Inventory and other Loan Collateral (including, without limitation, the per diem fees and expenses of the Administrative Agent and its designees in performing such audits and other evaluations), all annual and other appraisals of the real estate included in the Loan Collateral, and the administration, enforcement, protection and adjudication of this Agreement and the other Loan Instruments and the rights, powers, privileges, remedies and other interests of the Banks thereunder and under Applicable Law, and the acquisition, operation, development, improvement or disposition of any Loan Collateral, including (without limitation) insurance premiums, mortgage recording, documentary, transfer, intangible, note or other similar taxes or revenue stamps, filing and recording expenses, and the disbursements, expenses and reasonable fees of counsel to the Administrative Agent and the other Banks, including Herrick, Feinstein LLP and the disbursements, expenses and fees of any local or special counsel retained by any of them. In the event such reimbursement is not obtained by the Administrative Agent within a reasonable time after demand for such reimbursement from the Borrowers, each Bank promptly upon demand shall pay to the Administrative Agent a portion of such unreimbursed fees, costs and expenses proportional to its Committed Share(s) of the Loans. The Banks, or the Administrative Agent, as the case may be, promptly shall distribute to each Bank a reimbursement proportional to such payments received from such Bank in respect of any such fee, cost and expense subsequently reimbursed by the Borrowers.

          (c) To the extent not promptly reimbursed or otherwise indemnified by the Borrowers, the Administrative Agent and its designees, and their respective directors, officers, employees, attorneys and agents, shall be indemnified, reimbursed and held harmless by the Banks, and (at the request of the Administrative Agent) defended at the expense of the Banks with counsel selected by the Administrative Agent, promptly upon request and ratably in accordance with their respective Committed Shares of the Loans as of the date of the event giving rise to the claim occurred, from and against any and all claims, liabilities, losses and expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any of them, or any of their respective directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to this Agreement, any Note, any of the other Loan Instruments, any part of the Loan Collateral, any part of the Loans or the application of any proceeds thereof, or any Environmental Claim, except such as are occasioned by the indemnified person's own acts or omissions breaching a duty owed to a Bank and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental


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



Authority having jurisdiction; provided, however, that nothing herein shall be deemed to relieve the Administrative Agent from bearing its Committed Share of the Loans as a Bank of any of the foregoing liabilities.

          Section 9.16. Invalidation of Distributions. In the event any amount paid or otherwise distributed to or received by any of the Banks in respect of the Obligations or otherwise (a) must be returned or refunded to any Borrower by the Administrative Agent or any other Bank pursuant this Agreement or any other Loan Instrument (including, without limitation, the return of any amount due to miscalculation or other mistake or the return of any prepaid Letter of Credit Fees upon the early termination of any Letter of Credit), or (b) is invalidated, declared to be fraudulent or preferential or must otherwise be restored or returned by the Administrative Agent or any other Bank upon the early termination of any Letter of Credit) or upon the insolvency, bankruptcy or reorganization of any Borrower, any of their respective affiliates, any guarantor, surety or pledgor under any other Loan Instrument, or any other person, whether by order of any court, by any settlement approved by any court, or otherwise, each Bank shall contribute back to the Administrative Agent an amount such that each Bank will be affected by that invalidation, declaration, restoration, refund, or return ratably in accordance with its Pro Rata Share(s) of the relevant Loans as of the date of the subject payment, distribution or receipt.

          Section 9.17. No Waiver of Rights, Independent Transactions, Etc.

          (a) With respect to its Pro Rata Share of the Loans the Administrative Agent shall have the same rights, powers, privileges, remedies and interests under this Agreement and the other Loan Instruments as the other Banks, and may exercise the same as though it were not the Administrative Agent. Accordingly, the terms "Bank" or "Banks" as used in this Agreement or any other Loan Instrument shall not be deemed to exclude any Bank because it is or may have been the Administrative Agent hereunder.

          (b) Except as any term or provision of this Agreement or any other Loan Instrument may be breached thereby; each Bank also may accept deposits from, lend money to (on a secured or unsecured basis) and generally engage in any kind of banking, trust, lending or other business with any Borrower, any of their respective Affiliates or any guarantor, surety or pledgor under any Loan Instrument (each an "Independent Transaction"); and from time to time a Bank or its affiliates may, accept and retain, without any obligation to report or otherwise account to any other Bank, any and all payments and other amounts received from or in respect of any such person(s) under any Independent Transaction and any and all payments, distributions and proceeds received respecting any collateral (other than Loan Collateral) securing or intending to secure any of the obligations under any Independent Transaction. Any payment or other amount received by the Administrative Agent from or to respect of any Borrower, any of their respective Affiliates or any guarantor, surety or pledgor under any Loan Instrument that is not designated or reasonably ascertainable from the circumstances as being applicable to the Loan Obligations may be arbitrarily applied by the Administrative Agent in its discretion to the Loan Obligations or to any of the obligations of any such Person(s) under any Independent Transaction with it. Neither the Administrative Agent nor any other Bank shall be deemed by the execution of this Agreement or any other Loan Instrument to have waived any right, power, privilege, remedy or interest under, or other term or provision of, any Independent Transaction, except that to the extent the execution, delivery or performance of this Agreement or any other Loan Instrument by any party thereto may violate or constitute a default under any term or provision of any Independent Transaction of any Bank, that violation or default shall be deemed to have been permanently waived by such Bank's execution of this Agreement.

          Section 9.18. Communications with the Borrowers. Except as otherwise provided in this Agreement or any other Loan Instrument, no Bank shall give any notice or waiver to or otherwise communicate on behalf of all of the Banks directly with any Borrower, any of their respective Affiliates, or any guarantor, surety or pledgor under any Loan Instrument without the prior written consent of the Administrative Agent or the Majority Banks, as the case may be. A Bank may request that a particular demand, notice, waiver or other communication be given to any such persons as required or permitted pursuant to this Agreement or any other Loan Instrument by giving the Administrative Agent and the other Banks a signed notice of its request, or by giving the Administrative Agent and the other Banks notice of its request both by telephone and or telecopy of a signed notice and promptly confirming its request by delivery to the Administrative Agent and each other Bank of an original copy of the signed notice, which notice shall specify the desired communication and contents and the reasons therefore. The Administrative Agent in its discretion may, or at the request of the Majority Banks shall, give such communication(s) to such person(s) (subject to the satisfaction of the requirements of Section 9.06 hereof respecting certain waivers and other items); provided however that if the Administrative Agent fails to give any such communication(s) to any such person(s) within a reasonable period of time after being so required by the requisite number of Banks, the Bank(s) so desiring such communication(s) be given may give it directly to such person(s).

          Section 9.19. Delinquent Banks. Any Bank that fails to deliver funds to or reimburse or otherwise indemnify the Administrative Agent or other indemnified person as, when, and to the full extent required under this Article shall be deemed delinquent under this Article until such time as that obligation is satisfied in full (a Bank that is so delinquent will be referred to in this Section as a "Delinquent Bank"). A Delinquent Bank shall be deemed to have assigned any and all payments thereafter due to it in respect of the Loan Obligations, whether on account of principal, Interest, fees or otherwise as well as the proceeds of all Loan Collateral, to the nondelinquent Banks, and the Delinquent Bank hereby authorizes the Administrative Agent to distribute those assigned amounts to the nondelinquent Banks in proportion to their respective Pro Rata Shares, except that amounts assigned on account of a Delinquent Bank's failure to reimburse or otherwise indemnify may instead, in the discretion of the Administrative Agent, be allocated and distributed to the nondelinquent Banks or directly to any other indemnified person in such amounts as the Administrative Agent deems appropriate to reflect the respective assumptions of liability of the Banks under this Article. A Delinquent Bank shall be deemed to have satisfied in full any such delinquency when and if, as a result of the distribution of the assigned amounts, the Banks' respective Pro Rata Shares shall have returned to those in effect immediately prior to the delinquency, and refunds and direct payments respecting reimbursements and indemnification shall have been made in an amount equal to that not paid by the Delinquent Bank with respect thereto. This assignment and authorization shall be deemed to be a power coupled with an interest, shall be absolute and irrevocable and shall be effective during any period of delinquency. A Delinquent Bank's approval shall not be required for any reason whatsoever under this Agreement, any other Loan Instrument or Applicable Law, including (without limitation) any required or permitted approval, consent or vote, and any requirement for joint action, unanimity or majority or other approval may be satisfied by the nondelinquent Banks with their respective Pro Rata Shares recomputed by excluding the Pro Rata Share of each Delinquent Bank. A Delinquent Bank may not make any assignment or sell any participation pursuant to Section 10.13 hereof.

          Section 9.20. No Third Party Rights. The representations, warranties and other terms and provisions of Sections 9.02 to 9.20 of this Article are for the exclusive benefit of the Banks. Accordingly, without limiting the generality of the foregoing, no Borrower, Affiliate, other guarantor, surety or pledgor, or other person shall be entitled to rely upon, or to raise as a defense, the failure of the Administrative Agent or any other Bank to comply with those terms and provisions, shall have any right or claim against the Administrative Agent or any other Bank by reason of any of those terms and provisions or shall be entitled to enforce any of those terms and provisions against the Administrative Agent or any other Bank.


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



          Section 9.21. Resignation and Successor Administrative Agent.

          (a) The Administrative Agent may resign at any time by giving written notice to the Banks and the Borrowers. Upon such resignation, the Majority Banks shall have the right to designate a successor Administrative Agent with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed). In the event no one has been approved (or accepted the appointment) as successor Administrative Agent within thirty days of the Administrative Agent's notice of resignation, the Administrative Agent in its discretion may (on behalf of all of the Banks) appoint an Eligible Assignee (but only if organized under the laws of the United States or any state thereof) as successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder, the successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges, interest and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations as "Administrative Agent" under this Agreement and the other Loan Instruments. After resigning as Administrative Agent, the terms and provisions of this Agreement and the other Loan Instruments shall nevertheless inure to the resigned Administrative Agent's benefit as to any actions taken or omitted while it was Administrative Agent.

          (b) If the successor Administrative Agent is not otherwise a Bank at the time it accepts appointment as successor Administrative Agent under this Agreement, then contemporaneously with such appointment the successor Administrative Agent shall purchase from the other Banks an aggregate interest in the Loans equal to a Committed Share and Pro Rata Share of not less than $5,000,000. Each Bank shall be obligated to sell a pro rata portion of such Loans to the successor Administrative Agent (although two or more Banks by mutual agreement may redistribute among themselves their collective pro rata obligation). The successor Administrative Agent shall pay to each selling Bank an acquisition price equal to the applicable percentage of the seller's Pro Rata Share of (i) the principal balance of the Loans then outstanding under this Agreement and other Loan Instruments and (ii) all shared interest, fees and other amounts accrued but unpaid through the closing of the acquisition. A Bank shall not be relieved of its pro rata obligation hereunder by virtue of having sold all or any portion of its interest to one or more participants. The purchase and sale required hereby shall be effected by an Assignment and Assumption Agreement in the form of Exhibit G hereto.

          Section 9.22. Delegation of Duties by Administrative Agent. The Administrative Agent from time to time may delegate in whole or in part any one or more of its rights, powers, privileges, remedies and duties under this Agreement and the other Loan Instruments to another Bank, with its consent, which delegation may be general or specific and may be subject to such conditions and limitations as may be specified, and which delegation may be terminated at any time by the Administrative Agent. Any such delegation or termination shall be effective upon written notice from the Administrative Agent to the parties hereto. Any Bank to whom such a delegation has been made may elect at any time to terminate that delegation by written notice to the parties hereto, effective upon their receipt of that notice. Any Bank to whom such a delegation has been made shall be deemed to be the "Administrative Agent" hereunder, and individually may exercise the Administrative Agent's rights, powers, privileges and remedies and shall perform its duties tinder this Agreement and the other Loan Instruments to the extent and for the duration of that delegation with the same binding effect as exercise or performance by the delegating Administrative Agent.

          Section 9.23. Syndication Agent. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that the Syndication Agent shall not have any rights, duties or responsibilities in its capacity as Syndication Agent hereunder and that the Syndication Agent shall not have the authority to take any action hereunder in its capacity as such.

                                    ARTICLE X

                                  Miscellaneous

          Section 10.01. Notice. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement or any other Loan Instrument shall be in writing, shall be sent by one of the following means to the addressee at the address set forth in Exhibit H hereto (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail for overnight delivery, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a Business Day (or on the next Business Day if received after the close of normal business hours or on any non-Business Day). If a certificate, signed notice or other signed item is expressly required by another provision of this Agreement or any other Loan Instrument, a manually signed original must be delivered by the party giving it; any other notice, request, demand or other communication instead may be sent by telecopy, with the cost of transmission prepaid or for the account of the sender, and shall (except as otherwise specified in this Agreement or any other Loan Instrument) be deemed conclusively to have been given on the first Business Day following the day duly sent. Copies of notices to the persons specified in Exhibit H hereto (if any) may be sent by regular first-class mail, postage prepaid to such persons, but any failure or delay in sending such copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

          Section 10.02. Expenses of the Administrative Agent and the Banks. The Borrowers shall pay or reimburse on demand any and all costs and expenses incurred by the Administrative Agent, whether directly or indirectly, in connection with the preparation, execution and delivery of the commitment, the preparation, execution and closing of this Agreement and the other Loan Instruments, all waivers, releases, discharges, satisfactions, modifications and amendments thereof and consents with respect thereto, all payments made and actions taken thereunder in the name or on behalf of any Borrower or any guarantor, surety or pledgor under any Loan Instrument, subject to Section 7.02(e), all periodic collateral audits and other evaluations and the ongoing monitoring of the Accounts Receivable, Inventory and Loan Collateral (including, without limitation, the per diem fees and expenses of the Administrative Agent and its designees in performing such audits and other evaluations), and the administration, maintenance, enforcement and adjudication of this Agreement and the other Loan Instruments and the rights, powers, privileges, remedies and other interests of the Administrative Agent or any other Bank thereunder, including in connection therewith (without limitation) insurance premiums with respect to Collateral, searches respecting financing statements, unpaid taxes and other Liens, appraisers' and surveyors' fees and expenses, title examination and insurance premiums, surety bond premiums, mortgage recording, documentary, transfer, intangible, note or other similar taxes and revenue stamps, filing and recording expenses and charges, and the disbursements, expenses and reasonable fees of counsel to the Administrative Agent or any other Bank, including Herrick, Feinstein LLP, and the disbursements, expenses and reasonable fees of any local or special counsel retained by any of them.

          Section 10.03. Further Assurances. Each Borrower agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Majority Banks or the Administrative Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement and the other Loan Instruments in order (a) to evidence, confirm, perfect or protect any security interest or other Lien granted or required to have been granted under this Agreement and the other Loan Instruments,

(b) to give the Administrative Agent, the Banks or their respective designees confirmation and assurance of their rights, powers, privileges, remedies and interests under this Agreement, the other Loan Instruments and Applicable Law,
(c) to better enable the Administrative Agent, the Banks or their respective designees to exercise any such privilege or remedy, or (d) to otherwise effectuate the purpose and the terms and provisions of this Agreement and the other Loan Instruments, each in such form and substance as may be acceptable to the Administrative Agent and the Majority Banks.

          Section 10.04. Reliance, Exculpation and Indemnification.

          (a) The Administrative Agent and each of the other Banks shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telecopy or telephone) reasonably believed by such Bank to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by the Administrative Agent. Each Bank shall be entitled to rely, and in entering into this Agreement and the other Loan Instruments in fact has relied, upon the representations, warranties and other information respecting each Borrower contained in this Agreement and the other Loan Instruments notwithstanding any investigation, analysis or evaluation that may have been made or from time to time may be made by any Bank or its designees of all or any part of the assets, business, operations, properties or condition (financial or otherwise) of any Borrower or any other person.

          (b) The Administrative Agent and each of the other Banks and their respective participants and designees, and their respective directors, officers, employees, attorneys and agents, shall not incur any liability (other than to the extent occasioned by a person's own acts or omissions breaching a duty owed to the Borrowers and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental Authority having jurisdiction) for acts and omissions arising out of or related directly or indirectly to this Agreement, any other Loan Instrument, any part of Collateral, any of the Loans or the application of any proceeds thereof, or any Environmental Claim; and each Borrower hereby expressly waives any and all claims and actions (other than to the extent occasioned by a person's own acts or omissions breaching a duty owed to the Borrowers and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental Authority having jurisdiction) against the Administrative Agent and each of the other Banks and their respective participants and designees, and their respective directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

          (c) The Administrative Agent and each of the other Banks and their respective participants and designees, and their respective directors, officers, employees, attorneys and agents, each shall be indemnified, reimbursed and held harmless by the Borrowers, and (at the request of such Bank) defended at the expense of the Borrowers with counsel selected by such Bank, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, or any of their respective directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to this Agreement, any other Loan Instrument, any part of Collateral, any of the Loans or the application of any proceeds thereof, or any Environmental Claim, except to the extent occasioned by the indemnified person's own acts or omissions breaching a duty owed to the Borrowers and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental Authority having jurisdiction.

          Section 10.05. Interpretation. The parties acknowledge and agree that each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (excluding schedules) and have contributed to its revision; the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it; and its terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

          Section 10.06. Section and Other Headings. The table of contents and section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 10.07. Provisions of the Notes and Collateral Loan Instruments. The Notes and the various Loan Instruments creating or evidencing the Administrative Agent's interest in the Collateral (for the benefit of all of the Banks) are each subject to the covenants and other terms and provisions contained in this Agreement to the same extent and effect as if fully set forth therein; and in the event that any term or provision of those instruments and documents conflicts or is inconsistent with any term or provision of this Agreement, the term or provision of this Agreement shall control and be given effect.

          Section 10.08. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN INSTRUMENTS AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN INSTRUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON ANY BORROWER BY MAIL AT THE ADDRESS SET FORTH IN THIS AGREEMENT. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM. WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES INTEND (AMONG OTHER THINGS) TO THEREBY AVAIL THEMSELVES OF THE BENEFIT OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          Section 10.09. Severability. In the event that any term or provision of this Agreement or any other Loan Instrument shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to Applicable Law by a governmental Authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that Authority of the remaining terms and provisions of this Agreement and the other Loan Instruments, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other Authority of any of the terms and provisions of this Agreement and the other Loan Instruments.

          Section 10.10. Survival of Representations, Etc.

          (a) Each of the representations, warranties, covenants, waivers and other agreements of each Borrower contained in this Agreement and the other Loan
Instruments: (i) shall be absolute, irrevocable and unconditional; (ii) shall survive the execution and delivery of this Agreement and the other Loan Instruments, and the advance, repayment and readvance of any or all of the monies to be lent hereunder and thereunder; (iii) shall remain and continue in full force and effect without regard (A) to whether the Loans or other Obligations are now or hereafter existing, acquired or created, and irrespective of the fact that from time to time under the terms and provisions of the Loan Instruments monies may be advanced, repaid and readvanced and the outstanding balance of the Loans may be zero, (B) to any extension or change in the time, manner, place and other terms and provisions of payment or performance of any one or more of the Loans or other Obligations, (C) to any waiver, modification, extension, renewal, consolidation, spreading, amendment or restatement of any other term or provision of any Loan Instrument,
(D) to any full, partial or non-exercise of any of the rights, powers, privileges, remedies and interests of the Administrative Agent or any other Bank under any Loan Instrument or Applicable Law against any Borrower or any other person or with respect to any of the Obligations, any other obligations or any collateral or security interest therein, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or which may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), (E) to any surrender, repossession, sequestration, foreclosure, conveyance or assignment (by deed in lieu or otherwise), sale, lease or other realization, dealing or disposition respecting any collateral, (F) to any release, subordination or impairment of all or any part of the Obligations, any other obligations or any collateral or any security interest therein (whether intentionally or otherwise), (G) to any statute of limitations or similar time constraint under any Applicable Law, (H) to any investigation, analysis or evaluation by any Bank or its designees of the assets, business, operations, properties or condition (financial or otherwise) of any Borrower or any other person, (I) to any act or omission on the part of the Administrative Agent, any Bank or any other person ,or (J) to any other event that otherwise might constitute a legal or equitable counterclaim, defense or discharge of a borrower, co-obligor, indemnitor, guarantor, surety or pledgor; (iv) shall not be subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination that any Borrower may have against any other Borrower, the Administrative Agent, any Bank or any other person; (v) shall not the diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of any Borrower, any other co-obligor, guarantor, surety or pledgor or any other person, or the inability of any of them to pay its debts or perform or otherwise satisfy its obligations as they become due for any reason whatsoever; and (vi) shall remain and continue in full force and effect until all of the Obligations have been fully paid and satisfied and thereafter with respect to events occurring prior to such payment and satisfaction.

          (b) Without limiting the generality of subsection (a) of this Section or any other term or provision of this Agreement, each Borrower covenants, agrees and consents that at any time, and from time to time: (i) any Collateral securing or intended to secure the Obligations under any Loan Instrument may be surrendered, repossessed, sequestered, judicially or nonjudicially foreclosed, sold, conveyed, assigned (by deed in lieu of foreclosure or otherwise), sold, leased or otherwise realized upon, dealt with or disposed of in whole or in part, whether to the Administrative Agent, its designee or otherwise as respectively contemplated thereunder; (ii) any mortgage or other security interest in any such Collateral may be held without due recordation or other Perfection (whether intentionally or otherwise), may be recorded or otherwise Perfected or may be assigned, released, subordinated or otherwise impaired, dealt with or disposed of in whole or in part; (iii) the liability of any other Borrower, any other co-obligor, guarantor, surety or pledgor or any other person to pay any and all of the Obligations may be settled, compromised, adjusted, forgiven, released or affected by any other accommodation or released, in whole or in part, or subordinated to the prior payment of any other debts or claims of that or any other person; (iv) any one or more of this Agreement and the other Loan Instruments, or any one or more of the rights, powers, privileges, remedies and interests of any Bank herein or therein, may be sold, conveyed, assigned or otherwise transferred by such Bank in whole or in part (including participations or other undivided interests) to any other person as provided in this Agreement or any other Loan Instrument; or (v) any other right, power, privilege, remedy or interest of the Administrative Agent or any other Bank under this Agreement, any other Loan Instrument or Applicable Law may be exercised or enforced by the Administrative Agent (with the consent of the Requisite Banks, as and if required), the Banks or their respective designees, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or any such right, power, privilege, remedy or interest may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), all in such manner and order, upon such terms and provisions and subject to such conditions as the Administrative Agent (with the consent of the Requisite Banks, as and if required) or any other Bank may deem necessary or desirable in its or their sole and absolute discretion, all without notice to or further assent from any Borrower except as otherwise expressly provided in this Agreement, and all without affecting this Agreement and the other Loan Instruments or any of the obligations hereunder or thereunder. As between the Administrative Agent and the Banks however, the preceding provisions are not intended to and shall not be deemed or construed as modifying the relative rights and obligations of the Administrative Agent and the Banks under this Agreement or any other Loan Instrument.

          Section 10.11. Counterparts. This Agreement or any other Loan Instrument may be executed in two or more counterpart copies of the entire document or of signature pages to the document each of which may be executed by one or more of the parties hereto or thereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto or thereto (as the case may be).

          Section 10.12. Effective Date. This Agreement shall be effective on the date (the "Effective Date") as of which (a) this Agreement shall be executed by all the parties hereto and delivered to the Administrative Agent and (b) all the conditions precedent required to have been satisfied on or before the Effective Date pursuant to Article IV hereof shall have been satisfied or waived (whether temporarily or otherwise) in writing by the Administrative Agent (with the consent of the Requisite Banks as and if required). The Administrative Agent shall notify the Borrowers of the Effective Date if other than the date of the closing of this Agreement, provided, however, that the failure to give such notice shall not alter the Effective Date.

          Section 10.13. Successors and Assigns; Assignment.

          (a) Whenever in this Agreement or any other Loan Instrument reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each Borrower in this Agreement and the other Loan Instruments shall inure to the benefit of the successors and assigns of the Banks; provided, however, that nothing herein shall be deemed to authorize or permit any Borrower to assign any of its rights or obligations under this Agreement or any other Loan Instrument to any other person (whether or not an affiliate of such Borrower), and each Borrower covenants and agrees that it shall not make any such assignment. Any Bank from time to time: (a) may assign all or any portion(s) of the rights, powers, privileges, remedies and interests of, and/or the Loans and other Obligations owed to such Bank under, this Agreement or any other Loan Instrument (i) to any Affiliate of such Bank, or in the manner provided in subparagraph (b) below, (b) may sell a participation interest in all or any portion(s) of the rights, powers, privileges, remedies and interests of, and/or the Loans and other Obligations owed to such Bank under, this Agreement or any other Loan Instrument to any Affiliate of such Bank, or in the manner provided in subparagraph (e) below, (c) may furnish and disclose financial statements, documents and other information pertaining to any Borrower or any Surety or to any potential assignee or participant permitted hereunder and (d) may take any and all other actions that such Bank may determine (in its sole and absolute discretion) to be necessary or appropriate in connection with any such assignment, or participation; in each case, unless otherwise required below, without notice to or consent of any Borrower or any other Person.

          (b) Any Bank may assign (each such assigning Bank is referred to herein as an "Assignor") to one or more Eligible Assignee (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the other Loan Instruments (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Bank or an Affiliate, each of Aeroflex, the Fronting Bank and the Administrative Agent must give its prior written consent to such assignment, (ii) the amount subject to such assignment shall satisfy the provisions of subsection 10.13(c), (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement (an "Assignment Agreement") in the form of Exhibit G hereto together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (iv) the Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an administrative questionnaire in form and substance satisfactory to the Administrative Agent, and provided further, that any consent of Aeroflex otherwise required under this paragraph shall not be required if a Default or Event of Default has occurred and is continuing. Subject to acceptance and recording thereof by the Administrative Agent and the execution and delivery of any tax forms required by subsection (d) of this Section, from and after the effective date specified in each Assignment Agreement, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Bank under the Loan Instruments, and the Assignor thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under the Loan Instruments, including (without limitation) the assigned portion of the Commitment (and, in the case of an Assignment Agreement covering all of the Assignor's rights and obligations under the Loan Instruments, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.04, 2.09 and 10.02). Any assignment or transfer by a Bank of rights or obligations under the Loan Instruments that does not comply with this paragraph shall be treated for purposes of the Loan Instruments as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding any such assignment, the Administrative Agent shall retain and exercise various administrative functions and continue to hold the various security interests granted under this Agreement and the other Loan Instruments in the manner and to the extent contemplated by this Agreement and the other Loan Instruments. Each Borrower agrees to execute and deliver such amendments to or restatements of this Agreement and the other Loan Instruments as may be reasonably required to reflect any such assignment. The Assignor shall give a copy of any Assignment Agreement to the Borrowers, provided that any failure or delay in giving any such copy shall not affect the validity of any such assignment.

          (c) Except for an assignment required to be effected under Section
9.21 hereof, no assignment described in subsection (b) of this Section shall be effected: (i) for a Committed Share and Pro Rata Share of less than $5,000,000, unless constituting the entire then remaining interest of the Assignor; or (ii) if the Assignor is a Delinquent Bank.

          (d) Any Eligible Assignee (other than one organized under the laws of the United States or any state thereof) that is exempt from United States federal withholding tax or subject to a reduced rate by treaty shall, on or before the date it becomes a Bank hereunder, complete, execute and deliver to the Administrative Agent and the Borrowers (one original to each) Internal Revenue Service Form 1001 or 4224, as applicable, and Form W-8 or W-9, as applicable, or any successor form, and such other forms), certificate(s) and document(s) as may be required under the Code to establish such Eligible Assignee's entitlement to such exemption or reduced rate. If any such Eligible Assignee is not entitled to any such exemption or reduced rate, the Bank proposing to assign to such Eligible Assignee shall give the Administrative Agent and the Borrowers notice of that determination promptly but in any event not less than three Business Days prior to the date it executes and delivers its Assignment Agreement. Any such Eligible Assignee that becomes a Bank shall, from time to time, complete, execute and deliver such updates or extensions to or renewals or replacements of those forms, certificates and documents as may be necessary to reflect any change in circumstance or Applicable Law or to continue any such exemption or reduced rate.

          (e) Subject to the terms and provisions of this Agreement, each Bank and its participants (other than a Delinquent Bank) shall have the unrestricted right at any time and from time to time to grant to one or more banks or other financial institutions a participation interest in all or an undivided portion of its rights, powers, privileges, remedies and interests under this Agreement and the other Loan Instruments, in any case without any notice to or consent of any Borrower; provided that the selling Bank shall give the Administrative Agent written notice of each such sale, specifying the purchaser and share purchased; and provided further that no Bank shall permit its direct or indirect participant to further assign or participate its interests hereunder without prior written notice to the Administrative Agent. However, the sale or other transfer of a participation shall not reduce, shift or otherwise affect any of the agreements, duties, obligations or liabilities of the selling Bank under this Agreement or any other Loan Instrument, which shall continue in full force and effect and remain the sole responsibility of the selling Bank, and each such selling Bank agrees that it will not raise (and hereby expressly waives) any defense relating to any such participation. Furthermore, no Bank shall grant to any participant the right to approve any supplement to, modification, amendment, restatement or waiver of, or departure from this Agreement or any other Loan Instrument other than with respect to (i) any reduction in the principal of the Loans or in the calculation of interest thereon (other than default interest), or any postponement of any date fixed for any payment of principal or interest on the Loans (other than default interest), to the extent the participant has an interest in such Loans, or (ii) the release of all or substantially all of the Loan Collateral other than as contemplated by the terms and provisions of this Agreement and other Loan Instruments. The Administrative Agent and other Banks and parties may continue to deal directly and exclusively with any such selling Bank.

          (f) Each Bank and its participants from time to time may furnish and disclose financial statements, documents and other information pertaining to the Borrowers to any potential assignee or participant. Each Borrower covenants and agrees to furnish copies of financial statements, reports and other documents required under this Agreement directly to such potential assignees and participants as any Bank from time to time may, request.

          (g) Each Borrower acknowledges and agrees that any Bank's source of funds may derive in part from its participants. Accordingly, references in Sections 1.01 and 2.04 and the other terms and provisions of this Agreement and the other Loan Instruments to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to any Bank shall be deemed also to include those of each of its participants (subject, in each case, to the maximum amount that would have been incurred by or attributable to such Bank directly if such Bank, rather than the participant, had held the interest participated).

          (h) Notwithstanding anything to the contrary contained in any Loan Instrument, any Bank may at any time pledge all or any portion of its rights under the Loan Instruments including any portion of any Note held by it to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341; provided, that, no such pledge or enforcement thereof shall release such Bank from its obligations under any of the Loan Instruments.

          Section 10.14. Limits on the Administrative Agent's Ability to Act, Etc. Notwithstanding anything in this Agreement or any other Loan Instrument to the contrary, each Borrower acknowledges and agrees that Article IX hereof and other terms and provisions of this Agreement and the other Loan Instruments generally limit the authority of the Administrative Agent to act without the consent of certain or all of the other Banks. Each Borrower acknowledges and agrees that the Administrative Agent shall have no duty or obligation under this Agreement any other Loan Instrument or Applicable Law to act in disregard or contravention of those terms and provisions.

          Section 10.15. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement and the other Loan Instruments are for the exclusive benefit of the parties hereto, and, except as otherwise expressly provided herein or therein, no other person, including creditors of any party hereto, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

          Section 10.16. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement or any other Loan Instrument shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement or other Loan Instrument in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on any Borrower in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The acceptance by the Administrative Agent or any other Bank of (a) any partial or late payment shall not constitute a satisfaction or waiver of the full amount then due or the resulting Event of Default or (b) any payment during the continuance of an Event of Default shall not constitute a waiver or cure thereof; and the Administrative Agent or any other Bank may accept or reject any such payment without affecting any of its rights, powers, privileges, remedies and other interests under this Agreement, the other Loan Instruments and Applicable Law. All rights, powers, privileges, remedies and other interests of the Administrative Agent or any other Bank hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of the Administrative Agent or any other Bank under this Agreement, any other Loan Instrument or Applicable Law.

          Section 10.17. Modification, Amendment, Etc. Except to the extent that the approval or signatures of all of the Banks is not required as provided below or in any other term or provision of this Agreement or any other Loan Instrument, each and every supplement or amendment to or modification or restatement of this Agreement or any other Loan Instrument shall be in writing and signed by the parties hereto or thereto, respectively, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement or any other Loan Instrument shall be in writing and signed by the affected parties hereto or thereto, respectively; provided, however, that (a) the Administrative Agent (with the consent of the Requisite Banks, as and if required) may sign all waivers and consents on behalf of all of the Banks, and (b) the Requisite Banks may approve and sign (or authorize the Administrative Agent to sign) on behalf of all of the Banks certain waivers, supplements, modifications, amendments and restatements of this Agreement and the other Loan Instruments in accordance with
Article IX hereof and the other applicable terms and provisions of this Agreement and the other Loan Instruments.

          Section 10.18. Entire Agreement. This Agreement and the other Loan Instruments are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and such other Loan Instruments, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or such other Loan Instruments.

                   [Balance of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                        AEROFLEX INCORPORATED, as a Borrower


                        By:    /s/     CHARLES T. BADLATO
                            ----------------------------------------------------
                        Name:  Charles T. Badlato
                        Title: Treasurer

                        AEROFLEX LABORATORIES INCORPORATED
                        AEROFLEX LINTEK CORP.
                        AEROFLEX SYSTEMS CORP.
                        AEROFLEX MIC TECHNOLOGY CORPORATION
                        VIBRATION MOUNTINGS AND CONTROLS, INC.
                        AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC.
                        IFR AMERICAS, INC.,
                        IFR SYSTEMS, INC.,
                           as Borrowers


                        By:     /s/  CHARLES T. BADLATO
                            ----------------------------------------------------
                        Name:  Charles T. Badlato
                        Title: Assistant Secretary of each of the above entities


                        JP MORGAN CHASE BANK,
                           as a Bank and as Syndication Agent


                        By:    /s/   JOHN BUDZYNSKI
                            ----------------------------------------------------
                        Name:
                        Title:


                        FLEET NATIONAL BANK,
                           as a Bank and as Administrative Agent


                        By:    /s/   CHRISTOPHER J. MENDELSOHN
                            ----------------------------------------------------
                        Name:  Christopher J. Mendelsohn
                        Title: Senior Vice President

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

          On the 14 day of February in the year 2003, before me, the undersigned, personally appeared Charles T. Badlato, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Treasurer) and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., Aeroflex Incorporated) executed the instrument.

                                            /s/  IVY J. HELLER
                                           -------------------------------------
                                           Notary Public, State of New York
                                           My Commission Expires:


STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

          On the 14 day of February in the year 2003, before me, the undersigned, personally appeared Charles T. Badlato, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Assistant Secretary), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., Aeroflex Laboratories Incorporated, Aeroflex Lintek Corp., Aeroflex Systems Corp., Aeroflex MIC Technology Corporation, Vibration Mountings And Controls, Inc., Aeroflex UTMC Microelectronic Systems Inc., IFR Systems Ltd. and IFR Systems, Inc.) executed the instrument.

                                           /s/  IVY J. HELLER
                                           -------------------------------------
                                           Notary Public, State of New York
                                           My Commission Expires:

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF SUFFOCK   )

          On the On the 14 day of February in the year 2003, before me, the undersigned, personally appeared John Budzynski, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as a Vice President), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., JPMorgan Chase Bank) executed they instrument.

                                           /s/  STEPHEN ZAJAC
                                           -------------------------------------
                                           Notary Public, State of New York
                                           My Commission Expires:

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

          On the 14 day of February in the year 2003, before me, the undersigned, personally appeared Christopher J. Mendelsohn, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as a Senior Vice President), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., Fleet National Bank) executed the instrument.

                                           /s/   JOANNE D. NEVILLE
                                           -------------------------------------
                                           Notary Public, State of New York
                                           My Commission Expires: